UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☑	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

Campbell Soup Company

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Real food. Real results.

Campbell Soup Company

Notice of 2020 Annual Meeting of Shareholders and Proxy Statement

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

WHEN

Wednesday, November 18, 2020
9:00 a.m. Eastern Time

WHERE

Live Webcast at

www.meetingcenter.io/270574750

ITEMS OF BUSINESS

1.	Elect the 12 director nominees recommended by the Board for a one-year term.
2.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2021.
3.	Vote on an advisory resolution to approve the fiscal 2020 compensation of our named executive officers, commonly referred to as a “Say on Pay” vote.
4.	Transact any other business properly brought before the meeting.

PROXY VOTING

Your vote is extremely important. Even if you plan to attend the live webcast of the annual meeting, please vote as soon as possible using the internet, by telephone, or by completing, signing, dating and returning your proxy card.

Using the Internet and voting at the website listed on the proxy card or the e-proxy notice;
Using the toll-free phone number listed on the proxy card or voting instruction form; or
Signing, dating and mailing the proxy card or voting instruction form in the enclosed postage-paid envelope.

RECORD DATE

Shareholders of record as of the close of business on September 21, 2020 are entitled to notice of, and to vote at, the 2020 Annual Meeting of Shareholders (“2020 Annual Meeting”) of Campbell Soup Company (the “Company”).

FORMAT OF THE ANNUAL MEETING OF SHAREHOLDERS

In light of the outbreak of the novel coronavirus (“COVID-19”), New Jersey Governor Phil Murphy’s declaration of a state of emergency on March 9, 2020 and government recommended and required limits on public gatherings, and to assist in protecting the health and well-being of the Company’s shareholders, employees and other participants, we will be having a virtual Annual Meeting of Shareholders conducted solely via live webcast. We have designed the format of the 2020 Annual Meeting so that shareholders have the same rights and opportunities as they would have at a physical meeting. Shareholders will be able to submit questions during the meeting using online tools, providing our shareholders with the opportunity for meaningful engagement with the Company.

Access to the Audio Webcast of the Annual Meeting: The live audio webcast of the 2020 Annual Meeting will begin at 9:00 a.m. Eastern Time. Online access to the audio webcast will be open 30 minutes prior to the start of the 2020 Annual Meeting to allow time for you to log in and test your device’s audio system.

Attendance Instructions: Shareholders will be unable to physically attend the 2020 Annual Meeting. The 2020 Annual Meeting will be held virtually via a live webcast. To attend the virtual meeting, go to www.meetingcenter.io/270574750 and enter the password CPB2020. In order to vote and examine the Company’s share list during the Annual Meeting, you will also need the 15-digit control number found on your Notice of Internet Availability, your proxy card or on the instructions that accompany your proxy materials.

Campbell Soup Company   |   2020 Proxy Statement 01

Submitting Questions at the Annual Meeting: An online portal is available to shareholders at www.meetingcenter. io/270574750 where you can view and download our proxy materials and our Annual Report on Form 10-K for the year ended August 2, 2020 and vote your shares. On the day of, and during, the 2020 Annual Meeting, you can view our agenda and meeting procedures and submit questions on www.meetingcenter.io/270574750. Shareholders must have their 15-digit control number to submit questions. Shareholders will have an opportunity to raise questions about the items of business for the meeting. In addition, after the business portion of the 2020 Annual Meeting concludes and the meeting is adjourned, shareholders will have another opportunity to raise questions of a more general nature. We intend to answer all questions submitted that are pertinent to the Company and the items being voted on by shareholders during the 2020 Annual Meeting, as time permits and in accordance with our meeting procedures. Answers to questions not addressed during the 2020 Annual Meeting will be posted following the meeting on the investor relations section of our website. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once. To promote fairness, efficient use of the Company’s resources, and address all shareholder questions, we will respond to no more than two questions from any single shareholder.

Technical Assistance: Online access to the webcast will be open 30 minutes prior to the start of the 2020 Annual Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the meeting in advance or during the meeting time, please call (800) 780-3203 (toll-free) or (781) 575-2723 (international).

Your vote is extremely important. Even if you plan to attend the live webcast of the 2020 Annual Meeting, please vote as soon as possible using the internet, by telephone, or by completing, signing, dating and returning your proxy card or voting instruction form.

Thank you for your continued support, interest and investment in Campbell Soup Company.

By Order of the Board of Directors,

Charles A. Brawley, III
Vice President, Corporate Secretary and
Deputy General Counsel

October 2, 2020

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

On or about October 2, 2020, we began mailing a Notice Regarding Internet Availability of Proxy Materials (“Notice”) to our shareholders and mailing paper copies of the proxy statement and the accompanying proxy card and other proxy materials to those shareholders who specifically requested paper copies. The proxy materials were also posted to www.envisionreports/cpb on this date for access by registered shareholders. Shareholders who do not own shares in their own name, but own shares through a bank or broker, may access our proxy materials, including our annual report for the fiscal year ended August 2, 2020 at www.edocumentview.com/cpb.

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WHERE TO OBTAIN FURTHER INFORMATION
Shareholders may receive a copy of our Annual Report on Form 10-K for the fiscal year ended August 2, 2020 (“2020 Form 10-K”), and copies of our Code of Business Conduct and Ethics, Corporate Governance Standards, and the charters of the four standing committees of the Board of Directors, without charge, by:

(1)	writing to Investor Relations, Campbell Soup Company, 1 Campbell Place, Camden, NJ 08103; or
(2)	emailing the Company’s Investor Relations Department at IR@campbellsoup.com.

These documents are or will be available on our corporate website at www.campbellsoupcompany.com.

Shareholders may elect to receive future distributions of annual reports and proxy statements by electronic delivery and vote Campbell shares online. To take advantage of this service you will need an email account and access to an Internet browser. To enroll, go to the Investor Center on www.campbellsoupcompany.com and click on “E-Delivery of Materials.”

04	PROXY STATEMENT SUMMARY
12	2020 ANNUAL MEETING INFORMATION
15	ITEM 1 - ELECTION OF DIRECTORS
15	Director Qualifications and Board Composition
17	Director Nominees
24	CORPORATE GOVERNANCE POLICIES AND PRACTICES
24	Board Leadership Structure
24	Director Independence
25	Majority Voting
25	Process for Nomination and Evaluation of Director Candidates
26	Evaluations of Board Performance
26	Transactions with Related Persons
26	Board Oversight of Enterprise Risk
27	Environmental, Social and Governance
28	Human Capital Management
28	Director Orientation and Continuing Education
29	Director Service on Other Public Company Boards
29	Code of Ethics
29	Communicating with the Board
30	Board Meetings and Committees
32	Compensation of Directors
34	ITEM 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
37	ITEM 3 - ADVISORY VOTE ON FISCAL 2020 EXECUTIVE COMPENSATION
38	COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)
39	What Happened in 2020?
40	What Are Our Compensation Practices?
41	How Are Compensation Decisions Made?
43	How Do We Compensate our NEOs?
51	How Do We Manage Risks Related to Our Compensation Program?
52	Compensation and Organization Committee Report
53	EXECUTIVE COMPENSATION TABLES
71	VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
71	Ownership of Directors and Executive Officers
72	Principal Shareholders
72	Delinquent Section 16(a) Reports
73	OTHER INFORMATION
73	Frequently Asked Questions About the 2020 Annual Meeting
74	Submission of Shareholder Proposals for 2021 Annual Meeting
74	Other Matters
75	APPENDIX A
75	Non-GAAP Financial Measures

Campbell Soup Company   |   2020 Proxy Statement   03

PROXY STATEMENT SUMMARY

The Board of Directors (the “Board”) of Campbell Soup Company (the “Company,” “we,” “us,” “our” or “Campbell”) is furnishing this proxy statement and soliciting proxies in connection with the proposals to be voted on at the Campbell Soup Company 2020 Annual Meeting of Shareholders (“2020 Annual Meeting”) and any postponements or adjournments thereof. This summary highlights certain information contained in this proxy statement but does not contain all the information you should consider when voting your shares. Please read the entire proxy statement carefully before voting.

2020 Annual Meeting Information		Meeting agenda
Date	November 18, 2020
Proposals
●Election of 12 Board-recommended director nominees to the Board of Directors for a one-year term
●Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2021
●“Say on Pay” advisory resolution to approve fiscal 2020 executive compensation
●Transact other business that may properly come before the meeting

Time	9:00 a.m. Eastern Time
Location	Live Webcast at: www.meetingcenter.io/270574750
Record Date	September 21, 2020
Admission	To attend the live webcast of the 2020 Annual Meeting, you will need to log in to www.meetingcenter.io/270574750 using the password CPB2020 and the 15-digit control number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instructions form.
Stock Symbol	CPB
Stock Exchange	New York Stock Exchange (“NYSE”)
Corporate Website	www.campbellsoupcompany.com

VOTING MATTERS AND VOTE RECOMMENDATIONS

Item		Board Recommendation	Vote Standard	Reasons for Recommendation	More Information
1.	Election of 12 Board-recommended director nominees to the Board of Directors for a one-year term	FOR EACH NOMINEE	Majority of the votes cast

The Board and the Governance Committee believe the individuals recommended by the Board possess the skills, experience and qualifications to effectively monitor performance, provide oversight and support management’s execution of Campbell’s long-term strategy.

Page 15
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2021	FOR	Majority of the votes cast	The Audit Committee believes that the re-appointment of PricewaterhouseCoopers LLP is in the best interests of Campbell and our shareholders.	Page 34
3.	“Say on Pay” advisory resolution to approve fiscal 2020 executive compensation	FOR	Majority of the votes cast	The Board and the Compensation and Organization Committee believe our executive compensation program incorporates a number of compensation governance best practices and aligns to performance.	Page 37

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How to Vote
Even if you plan to attend the live webcast of the 2020 Annual Meeting, please vote in advance of the meeting using one of the following voting methods (see Page 12 for additional details). If you are voting via the Internet or by telephone, be sure to have your proxy card or voting instruction form in hand and follow the instructions. You can vote any of three ways:	Internet	Telephone	Mail

	Using the Internet and voting at the website listed on the proxy card or e-proxy notice.	Using the toll-free phone number listed on the proxy card/voting instruction form.	Signing, dating and mailing the proxy card in the enclosed postage paid envelope.

OUR STRATEGY

Our strategy is to deliver profitable growth by focusing on our core brands in two divisions within North America. This strategy is based on four pillars:

●	Creating a profitable growth model;
●	Fueling investments and margins with targeted cost savings;
●	Building a winning team and culture; and
●	Delivering on the promise of our purpose - Real food that matters for life’s moments.

FISCAL 2020 PERFORMANCE

Fiscal 2020 illustrated the importance of a focused strategic plan and a dynamic team as we faced the unprecedented challenges of the COVID-19 pandemic. The year can be viewed in two clear and separate halves. The first half of our fiscal 2020 was a period of steady execution against our strategic roadmap. We began the year focused on strengthening our brand powerhouse, with two distinct divisions concentrated in North America: Meals & Beverages and Snacks; each home to strong portfolios of products. We kicked off our “Win in Soup” plans and we completed our planned divestitures of our Campbell International and European chips businesses, using the proceeds to reduce our debt while implementing a new operating model to optimize growth and profitability. The progress we were making with our strategic plan during the first half of the year led to our overall results tracking ahead of our performance targets.

The groundwork we established in the first half of fiscal 2020 served as a springboard for the business into the second half of the year, when progress against our strategy accelerated further as a result of the pandemic. This translated into a year well above what we had originally planned.

We experienced broad-based demand across our portfolio as consumers sheltered in place and filled their pantries with the brands they recognize and trust. We also saw elevated repeat purchase rates and new buyers of our products, especially in soup.

Our performance this year was enabled by the extraordinary work of our teams who remained agile and resilient in a challenging operating environment. We rallied around a simplified mission and executed extremely well. Our Meals & Beverages supply chain pivoted from supporting flat to declining businesses to showing resiliency in responding to a significant surge in increased orders at the outset of the pandemic. The company’s leadership developed a plan to optimize our supply chain network to meet unprecedented demand from our customers while establishing sanitation and safety protocols to ensure our plants continued to operate. As the year went on and we continued to experience elevated demand for our products, we continued to invest in our brands. We also made significant progress in advancing our Snacks integration plans and our cost savings program, both of which remain on track.

On September 3, 2020, we announced our fiscal 2020 financial results, which included:

●	Net sales of $ 8.69 billion, an increase of 7% versus 2019
●	Earnings before interest and taxes (“EBIT”) of $1.11 billion, an increase of 13% versus 2019
●	Adjusted EBIT of $1.45 billion, an increase of 14% versus 2019
●	Earnings per share (“EPS”) from continuing operations of $1.95, an increase of 24% versus 2019
●	Adjusted EPS from continuing operations of $2.95, an increase of 28% versus 2019
●	Cash flows from operations of $1.40 billion
●	Debt from continuing operations decreased by $2.28 billion

In addition, our total shareholder return (“TSR”) performance during fiscal 2020 was 24.6%.

We encourage you to review our Annual Report to Shareholders that will accompany this Proxy Statement for additional information on our fiscal 2020 performance and our financial results.

Campbell Soup Company   |   2020 Proxy Statement   05

FISCAL 2020 COMMUNITY & SUSTAINABILITY WINS

In fiscal 2020, we focused on building healthy communities through our employee engagement and the Campbell Soup Foundation, with an emphasis on COVID-19 relief and recovery in an effort to help our Campbell hometowns rebound from the social and economic impacts of the pandemic. We recognized that community food banks and hunger programs would struggle with COVID-19 and dedicated manufacturing and supply specifically for this need. We channeled our support to the 33 communities where we have operations. As of September 1, 2020, we have contributed over $6 million in food and financial support across North America.

We also realized some important sustainability wins. First, we launched four new sustainable packaging commitments focused on packaging recyclability, recycled content, consumer education and expanding access to recycling infrastructure. We advanced our farmer engagement work in our tomato, wheat and potato supply chains, and reached our wheat fertilizer optimization goal one year ahead of schedule. Finally, we reduced the environmental footprint of our operations and advanced traceability of priority raw materials along our supply chain. As we build our new environmental, social and governance (“ESG”) strategy, we will continue to advance these efforts, and others, and report on our progress in our annual Corporate Responsibility Report at www.campbellcsr.com. See pages 27 and 28 for more information about our ESG activities.

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ITEM 1	ELECTION OF DIRECTORS

DIRECTOR NOMINEES

Your Board recommends a vote FOR all of the nominees listed below:

				Board Committee Composition
Name	Director Since	Independent	Primary Position	Audit	Comp. & Org.	Finance & Corp. Dev.	Governance
Fabiola R. Arredondo	2017	✓	Managing Partner Siempre Holdings	✓		✓
Howard M. Averill (Audit Committee Financial Expert)	2017	✓	Former Chief Financial Officer, Time Warner Inc.	✓ (C)		✓
John P. (JP) Bilbrey	2019	✓	Former Chairman/CEO, The Hershey Company		✓		✓
Mark A. Clouse	2019		President/CEO Campbell Soup Company
Bennett Dorrance	1989	✓	Managing Director, DMB Associates		✓		✓
Maria Teresa (Tessa) Hilado (Audit Committee Financial Expert)	2018	✓	Former Chief Financial Officer, Allergan plc	✓		✓ (C)
Sarah Hofstetter	2018	✓	Former President, ComScore, Inc.	✓			✓
Marc B. Lautenbach	2014	✓	CEO, Pitney Bowes Inc.		✓ (C)	✓
Mary Alice D. Malone	1990	✓	President, Iron Spring Farm, Inc.		✓	✓
Keith R. McLoughlin Independent Board Chair	2016	✓	Former Interim President/CEO, Campbell Soup Company; Former President/CEO AB Electrolux
Kurt T. Schmidt	2018	✓	President/CEO, Cronos Group		✓		✓
Archbold D. van Beuren	2009	✓	Former Senior Vice President, Campbell Soup Company	✓			✓ (C)

Committee composition shown above is as of the date of this proxy statement and reflects changes made as of September 24, 2020. Current committee assignments are indicated by a (✓), and committee chairs are indicated by (C). Additional information about each nominee’s background and experience can be found beginning on page 18.

Campbell Soup Company   |   2020 Proxy Statement   07

COMPOSITION OF THE CAMPBELL SOUP COMPANY BOARD

Gender Diversity	Ethnic Diversity	Independence	Tenure of Independent Director Nominees	Age of Independent Director Nominees

We have a diverse, independent Board. Four of our 12 Director nominees are women, two of our 12 Director nominees are ethnically diverse with one identifying as Asian and one identifying as Hispanic, and 11 of our 12 Director nominees are independent, including our Board Chair. All members of the Audit, Compensation and Organization, Finance and Corporate Development and Governance Committees are independent.
The Board is composed of Directors who bring a mix of fresh perspectives and deeper experience, and includes three long-term, significant shareholders who are descendants of our founder. Since the beginning of 2016, we have refreshed the Board with the addition of seven new independent directors. The average tenure of our director nominees is approximately 8.91 years. All Directors are committed to the Company’s long-term success and creating value for all shareholders.

Skills and Experience

As a group, our independent Director nominees possess a broad range of experience and skills including:

See Director biographies beginning on page 18 for further detail.

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Corporate Governance Highlights

Director and Committee Independence	■11 of 12 director nominees are independent ■4 fully independent Board committees: Audit, Compensation and Organization, Finance and Corporate Development and Governance
Board Accountability	■Annual election of directors ■Simple majority voting standard in uncontested elections ■Shareholder ability to act by written consent and call special meeting
Board Leadership	■Independent Board Chair
Board Evaluation and Effectiveness	■Annual Board and Committee self-assessments ■Annual director evaluations ■Annual independent director evaluation of the Board Chair and the CEO
Board Refreshment and Diversity
■Balance of new and experienced directors, with tenure of independent director nominees averaging 8.91 years
■Added 7 new independent directors since the beginning of 2016
■4 of 12 director nominees are women
■2 of 12 director nominees are ethnically diverse
■Average age of independent director nominees is 61.14 years

Director Engagement
■Directors attended at least 86% of Board and Committee meetings in fiscal 2020
■Corporate Governance Standards limit director membership on other public company boards
■Shareholder ability to contact directors (as described on page 29)

Director Access
■Significant interaction with senior business leaders through regular business reviews and board presentations
■Directors have access to senior management and other employees
■Directors have the ability to hire outside experts and consultants as they deem necessary

Clawback and Anti- Hedging Policies
■Clawback policy permits the Company to recoup incentive compensation upon a material financial restatement resulting from fraud or intentional misconduct
■Insider Trading Policy prohibits all directors, officers and employees from engaging in any hedging investments involving Campbell stock

Share Ownership
■Robust stock ownership guidelines for directors and executive officers
○CEO required to hold shares equivalent to 6x salary
○Other named executive officers are required to hold shares equivalent to 3.5x salary
○Directors required to hold shares equivalent to 5x the cash portion of their annual retainer within five years of first joining the Board

Campbell Soup Company   |   2020 Proxy Statement   09

ITEM 2	RATIFICATION OF AUDITORS

Based on the Audit Committee’s assessment of PricewaterhouseCoopers LLP’s performance, qualifications and independence, it believes their re-appointment for fiscal 2021 is in the best interests of Campbell and our shareholders. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey or our Certificate of Incorporation or By-Laws, but as a matter of good corporate governance, the Board is submitting this proposal to shareholders. Even if the appointment is ratified, the Audit Committee may select a different audit firm at any time during the year if it determines that this would be in the best interests of Campbell and our shareholders.

ITEM 3	ADVISORY VOTE ON FISCAL 2020 EXECUTIVE COMPENSATION

We offer a total compensation package that is designed to attract, motivate and retain the caliber of talent needed to deliver successful business performance in absolute terms and relative to competition. Our compensation program is designed to link pay to Company, division and individual performance.

The objectives of our executive compensation program are to:

Align the financial interests of our named executive officers (“NEOs”) with those of our shareholders, in both the short and long term	Provide incentives for achieving and exceeding our short- and long-term goals

Attract, motivate and retain key executives by providing total compensation that is competitive with compensation paid at other companies in the food, beverage and consumer products industries	Differentiate the level of compensation based on individual and business unit performance, leadership potential and level of responsibility within the organization

Our executive compensation program reflects the following best practices:

WE DO		WE DO NOT
✓	Maintain a strong alignment between corporate performance and compensation	✗	Have an employment agreement with our Chief Executive Officer or any other NEO
✓	Annually review the risk profile of our compensation programs and maintain risk mitigators	✗	Pay dividends or dividend equivalents to NEOs on unearned equity awards
✓	Use an independent compensation consultant retained directly by the Compensation and Organization Committee	✗	Reprice stock options without the approval of Campbell shareholders
✓	Use “double-trigger” change in control provisions in all change in control agreements with our NEOs	✗	Provide tax-gross ups in any change in control agreement since January 1, 2011
✓	Have a policy that allows for the clawback of incentive compensation upon a material financial restatement resulting from fraud or intentional misconduct	✗	Allow any directors or officers to hedge Campbell common stock
✓	Maintain robust stock ownership guidelines for all executive officers	✗	Allow any directors or executive officers to pledge Campbell common stock (subject to grandfathering)

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Our pay mix places the greatest emphasis on performance-based incentives, which are not guaranteed. Approximately 87% of our Chief Executive Officer’s fiscal 2020 target total direct compensation, and approximately 76% of the average fiscal 2020 target total direct compensation of our other NEOs, was at risk:

CEO

Other NEOs

Please see the Compensation Discussion and Analysis, beginning on page 38, for a more detailed discussion of our executive compensation program.

Campbell Soup Company   |   2020 Proxy Statement   11

2020 ANNUAL MEETING INFORMATION

2020 Proxy Materials

Why am I receiving these proxy materials?

You received printed versions of these materials because you owned shares of Campbell common stock on September 21, 2020, the record date, and that entitles you to notice of, and to vote at, the 2020 Annual Meeting. This proxy statement describes the matters to be voted on at the meeting and provides information on those matters. The proxy materials (which include our annual report to shareholders for the fiscal year ended August 2, 2020) provide certain information about the Company that we must disclose to you when the Board of Directors solicits your proxy.

Why did I receive a Notice Regarding Internet Availability of Proxy Materials instead of printed proxy materials?

In accordance with SEC rules, instead of mailing a paper copy of our proxy materials to all of our shareholders, we have again decided to provide access to our proxy materials to many shareholders via the Internet. We believe this decision reduces both the amount of paper necessary to produce the materials and the costs associated with mailing the materials to all shareholders.

On or about October 2, 2020, we sent a Notice Regarding Internet Availability of Proxy Materials (“Notice”) to most of our shareholders. These shareholders have the ability to access the proxy materials on a website referred to in the Notice, or request to receive a printed set of the proxy materials by calling the toll-free number found on the Notice. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help reduce the environmental impact of the Annual Meeting.

How can I get a paper copy of the proxy materials?

The Notice contains instructions on how to obtain a paper copy of all proxy materials – including this proxy statement, our 2020 Annual Report to Shareholders and a proxy card. If you would like to receive paper copies of our proxy materials, please follow the instructions on the Notice and submit your request by October 30, 2020 to ensure that you receive the materials before the 2020 Annual Meeting.

How can I get electronic access to the proxy materials?

Shareholders may elect to receive future distributions of proxy materials by electronic delivery. To take advantage of this service you will need an email account and access to an Internet browser. To enroll, go to the Investor Center on www.campbellsoupcompany.com and click on “E-Delivery of Materials.” Your enrollment for electronic delivery of proxy materials will remain in effect until you terminate it or for so long as the email address provided by you is valid.

Registered shareholders (your shares are registered in your own name with our transfer agent) may access the 2020 proxy materials at www.envisionreports.com/cpb. Shareholders who are the beneficial owners of shares held in street name (you hold your shares through a broker, bank or other holder of record) may access the 2020 proxy materials at: www.edocumentview.com/cpb. Our 2020 proxy materials are also available in the Investor Center section of our website at www.campbellsoupcompany.com.

What is “householding”?

We are sending only one Notice or one copy of our proxy materials to shareholders who share the same last name and address, unless they have notified us that they want to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printing and postage costs. If any shareholder residing at such address wishes to receive a separate copy of our proxy materials in the future, or, if any shareholders sharing an address are receiving multiple copies of the Notice or proxy materials and would like to request delivery of a single copy, he or she may contact the Office of the Corporate Secretary, Campbell Soup Company, 1 Campbell Place, Camden, NJ 08103.

Voting Procedures

Who may vote at the 2020 Annual Meeting?

Only shareholders of record at the close of business on September 21, 2020, the record date for the meeting, are entitled to notice of, and to vote at, the 2020 Annual Meeting and any adjournment or postponement thereof.

How do I vote?

Whether you are a shareholder of record or a beneficial owner whose shares are held in street name, you can vote any one of three ways:

●	Via the Internet. You may vote by visiting the website and entering the control number found in the Notice, proxy card or voting instruction form.
●	By Telephone. You may vote by calling the toll-free number found in the Notice, proxy card or voting instruction form.
●	By Mail. If you received or requested printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card (if you are a shareholder of record) or voting instruction form (if you are a beneficial owner) and sending it back in the postage-paid envelope provided.
●	At the Annual Meeting. You are encouraged to vote beforehand by Internet, telephone or mail. You also may vote during the 2020 Annual Meeting even if you have already voted in advance. If you are a shareholder of record and you plan to attend the live audio webcast of the 2020 Annual Meeting, go to www.meetingcenter.io/270574750 on the day of the

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meeting and enter the password CPB2020. You will also need the 15-digit control number found on your Notice of Internet Availability, your proxy card or the instructions that accompany your proxy materials to login and vote. If you are the beneficial owner of shares held for you by a broker and you would like to vote your shares electronically at the 2020 Annual Meeting, you must register in advance using the instructions below.

How do I register to attend the 2020 Annual Meeting via live webcast?

If you are a registered shareholder (your shares are registered in your own name with our transfer agent, Computershare), you do not need to register to attend the 2020 Annual Meeting via live webcast. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, and you want to vote or ask a question at the 2020 Annual Meeting you must register in advance to attend the 2020 Annual Meeting via live webcast. Otherwise, you may enter the webcast as a guest. To register to attend the Annual Meeting via live webcast as a shareholder you must submit a legal proxy reflecting your Campbell Soup Company holdings along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on November 13, 2020. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

●	By Email. Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.
●	By Mail. Send to Computershare, Campbell Soup Company Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

What constitutes a quorum at the 2020 Annual Meeting?

A majority of all outstanding shares entitled to vote at the 2020 Annual Meeting will constitute a quorum, which is the minimum number of shares that must be present or represented by proxy at the meeting to transact business. Votes “for” and “against”, “abstentions” and “broker non-votes” will all be counted as present to determine whether a quorum has been established. As of September 21, 2020, we had 302,271,127 shares of common stock issued, outstanding and entitled to vote at the 2020 Annual Meeting.

Once a share is counted as present at the meeting, it will be deemed present for quorum purposes for the entire meeting and for any adjournments of the meeting unless a new record date is set.

What is the voting requirement to approve each of the proposals?

Assuming a quorum is present, the affirmative vote of a majority of the votes cast is required to approve each proposal.

Can I revoke my proxy or change my vote after I vote by proxy?

Yes, you may revoke your proxy or change your vote at any time prior to the 2020 Annual Meeting by:

●	voting again via the Internet or by telephone,
●	completing, signing, dating and returning a new proxy card or voting instruction card with a later date, or
●	notifying the Office of the Corporate Secretary in writing that you are revoking your vote and attending the Annual Meeting and voting in person.

How do abstentions, unmarked proxy cards and broker non-votes affect the voting results?

Abstentions: Abstentions will not count as votes cast “for” or “against” a matter, and therefore will not affect the voting results.

Unmarked proxy cards: If you sign and return a proxy card or voting instruction card but do not mark how your shares are to be voted, the individuals named as proxies will vote your shares, if permitted, in accordance with the Board’s recommendations.

Broker Non-Votes: If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. If you do not provide your broker with instructions as to how to vote such shares, your broker will only be able to vote your shares at its discretion on certain “routine” matters as permitted by NYSE rules. Item 2 – Ratification of Appointment of Independent Registered Public Accounting Firm is the only proposal considered a routine matter to be presented at the 2020 Annual Meeting. Brokers will not be permitted to vote your shares on any of the other matters presented at the 2020 Annual Meeting without your voting instructions. If you do not provide voting instructions on these matters, including the election of the director nominees named herein, the shares will be considered “broker non-votes” with respect to such matters. Broker non-votes are included in the number of shares considered to be present at the meeting for purposes of determining a quorum, but will not count as votes cast “for” or “against” any director nominee or other proposal.

How do I vote my 401(k) Plan shares?

To vote your Campbell Soup Company 401(k) Retirement Plan shares, you must sign and return the proxy card or vote via the Internet or telephone as instructed in the proxy materials. If you do not provide voting instructions by November 11, 2020, the trustee will vote your shares in the same proportion as the shares of other participants for which the trustee has received proper voting instructions.

Where can I find the voting results of the 2020 Annual Meeting?

We expect to announce preliminary voting results at the 2020 Annual Meeting. We will also disclose the voting results on a Form 8-K filed with the Securities and Exchange Commission (“SEC”) on or before November 24, 2020.

Campbell Soup Company   |   2020 Proxy Statement   13

How are proxies solicited and what is the cost?

This solicitation of proxies is authorized by, and made on behalf of, our Board of Directors, and we will bear the cost.

Proxy solicitation material will be distributed to shareholders and our directors, officers and employees may communicate with shareholders to solicit their proxies. They will not receive any additional compensation for these activities. Brokers, banks and others holding stock in their names, or in names of nominees, may request and forward proxy solicitation material to beneficial owners and seek authority for execution of proxies, and we will reimburse them for their expenses in so doing at the rates approved by the NYSE.

Attending the 2020 Annual Meeting

How can I attend the virtual 2020 Annual Meeting?

Due to the ongoing public health concerns about in-person gatherings related to the COVID-19 pandemic, the 2020 Annual Meeting will be conducted solely via live webcast, and shareholders will not be able to physically attend the 2020 Annual Meeting. The live webcast of the 2020 Annual Meeting will begin at 9:00 a.m. Eastern Time. Online access to the audio webcast will be open 30 minutes prior to the start of the 2020 Annual Meeting. To attend the virtual meeting, go to www.meetingcenter.io/270574750 and enter the password CPB2020. In order to vote and examine the Company’s share list during the Annual Meeting, you will also need the 15-digit control number found on your Notice of Internet Availability, your proxy card or on the instructions that accompany your proxy materials.

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ITEM 1 — ELECTION OF DIRECTORS

Our Board has general oversight responsibility for the Company’s affairs pursuant to the New Jersey Business Corporation Act and the Company’s Restated Certificate of Incorporation and By-Laws. In exercising its fiduciary duties, the Board represents and acts on behalf of the Company’s shareholders and is committed to strong corporate governance, as reflected through its policies and practices. The Board is deeply involved in the Company’s strategic planning process, leadership development, succession planning, and oversight of risk management.

The Campbell By-Laws give the Board the authority to determine the number of directors. The Board is currently comprised of 12 directors, all of whom have been nominated by the Board for election.

Directors are to be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected and shall have qualified, or until their earlier resignation, retirement or removal. Directors are elected by a majority of the votes cast; abstentions and broker non-votes will not be counted as votes cast on this proposal.

DIRECTOR QUALIFICATIONS AND BOARD COMPOSITION

The Governance Committee is responsible for investigating, reviewing and evaluating the qualifications of candidates for membership on the Board and for assessing the contributions and performance of directors eligible for re-election. It is also responsible for recommending director nominees for approval by the Board and nomination for election by shareholders.

Campbell is a manufacturer and marketer of high-quality, branded food and beverage products. A company of our size must have strong governance, as well as leaders who understand our diverse consumers and business needs. The Governance Committee strives to maintain an engaged, independent Board with broad and diverse experience and judgment that is committed to representing the long-term interests of our shareholders. The Governance Committee works with the Board to determine the composition of the Board as a whole and believes that the current composition of the Board reflects an appropriate mix of tenure, skill sets, experience, and qualifications that are relevant to the business and governance of the Company.

The Governance Committee believes that all directors should be persons of the highest personal and professional ethics, integrity and values who abide by exemplary standards of business and professional conduct and demonstrate commitment to representing the long-term interests of the Company’s shareholders. Directors should bring an inquisitive and objective perspective, practical wisdom and mature judgment to the Board and be committed to devoting the time and attention necessary to fulfill their duties and responsibilities. In furtherance of these objectives, the Governance Committee considers a wide range of factors when nominating candidates for election to the Board, including:

■

Skills, leadership experience and professional expertise. The Governance Committee is committed to ensuring we have an experienced, qualified Board that has the collective skills, leadership experience and professional expertise gained through work experience and board service, in areas relevant to Campbell, such as:

○

Senior Leadership - Is or has been the Chief Executive Officer, Chief Operating Officer or other C-suite officer of a large public or private corporation. Directors with C-suite leadership experience demonstrate a practical understanding of strategy, risk management, talent management and how large organizations operate.

○

Food or Consumer Products Industry - Has experience in the food or consumer products industry, or other complementary field, such as retail. Directors with experience in dealing with consumers, particularly in the areas of producing and selling products or services to consumers, provide valuable market and consumer insights, as well as contribute a broad understanding of industry trends.

○

Marketing - Has experience in marketing, brand management, or marketing strategy. Directors with experience identifying, developing and marketing new products, as well as identifying new areas for existing products, can positively impact the Company’s operational results, including by helping the Company understand and anticipate evolving marketing practices.

○

Strategic Transactions; Mergers & Acquisitions - Has experience with complex strategic transactions, including mergers, acquisitions and divestitures, as well as the successful integration of acquired businesses. Directors who have experience leading organizations through significant strategic transactions, including acquisitions, divestitures and integration, will provide guidance and oversight as the Company implements its strategy.

○

Capital Allocation - Has experience allocating capital resources across a large, complex enterprise. Directors with experience allocating capital for large and complex enterprises is important to achieving our financial and strategic objectives, as these individuals provide valuable insights as the Company continues to reduce costs, optimize its manufacturing network and efficiently allocate capital.

Campbell Soup Company   |   2020 Proxy Statement   15

○

Financial Expertise - Has experience in and an understanding of financial reporting and accounting processes and complex financial transactions. Directors with an understanding of financial reporting and accounting processes, particularly in large, global businesses, are essential for ensuring effective oversight of the Company’s financial measures and processes.

○

Information Technologies - Has experience with information technology and security, digital marketing or e-commerce. Directors with expertise in information technology and security provide helpful oversight with respect to cybersecurity matters and the use of technology to enhance the efficiency of our operations.

○

Significant Shareholder - Has the perspective of an investor who is interested in the long-term prospects of the Company. A director who is also a long-term, significant shareholder of the Company is aligned with our shareholders by being focused on the long-term health and vitality of the Company and establishing a solid foundation for future growth and profitability.

○

Corporate Governance - Has experience in the corporate governance of sophisticated public or private entities. Good corporate governance accompanies and greatly aids the Company’s long-term business success and furthers the goals of greater transparency and accountability.

○

Public Company Board Experience - Has sufficient applicable experience to understand fully the legal and other responsibilities of an independent director of a U.S.-based public company. Directors with experience serving as directors of other U.S. public companies helps ensure the Board deeply understands its duties.

■

Enhancing the Board’s diversity. Although the Board does not have a specific diversity policy, the Governance Committee takes into account a nominee’s ability to contribute to the diversity of skills, backgrounds and experience of the Board. It considers the race, ethnicity, gender, age, cultural background and professional experience of each nominee and of the Board as a whole. For this year’s election, the Board has nominated 12 individuals who bring valuable diversity to the Board. Their collective experience covers a wide range of countries, geographies and industries. The Board’s 12 director nominees range in age from 46 to 74. Four of these director nominees, or approximately 33%, are women. Two of these director nominees, or approximately 17%, are ethnically diverse with one identifying as Asian and one identifying as Hispanic.

■

Ensuring a balanced mix of tenures. The Governance Committee believes it is important to maintain a mix of experienced directors with a deep understanding of our business and others who bring a fresh perspective. We have added seven new independent directors to our Board since the beginning of 2016, including three new independent directors since 2018. The average tenure of our independent director nominees is approximately 8.91 years.

■

Complying with applicable independence standards and policies on conflicts.  The Governance Committee considers potential competitive restrictions, other positions the director has held or holds (including other board memberships) and director independence. It believes that any nominee for election to the Board should be willing and able to devote the proper time and attention to fulfill the responsibilities of a director and have no conflicts of interest arising from other relationships or obligations.

The Board has carefully considered whether the slate of director nominees, taken as a whole, fulfills the objectives for Board composition noted above. The director nominees collectively have a mix of various skills and qualifications, as set forth in the skills matrix below. These collective attributes enable the Board to provide insightful leadership as it strives to advance our strategies and deliver value to shareholders.

See Director biographies beginning on page 18 for further detail.

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DIRECTOR NOMINEES

The Board has nominated the 12 individuals appearing below for election by shareholders at the 2020 Annual Meeting. All director nominees listed in this proxy statement were also nominated by the Board and elected by the shareholders at the 2019 Annual Meeting of Shareholders.

Each year, prior to recommending a slate of directors to the Board for nomination, the Governance Committee conducts an assessment of incumbent directors to review their qualifications and contributions to the Board. After reviewing the qualifications and performance of each director, the Governance Committee recommended each of the incumbent directors identified on pages 18 through 23 as a nominee for election at the 2020 Annual Meeting.

As described in our Corporate Governance Standards, it is the policy of the Board that no person may stand for election to the Board after reaching age 72. However, upon recommendation of the Governance Committee, the Board may waive this policy if it determines that because of the individual’s unique capabilities and/or due to special circumstances, such re-nomination is in the best interests of the Company and its shareholders. Consistent with last 2 years, the Governance Committee determined that although he is age 74, Mr. Dorrance’s status as a descendent of the Company’s founder and a significant shareholder give him unique capabilities as a director. As a result, the Governance Committee recommended to the Board that it waive the retirement age policy to permit Mr. Dorrance to stand for re-election at the 2020 Annual Meeting. The Board concurred with the Governance Committee’s recommendation, and all members of the Board approved Mr. Dorrance’s re-nomination. Mr. Dorrance and Ms. Malone recused themselves from all Committee and Board discussions of the waiver and abstained from both votes.

All of the nominees are independent directors, except Mr. Clouse. If a nominee becomes unable or unwilling to serve, proxies will be voted for the election of such person as shall be designated by the Board to replace such nominee, or, in lieu thereof, the Board may reduce its size. All nominees have consented to serve on the Board if elected. The Board knows of no reason why any nominee would be unable or unwilling to serve. Except as otherwise specified on your proxy card, proxies will be voted for election of the nominees named on pages 18 through 23.

Biographical information and Committee memberships as of the date of this proxy statement, including the specific experience, qualifications and skills of each of the director nominees is included below.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES

Campbell Soup Company   |   2020 Proxy Statement   17

Director Since: 2017 Age: 53 Independent Director Committee Memberships: ●Audit ●Finance and Corporate Development	FABIOLA R. ARREDONDO

Biography
Fabiola R. Arredondo has been the Managing Partner of Siempre Holdings, a private, single family investment office based in Greenwich, Connecticut, since 2001. Ms. Arredondo previously held senior operating roles at Yahoo! Inc., the British Broadcasting Corporation (BBC) and Bertelsmann SE & Co. KGaA. Ms. Arredondo received a bachelor’s degree in political science from Stanford University, and a master of business administration from Harvard Business School.

Skills and Qualifications
Ms. Arredondo brings a wealth of domestic and international operational and strategic experience as a former senior executive in the digital technology and media fields to the Campbell Board. She also has extensive public, private and non-profit board experience in a number of relevant areas, including business model transformations, investment acquisition, integration and disposition skills, and the development of e-commerce distribution networks and effective digital marketing and sales initiatives.

Other Public Company Boards Fair Isaac Corporation (FICO), March 2020 - present Burberry plc, 2015 – present Experian plc, 2007 – 2016

Director Since: 2017 Age: 56 Independent Director Committee Memberships: ●Audit (Chair) ●Finance and Corporate Development	HOWARD M. AVERILL

Biography
Howard M. Averill served as Executive Vice President and Chief Financial Officer of Time Warner Inc., a global media and entertainment company, from January 2014 until June 2018. Mr. Averill previously served as Executive Vice President, Chief Financial Officer of Time Inc. from 2007 through the end of 2013. Prior to joining Time Inc., Mr. Averill spent 10 years at NBC Universal in a variety of financial roles. Earlier in his career, Mr. Averill worked in strategic planning for PepsiCo, Inc. Mr. Averill received a bachelor’s degree in economics from the University of Vermont, and a master of business administration with a concentration in finance from the Kenan-Flagler Business School at the University of North Carolina – Chapel Hill.

Skills and Qualifications
Mr. Averill has significant executive leadership experience, particularly in the areas of finance, accounting, mergers and acquisitions, and strategic planning. As a result of his executive position with a leading media and entertainment company, Mr. Averill also brings digital media expertise and knowledge of information technology and security to the Campbell Board.

Other Public Company Boards None in the past 5 years

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Director Since: 2019 Age: 64 Independent Director Committee Memberships: ●Compensation and Organization ●Governance	JOHN P. (JP) BILBREY

Biography
John P. (JP) Bilbrey served as President and Chief Executive Officer of The Hershey Company, a global confectionery leader and producer of snack products in the U.S., from 2011 until his retirement in March 2017. He also served as Chairman of Hershey from 2015 until March 2017 and as Non-Executive Chairman from March 2017 to May 2018. Mr. Bilbrey joined the management team of Hershey as Senior Vice President, President Hershey International in 2003, and served as Senior Vice President, President Hershey North America from 2007 to 2010 and as Executive Vice President and Chief Operating Officer from 2010 to 2011. He began his career at The Procter & Gamble Company, where he spent 22 years in various positions of increasing responsibility including Director of Corporate Sales, Country Sales Manager, Customer Marketing Manager and Category Manager. Mr. Bilbrey received a bachelor’s degree in psychology from Kansas State University.

Skills and Qualifications
As a former chairman and chief executive officer of a global, publicly traded, snacks and confectionary company, Mr. Bilbrey brings relevant business and operational experience and strategic perspective to the Campbell Board. He has first-hand knowledge of contemporary marketing strategies and the evolving consumer products industry. Mr. Bilbrey also has significant finance, capital allocation, mergers and acquisitions, and business integration experience.

Other Public Company Boards Tapestry, Inc., April 2020 – present Elanco Animal Health Inc., 2019 – present Colgate-Palmolive Company, 2015 – present The Hershey Company, 2011 - 2018

Director Since: 2019 Age: 52 President and Chief Executive Officer	MARK A. CLOUSE
President and Chief Executive Officer of Campbell Soup Company

Biography
Mark A. Clouse was named President and Chief Executive Officer and a Director of Campbell Soup Company effective January 22, 2019. Prior to joining Campbell, Mr. Clouse served as President and Chief Executive Officer of Pinnacle Foods, Inc. from May 2016 until October 2018. From 2012 until 2016, Mr. Clouse held several executive roles at Mondelēz International, Inc. including: Executive Vice President and Chief Commercial Officer; Executive Vice President and Chief Growth Officer; and Executive Vice President, North America. Prior to the spin-out of Mondelēz in 2012, Mr. Clouse spent 16 years at Kraft Foods, Inc. in a range of leadership positions in developed and emerging markets. Mr. Clouse graduated from the United States Military Academy at West Point with a bachelor’s degree in economics.

Skills and Qualifications
Mr. Clouse is an outstanding leader with a proven track record of operational excellence and value creation. He brings executive leadership experience, financial acumen, and more than 20 years of food industry experience to the Campbell Board. His extensive experience at leading companies with iconic center-store brands provides him with valuable insights about our business and our industry.

Other Public Company Boards Pinnacle Foods, Inc., 2016 - 2018

Campbell Soup Company   |   2020 Proxy Statement   19

Director Since: 1989 Age: 74 Independent Director Committee Memberships: ●Compensation and Organization ●Governance	BENNETT DORRANCE

Biography
Bennett Dorrance is Managing Director of DMB Associates, a real estate development firm headquartered in Phoenix, Arizona that he co-founded in 1984, which specializes in large, master-planned communities. Mr. Dorrance received a bachelor’s degree in liberal arts, with a minor in economics, from the University of Arizona.

Skills and Qualifications
Mr. Dorrance brings expertise in real estate development, entrepreneurship and operational management to the Campbell Board. In addition, as a descendent of Campbell Soup Company’s founder and a significant shareholder, Mr. Dorrance has extensive knowledge of Campbell’s history, organization and culture, and adds the perspective of a long-term, highly committed director and shareholder to the deliberations and decisions of the Board.

Other Public Company Boards Insight Enterprises, Inc., 2004 – 2018

Director Since: 2018 Age: 56 Independent Director Committee Memberships: ●Audit ●Finance and Corporate Development (Chair)	MARIA TERESA (TESSA) HILADO

Biography
Maria Teresa (Tessa) Hilado was Executive Vice President and Chief Financial Officer of Allergan plc, a global pharmaceutical company, from December 2014 until February 2018. Prior to joining Allergan, Ms. Hilado served as senior vice president, finance and treasurer of PepsiCo, Inc. from 2009 until 2014. She previously served as vice president and treasurer for Schering-Plough Corp. from 2008 to 2009 and spent more than 17 years with General Motors Co. in leadership roles of increasing responsibility, including assistant treasurer and CFO, GMAC Commercial Finance. Ms. Hilado received a bachelor’s degree in management engineering from Ateneo de Manila University in the Philippines, and a master of business administration from the Darden School of Business at the University of Virginia.

Skills and Qualifications
Ms. Hilado has more than three decades of demonstrated financial expertise in leading roles at several large, global corporations. She has extensive experience in global finance, treasury, mergers and acquisitions and business development, as well as experience in the automotive, consumer packaged goods and health care industries.

Other Public Company Boards PPD, Inc., February, 2020 – present Zimmer Biomet Holdings, Inc., 2018 – present H.B. Fuller Company, 2013 – present

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Director Since: 2018 Age: 46 Independent Director Committee Memberships: ●Audit ●Governance	SARAH HOFSTETTER

Biography
Sarah Hofstetter is President of Profitero, Ltd., a global eCommerce SaaS analytics company that provides brand manufacturers with analytics and insights to accelerate eCommerce sales. Ms. Hofstetter served as President of ComScore, Inc., a global information and analytics company that measures consumer audiences and advertising across media platforms, from October 2018 through March 2019. Ms. Hofstetter previously held several senior executive roles at 360i, a U.S. advertising arm of Dentsu, Inc., a Japanese advertising and public relations company, serving as Chairwoman from April 2018 through October 2018, Chief Executive Officer from 2013 until April 2018 and Senior Vice President, Emerging Media & Brand Strategy from 2006 to 2010. Prior to joining 360i, Ms. Hofstetter was President and Founder of Kayak Communications, a marketing agency focused on developing brand strategy and communications plans for new media brands, and she spent 10 years at Net2Phone, one of the world’s first providers of VoIP technology, in a series of senior leadership positions. Ms. Hofstetter received a bachelor’s degree in sociology and journalism from Queens College, City University of New York.

Skills and Qualifications
Ms. Hofstetter has significant marketing and brand building expertise and experience leading organizations that use advertising to drive growth for many types of businesses. She has worked with packaged food companies on campaigns to modernize and revitalize their brands to spark growth and successfully market to next generation consumers. Ms. Hofstetter also brings social media and digital marketing experience to the Campbell Board.

Other Public Company Boards None in the past 5 years

Director Since: 2014 Age: 59 Independent Director Committee Memberships: ●Compensation and Organization (Chair) ●Finance and Corporate Development	MARC B. LAUTENBACH

Biography
Marc B. Lautenbach has served as President and Chief Executive Officer at Pitney Bowes Inc., a global technology company, since 2012. Before joining Pitney Bowes, Mr. Lautenbach spent 27 years in senior leadership roles at International Business Machines Corporation (IBM), a global technology services company, most recently serving as Managing Partner, North America, IBM Global Business Services. Mr. Lautenbach received a bachelor’s degree from Denison University, where he graduated Magna Cum Laude and was inducted into Phi Beta Kappa. He received a master of business administration with a concentration in finance from the Kellogg Graduate School of Management at Northwestern University.

Skills and Qualifications
As a sitting chief executive officer, Mr. Lautenbach brings executive leadership experience to the Campbell Board. He possesses substantial operational experience in the technology field, as well as marketing, sales and product development experience. Mr. Lautenbach has worked with a broad range of customers and clients and has significant international experience.

Other Public Company Boards Pitney Bowes Inc., 2012 – present

Campbell Soup Company   |   2020 Proxy Statement   21

Director Since: 1990 Age: 70 Independent Director Committee Memberships: ●Compensation and Organization ●Finance and Corporate Development	MARY ALICE DORRANCE MALONE

Biography
Mary Alice Dorrance Malone is President of Iron Spring Farm horse breeding and performance centers in Pennsylvania and Florida, which she founded in 1976. She has served for many years on the boards of several non-profit organizations and actively participates in various philanthropic organizations. Ms. Malone received a bachelor’s degree from the University of Arizona.

Skills and Qualifications
Ms. Malone is an entrepreneur, a private investor and an officer of several private companies. She has a keen interest in health and wellness matters and brings valuable insights to the Campbell Board in this area. As a descendent of Campbell Soup Company’s founder and a significant shareholder, she possesses extensive knowledge of Campbell’s history, organization and culture, and the strategic perspective of a long-term, highly committed director and shareholder.

Other Public Company Boards None in the past 5 years

Director Since: 2016 Age: 64 Independent Director BOARD CHAIR	KEITH R. MCLOUGHLIN

Biography
Keith R. McLoughlin served as interim President and Chief Executive Officer of Campbell Soup Company from May 2018 through January 2019. Previously, Mr. McLoughlin was President and Chief Executive Officer of AB Electrolux, a global manufacturer of major household appliances, from 2011 until February 2016. Mr. McLoughlin joined Electrolux in 2003, where he was the President of the Electrolux Home Products North America, Head of Major Appliances in North America and Latin America, Executive Vice President and Head of Global Operations prior to being appointed President and Chief Executive Officer. Before joining Electrolux, Mr. McLoughlin spent 22 years in senior leadership roles at E.I. DuPont de Nemours and Company, leading several consumer brand businesses. Mr. McLoughlin graduated from the United States Military Academy at West Point with a bachelor’s degree in engineering.

Skills and Qualifications
As a former chief executive officer for two global enterprises, Mr. McLoughlin possesses significant executive leadership experience and expertise in international business and operations. His experience as interim CEO of Campbell during the Board-led strategic and portfolio review gives him a unique perspective on the Company, its operations, strategy, people and culture. His additional experience in retail sales, marketing, innovation, strategic planning, and organizational and human resource matters provide valuable insights to the deliberations of the Campbell Board.

Other Public Company Boards Briggs & Stratton Corp., 2007 – present

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Director Since: 2018 Age: 63 Independent Director Committee Memberships: ●Compensation and Organization ●Governance	KURT T. SCHMIDT

Biography
Kurt T. Schmidt has served as President and Chief Executive Officer at Cronos Group Inc., a global cannabinoid company, since September 2020. Before joining Cronos Group, Mr. Schmidt served as a director and Chief Executive Officer of Blue Buffalo Pet Products, Inc. from 2012 through 2016. Prior to joining Blue Buffalo, Mr. Schmidt served as Deputy Executive Vice President at Nestlé S.A., from 2007 until 2012 and was responsible for the Nestlé Nutrition division and served as a member of the company’s Executive Committee. Prior to joining Nestlé, Mr. Schmidt was the President and Chief Executive Officer of Gerber Products Company from 2004 to 2007. Mr. Schmidt received a bachelor’s degree in chemistry from the United States Naval Academy and a master of business administration from the University of Chicago.

Skills and Qualifications
Mr. Schmidt brings executive leadership and management experience to the Campbell Board. His extensive operational and leadership experience in the food, beverage and consumer packaged goods industry are especially valuable to Campbell’s strategic objectives.

Other Public Company Boards Blue Buffalo Pet Products, Inc., 2015 - 2016

Director Since: 2009 Age: 63 Independent Director Committee Memberships: ●Audit ●Governance (Chair)	ARCHBOLD D. VAN BEUREN

Biography
Archbold D. van Beuren is Vice Chairman of Brandywine Trust Group, a privately owned trust company providing fiduciary and investment services. Mr. van Beuren served as Senior Vice President and President-Global Sales and Chief Customer Officer for Campbell Soup Company, from 2007 until his retirement in October 2009. Mr. van Beuren joined Campbell in 1983 as an Associate Marketing Manager and served in various positions of increasing responsibility, including President of Godiva Chocolatier and President of a division responsible for the North America Foodservice business and the Company’s Canadian, Mexican and Latin American businesses. Mr. van Beuren received a bachelor of arts degree from Yale University, and a master of business administration with a concentration in finance from Columbia University Business School.

Skills and Qualifications
Mr. van Beuren brings wide-ranging skills in operational and financial management and extensive knowledge of Campbell, its customers, its products and the food industry to the Board. He is also a descendant of the founder of Campbell Soup Company and adds the perspective of a long-term, highly committed shareholder to the Board’s discussions.

Other Public Company Boards None in the past 5 years

Campbell Soup Company   |   2020 Proxy Statement   23

CORPORATE GOVERNANCE POLICIES AND PRACTICES

The Board of Directors is responsible for overseeing our business, and the competence and integrity of our management, to serve the long-term interests of our shareholders. The Board believes that sound corporate governance is essential to effective fulfillment of its oversight responsibilities. The Board has adopted Corporate Governance Standards, which are reviewed at least annually and updated as needed. The Corporate Governance Standards provide a framework for effective corporate governance of the Company. You can find a copy of our Corporate Governance Standards, along with the charters of the four standing Board committees, our Certificate of Incorporation and By-Laws, and our Policy Concerning Transactions with Related Persons, in the corporate governance section of our website at www.campbellsoupcompany.com. Some highlights of our corporate governance include:

■	Eleven (11) out of twelve (12) director nominees are independent
■	Diverse Board in terms of gender, ethnicity, tenure, and specific skills and qualifications
■	Annual election of directors
■	Majority voting standard in uncontested elections with resignation policy
■	Independent Board Chair
■	Independent directors regularly meet in executive session
■	Audit, Compensation and Organization, Finance and Corporate Development and Governance Committees composed entirely of independent directors
■	“Overboarding” limits
■	Robust stock ownership guidelines for directors and executive officers
■	Clawback policy for incentive compensation
■	Shareholder ability to act by written consent and call a special meeting
■	Annual shareholder ratification of independent auditors
■	Board orientation and director education program
■	Annual Board and committee self-evaluations, and individual director evaluations
■	Policy against hedging applicable to all directors and officers
■	Policy against pledging (subject to grandfathering) applicable to all directors and executive officers
■	No shareholder rights plan or “poison pill”

BOARD LEADERSHIP STRUCTURE

We have a long-standing tradition of separating the roles of Board Chair and Chief Executive Officer. In fiscal 2019, when the Board hired Mr. Clouse to be our President and Chief Executive Officer, it considered whether to maintain the separation between the roles of Board Chair and Chief Executive Officer and it concluded that this leadership structure continues to be the most appropriate one for the Company. The principal responsibility of the Chief Executive Officer is to manage the business. The principal responsibilities of the Board Chair are to manage the operations of the Board of Directors and its committees and provide counsel to the Chief Executive Officer on behalf of the Board.

DIRECTOR INDEPENDENCE

A statement of standards that the Board has adopted to assist it in evaluating the independence of the Campbell Board appears in the Corporate Governance Standards, which can be found in the corporate governance section of our website at www.campbellsoupcompany.com. The Standards for the Determination of Director Independence (the “Independence Standards”) describe various types of relationships that could potentially exist between a director and Campbell, and define the thresholds at which such relationships would be deemed material under the New York Stock Exchange (“NYSE”) Corporate Governance Standards. The Board will deem a director to be independent if (i) no relationship exists that would disqualify the director under the guidelines set forth in the Independence Standards, and (ii) the Board has determined, based on all relevant facts and circumstances, that any other relationship between the director and Campbell, not covered by the Independence Standards, is not material. In any case in which the Board makes the latter determination, the relationship will be disclosed in the proxy statement, along with the basis for the Board’s conclusion that it is not material.

The Board has affirmatively determined that each director and director nominee, other than Mr. Clouse, is independent under the NYSE Corporate Governance Standards and the Independence Standards.

Each member of the Audit, Compensation and Organization, Finance and Corporate Development, and Governance Committees is an independent director pursuant to all applicable NYSE Corporate Governance Standards and the Independence Standards. In addition, each member of the Audit Committee also meets the additional independence standards for audit committee members established by the SEC, and each member of the Compensation and Organization Committee also qualifies as a “Non-Employee Director” as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”).

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MAJORITY VOTING

We have a majority vote standard in uncontested director elections. Under our By-Laws, in an uncontested election, each director shall be elected by an affirmative majority of the votes cast to hold office until the next annual meeting and until his or her successor is elected and has qualified. In contested elections (those where the number of nominees exceeds the number of directors to be elected), a plurality vote standard shall apply. Shareholders may vote “for” or “against” each nominee, or they may “abstain” from voting on a nominee; however, abstentions will have no effect in determining whether the required majority vote has been obtained.

In the event an incumbent director fails to receive an affirmative majority of the votes cast in an uncontested election, the Corporate Governance Standards provide that the director shall tender his or her resignation. The Governance Committee and the Board will then consider and take appropriate action on such offer of resignation in accordance with the Corporate Governance Standards. The resignation policy set forth in the Corporate Governance Standards does not apply to contested elections.

PROCESS FOR NOMINATION AND EVALUATION OF DIRECTOR CANDIDATES

The Governance Committee is responsible for evaluating the qualifications of director candidates and recommending director nominees for approval by the Board and nomination for election at the annual meeting of shareholders.

Nomination of Incumbent Directors. Our Corporate Governance Standards require the Governance Committee to assess the performance of each director eligible for election at the annual meeting. The Governance Committee conducts its assessment annually in advance of its recommendation of a slate of director nominees for approval by the Board. In fiscal 2020, each incumbent director standing for re-election was evaluated in light of the criteria in the Corporate Governance Standards and the factors described on pages 15 and 16 with respect to the qualification of directors and the composition of the Board. In addition, the Governance Committee solicited an assessment of each director from the Board Chair and the Chief Executive Officer.

Evaluation of New Nominees. When identifying potential director candidates — whether to replace a director who has retired or resigned or to expand the Board to gain additional capabilities — the Governance Committee determines the skills, experience and other characteristics that a potential nominee should possess in light of the composition and needs of the Board and its committees. The Governance Committee also considers whether or not the nominee would be considered independent under the NYSE Corporate Governance Standards and the Independence Standards.

All candidates considered by the Governance Committee for recommendation to the Board as director nominees are evaluated in light of the criteria in the Corporate Governance Standards and the factors and objectives described on pages 15 and 16. The Governance Committee will also consider the assessment of any search firm it has retained and the background information such firm provides on any person it recommends for consideration. The Board Chair, the Chair of the Governance Committee and the Chief Executive Officer customarily interview leading candidates. Other directors may also interview these candidates.

Although not required to do so, the Committee may consider candidates proposed by our directors or our management and may also retain an outside firm to help identify and evaluate potential nominees. The Committee will also consider nominations from shareholders. The nominee evaluation process is the same whether the nomination comes from a Board member, management, a search firm or a shareholder. If the Committee recommends a candidate to the Board, the Board may – as with any nominee – either accept or reject the recommendation.

Shareholder Recommendations. Shareholders who wish to recommend candidates for nomination for election to the Board may do so by writing to the Corporate Secretary of Campbell Soup Company at 1 Campbell Place, Camden, New Jersey 08103. The recommendation must include the following information:

1.	The candidate’s name and business address;
2.	A resume or curriculum vitae, which describes the candidate’s background and demonstrates that he or she meets the qualifications set forth on pages 15 and 16;
3.	A letter from the candidate stating that he or she is willing to serve on the Board if elected, and identifying any legal or regulatory proceedings in which he or she has been involved during the last ten years; and
4.	A statement from the shareholder recommending the candidate, indicating that he or she is the registered owner of Campbell shares, or a written statement from the “record holder” of Campbell shares indicating that the shareholder is the beneficial owner of such shares.

Shareholders who wish to propose a director nominee at an annual meeting must follow the advance notice procedures contained in our By-Laws, which include notifying the Corporate Secretary at least 60 but not more than 90 days before the first anniversary of the prior year’s annual meeting. Based on this year’s annual meeting date of November 18, 2020, a notice will be considered timely for the 2021 Annual Meeting of Shareholders if our Corporate Secretary receives it no earlier than August 20, 2021, and no later than September 19, 2021. Please see “Submission of Shareholder Proposals for 2021 Annual Meeting” on page 74 for additional information.

Campbell Soup Company   |   2020 Proxy Statement   25

EVALUATIONS OF BOARD PERFORMANCE

The Governance Committee leads annual evaluations of Board, committee and individual director performance. As a best practice, periodically, the Governance Committee engages a third-party corporate governance consulting firm to carry out the annual evaluations. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

In fiscal 2020, the Governance Committee conducted an assessment of the individual directors. On an annual basis, individual director feedback is discussed in detail with each director, as appropriate. Also in fiscal 2020, the Board conducted a separate self-evaluation, and each of its standing committees conducted a separate evaluation of its own performance and of the adequacy of its charter, and reported on the results of its evaluation to the Board.

TRANSACTIONS WITH RELATED PERSONS

Under our written Policy Concerning Transactions with Related Persons (the “Related Persons Policy”), the Governance Committee is required to review and, in appropriate circumstances, approve or ratify any transaction in which Campbell was or is to be a participant, the amount involved exceeded or is expected to exceed $120,000 and any related person had or will have a direct or indirect material interest, as well as any material amendment to or modification of such a transaction, unless the transaction falls into one of the categories deemed to have been approved in advance.

In determining whether to approve or ratify a transaction, the Governance Committee is directed to consider, among other factors it may deem appropriate, whether the transaction was or will be on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances. No director may participate in the discussion or approval of a transaction in which he or she, or a member of his or her immediate family, has a direct or indirect interest. The Chair of the Governance Committee (or, if a transaction involves the Governance Committee Chair, the Board Chair) may approve or ratify a related person transaction in which the aggregate amount involved is less than $1 million. Any transaction approved or ratified by the Governance Committee Chair or the Board Chair is to be reported to the Governance Committee at its next regularly scheduled meeting.

There were no transactions during the period from July 29, 2019 through the date of this proxy statement, and none are currently proposed, in which Campbell was or is to be a participant, the amount involved exceeded or is expected to exceed $120,000, and any related person had or will have a direct or indirect material interest.

BOARD OVERSIGHT OF ENTERPRISE RISK

Enterprise risk management (“ERM”) is an integral part of our business processes. Senior management is primarily responsible for establishing policies and procedures designed to identify, assess and manage the Company’s significant risks. We have an ERM steering committee, comprised of the members of our Campbell Leadership Team and supported by other executives with subject-matter expertise, that provides oversight of enterprise risks and our processes to identify, measure, monitor and manage these risks.

The Board oversees the ERM process, including reviews of the most significant risks the Company faces and the manner in which our executives manage these risks. In accordance with NYSE Corporate Governance Standards, the Audit Committee charter assigns to that committee the responsibility to review our policies and procedures with respect to risk assessment and risk management. At the Audit Committee’s recommendation, the Board adopted a framework pursuant to which it delegated oversight for certain categories of enterprise risks to each of its standing committees, as shown below. Each committee provides periodic reports to the Board regarding its oversight of these enterprise risks. This structure enables the Board and its Committees to coordinate the risk oversight role. We believe that the separation of the Board Chair and CEO roles further supports the Board’s risk oversight role.

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Responsibility for Risk Oversight – Campbell Board and Committees

Full Board	Audit Committee	Compensation and Organization Committee	Finance and Corporate Development Committee	Governance Committee
●Strategy	●ERM policies and procedures	●Compensation policies and practices	●Market and capital structure matters	●Governance risks
●Operations	●Financial statements and financial reporting processes	●Executive incentive compensation and stock ownership	●Liquidity and credit matters	●Director compensation
●Market dynamics, including competition and consumer/ customer trends	●Accounting and audit matters	●Executive retention and succession planning processes	●Investment policies, strategies and guidelines	●Review of transactions with related persons
●Significant portfolio transactions (e.g., acquisitions, divestitures, restructurings, joint ventures)	●Information technology and security	●Risk assessment of incentive compensation programs	●Mergers, acquisitions and divestitures	●Director independence
●Crisis management	●Legal, regulatory and compliance matters	●Management development and performance	●Hazard risk management	●Environmental, Social and Governance

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Rooted in the beliefs of our founders, we have been making food that we are proud to serve in our own homes since 1869. The work we do every day is guided by our values, as we strive to fulfill the promise of our purpose, Real food that matters for life’s moments. Our purpose holds truer in this moment than ever before as we navigate a global pandemic that has impacted all of us. While we operate in this new environment, delivering on the promise of our purpose through real food, sustainability and community support remains a key pillar of our strategic plan.

ESG Governance Structure

In fiscal 2020, oversight of ESG activities was formally delegated to the Governance Committee of the Board of Directors and is reflected in the Committee’s Charter. The Committee plans to take an active role in the continued evolution of Campbell’s ESG strategy and public reporting. To ensure that ESG is appropriately managed throughout the organization, we have designed the following governance structures:

●	Board of Directors: Oversight of ESG activities has been delegated to the Governance Committee of the Board who will oversee Campbell’s ESG strategy and reporting.
●	Chief Executive Officer: Provides executive direction on ESG strategy.
●	Corporate Leadership Team: With primary focus on our Executive Vice President & General Counsel who oversees Corporate Responsibility & Sustainability; Executive Vice President, Global Supply Chain who oversees supply chain sustainability; and Executive Vice President, Research & Development who oversees our real food agenda and packaging sustainability initiatives.
●	Vice President, Corporate Responsibility & Sustainability: Leads Campbell’s ESG strategy.
●	Sustainability Steering Committee: Senior leaders from operating divisions, supply chain, corporate responsibility and sustainability, manufacturing and research & development that meet bi-monthly to drive decision making, accountability and ownership of specific ESG initiatives focused on operational and supply chain sustainability.

Our Key ESG Priorities

For years, we have been advancing our work around sustainable agriculture, responsible sourcing, sustainable operations and community support. To make an even greater impact, we are evolving our strategy to a more holistic approach with a focus on ESG opportunities. This approach will allow for increased engagement across the organization and help us to continue to meet the expectations of our consumers, customers, investors, and other stakeholders.

As we build our new ESG strategy, we will continue to advance these efforts, and others, and report on our progress in our annual Corporate Responsibility Report.

Campbell Soup Company   |   2020 Proxy Statement   27

Our Fiscal Year 2020 Achievements

In fiscal 2020, we realized some key achievements against our larger ESG agenda. We launched 4 new sustainable packaging commitments focused on packaging recyclability, recycled content, consumer education and expanding access to recycling infrastructure. We have enabled food access across the country during the COVID-19 pandemic, increasing production to help meet demand and giving over $6 million in cash and in-kind giving to community organizations in our 33 Campbell hometowns. Campbell has also prioritized the health and safety of our employees during this time, especially our front-line workers with supplemental payments, temperature checks, personal protective equipment, social distancing practices, and other accommodations. We also released 5 new community goals to help us increase food access, improve nutrition education, and engage our employees in volunteerism into the future. We advanced our farmer engagement work in our tomato, wheat, and potato supply chains, and reached our fertilizer optimization goal targeting 70,000 acres of wheat one year early. Finally, we reduced the environmental footprint of our own operations and advanced traceability of our priority raw materials along our supply chain.

Our External Recognitions

Corporate	FTSE4Good	Bloomberg Gender	100 Best	Barron’s	Forum of Executive	Produce for
Knights		Equality Index	Corporate	100 Most	Women “Champion	Better Health
			Citizens	Sustainable	of Board Diversity”	Foundation
Companies
One of only	Included	Included for	Included	Included	Recognized for	Industry Role
two U.S. food	for the 5th	transparency in gender	for the 11th	for the 3rd	having at least 30%	Model for the
companies	consecutive	reporting and advancing	consecutive	consecutive	women on our	7th consecutive
included	year	women’s equality	year	year	Board of Directors	year

Learn More About Corporate Responsibility at Campbell
We invite you to view our 2020 Corporate Responsibility Report at www.campbellcsr.com

HUMAN CAPITAL MANAGEMENT

The Board believes that effective talent development and human capital management are important to Campbell’s continued success. The Board is involved in leadership development and oversees succession planning. The Board conducts at least one meeting each year at which the Board reviews the Company’s talent strategies, leadership pipeline and succession plans for key executive positions. The Compensation and Organization Committee oversees the process of succession planning and implements programs to retain and motivate key talent.

A core pillar of Campbell’s strategic plan is to build a winning team and culture. To do this, Campbell is committed to building a company where everyone can be real, and feel safe, valued and supported to do their best work. We launched three new training and development programs to support these efforts: perform to WIN, manage to WIN and include to WIN to equip current employees with the tools they need to thrive at Campbell. We are committed to fostering a more diverse and inclusive culture at Campbell. We have 10 employee resource groups to support employee engagement, connection and development, and in fiscal 2020, we launched a more holistic and actionable inclusion and diversity strategy with key objectives and metrics focused on building capabilities, strengthening advocacy and driving accountability. We also launched an Inclusion and Diversity Advisory Board. This board, which consists of ten employees from across Campbell divisions and locations, collaborates with the Campbell talent management team and advises our corporate leadership team on what they believe is most important to our employees and where it thinks we should focus our inclusion and diversity efforts.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

All new directors participate in the Company’s director orientation program. This orientation program is designed to familiarize new directors, through a review of background material, meetings with senior management and plant and facility tours. The orientation allows new directors to become familiar with the Company’s business and strategic plans; significant financial matters; core values, including ethics, compliance programs and corporate governance practices; and other key policies and practices.

We maintain a formal program of continuing education for directors. The Governance Committee is responsible for the administration of the program, which expects each Director to complete a total of 16 hours of director continuing education over the course of two years. Directors may meet this expectation through a combination of Company-sponsored courses or events, in-person or online director education programs sponsored by outside parties, online training courses offered as part of our compliance training program for employees, and certain other educational experiences as may be approved by the Governance Committee from time to time.

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DIRECTOR SERVICE ON OTHER PUBLIC COMPANY BOARDS

The Board recognizes that service on other public company boards provides valuable governance and leadership experience that benefits Campbell. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the Company’s Board. Directors are expected to advise the Chair of the Governance Committee in advance of accepting an invitation to serve on another board of directors or become affiliated with another entity. The Governance Committee or its designee shall evaluate and advise the Board whether, by reason of conflicts in regular meeting schedules or business or competitive considerations, simultaneous service on another board or affiliation with another entity may impede the director’s ability to fulfill his or her responsibilities to Campbell.

Our Corporate Governance Standards provide that:

●	A director who also serves as a CEO or equivalent position may not serve on more than one other public company board;
●	Other directors may not serve on more than four other public company boards; and
●	No member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

All directors are in compliance with this policy.

CODE OF ETHICS

The Company has a Code of Ethics and Business Conduct (“Code”) for its directors, officers, and employees. The Code is reviewed regularly for appropriate updates, and employees, officers, and directors are asked to annually certify their understanding of, and compliance with, its requirements. Only the Board may grant a waiver of any provision for a director or executive officer, and any such waiver, or any amendment to the Code, will be promptly disclosed as required at www.campbellsoupcompany.com. The Code can be found on the Company’s website at www.campbellsoupcompany.com.

COMMUNICATING WITH THE BOARD

Interested persons may communicate with the full Board of Directors or the non-management directors by writing to the Board Chair or to the non-management directors as a group in care of the Office of the Corporate Secretary at the Company’s headquarters, or by email to directors@campbellsoup.com. Concerns communicated to the Board will be addressed through the Company’s regular procedures for addressing such matters. Our Corporate Secretary receives and processes all communications and will refer relevant and appropriate communications to the Board Chair. Depending upon the nature of the concern, it may be referred to the Company’s Corporate Audit Department, Legal Department or Finance Department, or other appropriate departments.

Any concerns about Campbell’s governance, corporate conduct, business ethics or financial practices may also be communicated to the Board by calling the following toll-free Hotline telephone number in the U.S. and Canada: 1-800-210-2173. To place toll-free calls from other countries where we have operations, please see the instructions listed in the corporate governance section of our website at www.campbellsoupcompany.com. Any concern relating to accounting, internal accounting controls or auditing matters will be referred both to the Board Chair and to the Chair of the Audit Committee.

As they deem necessary or appropriate, the Board Chair or the Chair of the Audit Committee may direct that certain concerns communicated to them be presented to the Audit Committee or the full Board, or that they receive special treatment, including the retention of outside counsel or other outside advisors.

Campbell policy prohibits the Company and any of our employees from retaliating in any manner, or taking any adverse action, against anyone who raises a concern or helps to investigate or resolve it.

Campbell Soup Company   |   2020 Proxy Statement   29

BOARD MEETINGS AND COMMITTEES

Director Attendance

Directors meet their responsibilities by preparing for and attending Board and committee meetings, and through communication with the Chair, the Chief Executive Officer and other members of management on matters affecting the Company. During fiscal 2020, the Board of Directors held six regular meetings and 4 special meetings. All directors attended at least 86% of scheduled Board meetings and meetings held by committees of which they were members.

All of the directors who are nominated for election are expected to attend the 2020 Annual Meeting.

Board Committee Structure

The Board has established four standing committees as of the record date: the Audit Committee; the Compensation and Organization Committee; the Finance and Corporate Development Committee; and the Governance Committee. Each of the standing committees has a charter that is reviewed annually by that committee. Proposed changes to the charter of any standing committee are approved by the Board. The committee charters are available in the corporate governance section of the Company’s website at www.campbellsoupcompany.com. Actions taken by any of the standing committees are reported to the Board. All members of the Board receive copies of the minutes of all committee meetings and copies of the materials distributed in advance of the meetings for all of the committees.

Information regarding membership in the standing committees as of the last day of fiscal 2020 (August 2, 2020), the number of meetings held by each committee in fiscal 2020, the principal responsibilities of the standing committees, and other relevant information are described in the tables that follow.

AUDIT COMMITTEE Meetings in fiscal 2020: 10 Committee Members (at 2020 FYE): Howard M. Averill (Chair) Fabiola R. Arredondo Maria Teresa Hilado Sarah Hofstetter Archbold D. van Beuren

Primary Responsibilities

●Evaluates the performance of and appoints the independent registered public accounting firm;
●Reviews the scope and results of the audit plans of the independent registered public accounting firm and the internal auditors;
●Reviews the effectiveness of the Company’s systems of internal control over financial reporting;
●Reviews the performance and resources of the internal audit function, which reports directly to the Audit Committee;
●Reviews the Company’s policies and practices with respect to risk assessment and risk management;
●Reviews any material breaches of information technology security;
●Reviews the financial reporting and accounting principles and standards and the audited financial statements to be included in the annual report;
●Reviews the quarterly financial results and related disclosures;
●Approves all permissible non-audit services to be performed by the independent registered public accounting firm and all relationships that the independent registered public accounting firm has with Campbell; and
●Reviews the legal compliance and ethics program and Code of Business Conduct and Ethics.

Financial Expertise and Financial Literacy

The Board has determined that Howard Averill and Maria Teresa Hilado are audit committee financial experts, as defined by the SEC rules, and that all members of the Audit Committee are financially literate within the meaning of the NYSE Corporate Governance Standards.

Report

The Audit Committee report begins on page 35 of this proxy statement.

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COMPENSATION AND ORGANIZATION COMMITTEE Meetings in fiscal 2020: 5 Committee Members (at 2020 FYE): Marc B. Lautenbach (Chair) John P. Bilbrey Bennett Dorrance Mary Alice Malone Kurt T. Schmidt

Primary Responsibilities

●Reviews and approves the short-term and long-term incentive compensation programs, including the performance goals;
●Reviews and approves the salaries and incentive compensation for senior executives, including the Chief Executive Officer, and total incentive compensation to be allocated annually to employees;
●Reviews the executive salary structure and the apportionment of compensation among salary and short-term and long-term incentive compensation;
●Conducts an annual performance evaluation of the Chief Executive Officer by all independent directors;
●Reviews major organizational changes and executive organization and principal programs for executive development;
●Reviews and recommends to the Board significant changes in the design of employee benefit plans; and
●Conducts an annual assessment of the independence of any outside advisor it chooses to retain.

Compensation and Organization Committee Interlocks and Insider Participation

There are no Compensation and Organization Committee interlocks. No member of the Committee has ever been an officer or employee of Campbell, and none of the members has any relationship required to be disclosed under this caption under the rules of the SEC. In addition, no executive officer of Campbell served on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer.

Report

The Compensation and Organization Committee report is on page 52 of this proxy statement.

FINANCE AND CORPORATE DEVELOPMENT COMMITTEE Meetings in fiscal 2020: 7 Committee Members (at 2020 FYE): Maria Tessa Hilado (Chair) Fabiola R. Arredondo Howard M. Averill Marc B. Lautenbach Mary Alice D. Malone

Primary Responsibilities

●Reviews and recommends to the Board all issuances, sales or repurchases of equity and long-term debt;
●Reviews and recommends changes to our capital structure;
●Reviews and/or recommends the financing plan, dividend policy and capital budget;
●Reviews and recommends acquisitions, divestitures, joint ventures, partnerships or combinations of business interests; and
●Reviews financial risks and the principal policies, procedures and controls with respect to investment and derivatives, foreign exchanges and hedging transactions.

Campbell Soup Company   |   2020 Proxy Statement   31

GOVERNANCE COMMITTEE Meetings in fiscal 2020: 6 Committee Members (at 2020 FYE): Archbold D. van Beuren (Chair) John P. Bilbrey Bennett Dorrance Sarah Hofstetter Kurt T. Schmidt

Primary Responsibilities

Review and make recommendations to the Board regarding:

●The organization and structure of the Board;
●Qualifications for director candidates;
●Candidates for election to the Board;
●Committee chairs and Board Committee assignments;
●Candidates for the position of Board Chair;
●Evaluation of the Board Chair’s performance; and
●Amount and design of compensation for non-employee directors, including stock ownership guidelines.

The Governance Committee oversees the annual Board, committee and individual director evaluation processes and administers the director education program. The Committee also reviews any transaction with a related person in accordance with the Board’s policy concerning such transactions, as further described on page 26. In fiscal 2020, the Board delegated responsibility to the Governance Committee to oversee ESG matters.

COMPENSATION OF DIRECTORS

We strive to recruit and retain highly qualified non-employee directors who will best represent our shareholders’ interests. Each year, the Governance Committee reviews the amount and design of the compensation program for non-employee directors to ensure that the compensation we offer supports our objectives and is consistent with non-employee director compensation within our Compensation Peer Group.

In fiscal 2020, the Governance Committee benchmarked our non-employee director compensation against our Compensation Peer Group and other large, public companies and assessed the appropriateness of the form and amount of our non-employee director compensation. In addition, the Governance Committee retained FW Cook, the independent compensation consultant to the Board, to benchmark the compensation for the Board Chair. Based on this review, the Governance Committee recommended to the Board and the Board approved increasing the equity portion of the 2020 retainers by $8,000 to keep the retainer in the median range of director compensation and to pay the Board retainers quarterly in arrears. The Board concluded that increasing the equity portion of the retainer was appropriate to support its director recruitment and retention objectives. The Board believes that continuing to pay a larger proportion of the annual retainer in Company stock serves to further align director compensation and shareholders’ interests.

Additionally, our 2015 Long-Term Incentive Plan, which was approved by our shareholders at the 2015 Annual Meeting of Shareholders, caps the maximum aggregate dollar value of equity awards that can be made to any individual non-employee director in a calendar year at $500,000. All stock grants made in fiscal 2020 to non-employee directors were significantly below this amount. See the “2020 Director Compensation” table below for specific values.

The table below sets forth the components of non-employee director compensation for 2020:

Annual Cash Retainer:	$119,000
Annual Stock Retainer:	$137,000
Committee Chair Retainers:	$25,000 for Audit Committee
$20,000 for Compensation and Organization Committee
$15,000 for Finance and Corporate Development Committee
$15,000 for Governance Committee
Audit Committee Member Retainer (excluding Chair):	$7,500
Board Chair Annual Retainer:	$350,000

All non-employee director compensation for the 2019 calendar year was paid on or about January 7, 2019 other than for directors that were elected or were appointed to the Board leadership positions mid-year. Effective as of January 1, 2020, the Company changed the method in which non-employee director compensation is paid. All non-employee director compensation is now paid in the arrears in four equal quarterly installments on or about March 31, June 30, September 30 and December 31.

The retainers for Committee chairs, Audit Committee members and the Board Chair are in addition to the annual cash and stock retainers paid to all non-employee directors. These additional retainers are delivered 50% in cash and 50% in shares of Campbell stock. Directors may elect to receive shares of Campbell stock in lieu of their cash retainers. There were no changes to these additional retainers in fiscal 2020.

We typically do not pay a Company employee who also serves as a director any additional compensation for serving as a director. Currently, Mr. Clouse is the only director who is also a Company employee.

Directors do not receive individual meeting fees. We pay for, provide or reimburse directors for expenses incurred to attend Board and Committee meetings and director education programs. Directors do not have a retirement plan or receive any benefits such as life or medical insurance. Directors do receive business travel and accident insurance coverage.

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Stock Ownership Guidelines

Under our Corporate Governance Standards, each director is expected, within five years of first joining the Board, to own Campbell stock or hold deferred stock units that have a value equal to five times the annual cash retainer. As of the date of this proxy statement, each of our directors has met or is on track to meet this guideline.

Policy on Hedging and Pledging

In September 2013, the Board adopted a policy that prohibits any director or executive officer from pledging any shares of Campbell common stock that he or she owns or controls, directly or indirectly, as security under any obligation on a prospective basis. Directors who had pledged shares as of September 25, 2013 are expected to reduce the number of shares pledged in a reasonable manner over time. See the footnotes following the Ownership of Directors and Executive Officers table on page 71 for additional information regarding shares subject to pledge obligations and reductions in the number of shares pledged.

It is also our policy to prohibit all directors, officers and employees from hedging or offsetting the economic risk associated with a Campbell security. See page 52 for additional information regarding our policy prohibiting hedging.

Deferred Compensation Plan for Non-Employee Directors

Under our Supplemental Retirement Plan, a non-employee director may elect to defer payment of all or a portion of his or her fees until termination of his or her directorship. Directors participate in the same plan as executives. See page 60 for a description of the material terms of the Supplemental Retirement Plan.

Fiscal 2020 Director Compensation

Name	Fees Earned or Paid in Cash(1) ($)		Stock Awards(1)(2) ($)		Total ($)
Fabiola R. Arredondo	$61,375		$70,375		$131,750
Howard M. Averill	$65,750	(3)	$74,750	(4)	$140,500
John P. Bilbrey	$59,500	(3)	$68,500	(4)	$128,000
Bennett Dorrance	$59,500		$68,500	(4)	$128,000
Maria Teresa Hilado	$65,125	(3)	$74,125	(4)	$139,250
Sarah Hofstetter	$61,375		$70,375	(4)	$131,750
Marc B. Lautenbach	$64,500		$73,500	(4)	$138,000
Mary Alice D. Malone	$59,500		$68,500		$128,000
Keith R. McLoughlin	$147,000		$156,000	(4)	$303,000
Kurt T. Schmidt	$59,500	(3)	$68,500	(4)	$128,000
Archbold D. van Beuren	$65,125		$74,125		$139,250
(1)	Amounts reported represent quarterly director compensation payments made in fiscal 2020, on or about March 31, 2020 and June 30, 2020. Randall Larrimore and Nick Shreiber served as directors during a portion of fiscal 2020 but retired prior to January 1, 2020. They did not receive any director compensation during fiscal 2020 and were excluded from the table.
(2)	Amounts reported represent the aggregate grant date fair value of shares issued to each director during fiscal 2020, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are included in Note 19 to the Consolidated Financial Statements in our 2020 Form 10-K. Directors are fully vested in stock awards at the time of grant, therefore, there were no unvested stock awards at August 2, 2020.
(3)	In 2020, Messrs. Averill, Bilbrey and Schmidt and Ms. Hilado elected to defer their cash payments. This amount was credited to each individual’s notional account in the Supplemental Retirement Plan and invested in funds selected by each respective individual.
(4)	In 2020, Messrs. Averill, Bilbrey, Dorrance, Lautenbach, McLoughlin and Schmidt and Mses. Hilado and Hofstetter elected to defer the value of their stock awards. This amount was credited to each individual’s notional account in the Supplemental Retirement Plan and invested in the Campbell Stock Fund, which is indexed to Campbell common stock.

The aggregate perquisites to any individual non-employee director did not exceed the SEC reporting threshold amount of $10,000.

Campbell Soup Company   |   2020 Proxy Statement   33

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.

The Audit Committee has re-appointed PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for fiscal 2021. PwC or one of its predecessor firms has been retained as the Company’s independent registered public accounting firm continuously since we went public in 1954. Representatives of PwC will attend the 2020 Annual Meeting to make a statement if they desire to do so and to answer appropriate questions from shareholders.

The Audit Committee evaluated PwC’s performance, qualifications and independence in making its determination to reappoint PwC. The factors considered in the evaluation included:

■	PwC’s performance during fiscal 2020 and in previous fiscal years, including the results of a management survey measuring (i) the quality of PwC’s services, (ii) the sufficiency of PwC’s resources, (iii) PwC’s communication skills and (iv) PwC’s independence and objectivity;
■	PwC’s expertise and experience in the consumer-packaged goods industry;
■	The experience, professional qualifications and education of the PwC engagement team;
■	A review of PwC’s independence program and the processes it uses to maintain independence;
■	The scope of PwC’s internal quality control program and the results of its most recent quality control reviews, including reviews by the Public Company Accounting Oversight Board and PwC’s peers; and
■	The appropriateness of PwC’s fees for its professional services.

The Audit Committee has the sole authority to approve all engagement fees to be paid to PwC. The Audit Committee regularly meets with the lead audit partner without members of management present, and in executive session with only Audit Committee members present, which provides the opportunity for continuous assessment of the firm’s effectiveness and independence and for consideration of rotating audit firms. In accordance with SEC rules and PwC policies, the firm’s lead engagement partner rotates at least every five years. The Audit Committee and its Chair are involved in the selection of PwC’s lead engagement partner.

The Audit Committee and the Board of Directors believe that the continued retention of PwC to serve as the Company’s independent registered public accounting firm for fiscal 2021 is in the best interests of the Company and its shareholders. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey or our Articles or By-Laws, but as a matter of good corporate governance, the Board is submitting this proposal to shareholders. The affirmative vote of a majority of the votes cast at the meeting is required for ratification. Abstentions will not be counted as votes cast on this proposal. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another audit firm. Even if the appointment is ratified, the Audit Committee may select a different audit firm at any time during the year if it determines that this would be in the best interests of Campbell and its shareholders.

Your Board of Directors Recommends a Vote “For” This Proposal

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Audit Firm Fees and Services

The aggregate fees, including expenses, billed by PwC, for professional services in fiscal 2020 and 2019 were as follows:

Services Rendered	Fiscal 2020	Fiscal 2019
Audit Fees	$4,808,000	$6,829,000
Audit-Related Fees	$39,000	$1,908,000
Tax Fees	$3,295,000	$1,880,000
All Other Fees	$5,000	$5,000

The audit fees for the years ended August 2, 2020 and July 28, 2019 include fees for professional services rendered for the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting, quarterly reviews, statutory audits, SEC filings, accounting consultations, and other compliance services required to be performed by our auditor. Audit fees for the year ended August 2, 2020 also include fees related to the Company’s debt offering and Campbell International divestiture process. Audit fees for the year ended July 28, 2019 also include the impact of the Campbell Fresh and the Campbell International divestiture processes.

The audit-related fees for the year ended August 2, 2020 relate to pre-implementation reviews and a pension plan audit. Audit-related fees for the year ended July 28, 2019 include fees for an additional financial statement audit related to the divestiture of Bolthouse Farms and a pension plan audit.

Tax fees for the years ended August 2, 2020 and July 28, 2019 include fees for services related to tax compliance, including the preparation of tax returns, tax assistance with tax audits, transfer pricing, and tax consulting. Tax fees for the year ended August 2, 2020 also include tax planning related to the Campbell International divestiture. Tax fees for the year ended July 28, 2019 also include tax work in preparation of divestitures.

Other fees for the years ended August 2, 2020 and July 28, 2019 include fees associated with the use of accounting, disclosure and technical research software.

All audit, audit-related, tax and other fees described above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

Audit Committee Pre-Approval Policy

Our Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other permissible non-audit services. The pre-approval authority details the particular service or category of service that the independent registered public accountants will perform. Management reports to the Audit Committee on the actual fees charged by the independent registered public accountants for each category of service.

During the year, circumstances may arise when it becomes necessary to engage the independent registered public accountants for additional services not contemplated in the original pre-approval authority. In those instances, the Audit Committee approves the services before we engage the independent registered public accountants. In case approval is needed before a scheduled Audit Committee meeting, the Audit Committee has authority to delegate pre-approval authority to one of its members who must report on such pre-approval decisions at the Audit Committee’s next regular meeting. During fiscal 2020, the Audit Committee delegated authority to its Chair to pre-approve additional audit and non-audit services in an amount not to exceed $200,000.

Auditor Independence

Our Audit Committee discussed with PwC the firm’s objectivity and independence and PwC advised the committee that PwC is an independent accountant with respect to Campbell, within the meaning of Public Accounting Oversight Board Rule 3520 and that the members of its firm are not aware of any relationships between PwC and Campbell that, in their professional judgment, may reasonably be thought to bear on their independence. Furthermore, PwC has advised us that neither it nor any member of its firm has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. We have made similar inquiries of our directors and executive officers, and we have identified no such direct or indirect interest in PwC. Our Audit Committee also considered whether the provision of non-audit services by PwC to Campbell for the most recent fiscal year and the fees and costs billed and expected to be billed by PwC for those services are compatible with maintaining its independence.

Audit Committee Report

Management has primary responsibility for Campbell’s financial statements and the reporting process, including the systems of internal control over financial reporting. Our role as the Audit Committee of Board of Directors is to oversee Campbell’s accounting and financial reporting processes, including the systems of internal control over financial reporting, and audits of its financial statements.

Campbell Soup Company   |   2020 Proxy Statement   35

Our duties include overseeing Campbell’s management, internal auditors and the independent registered public accounting firm in their performance of the following functions for which they are responsible:

Management

●	Preparing Campbell’s financial statements in accordance with U.S. GAAP;
●	Establishing and assessing effective financial reporting systems and internal controls and procedures; and
●	Reporting on the effectiveness of Campbell’s internal control over financial reporting.

Internal Auditors

●	Independently assessing management’s system of internal controls and procedures; and
●	Reporting on the effectiveness of that system.

Independent Auditors

●	Auditing Campbell’s financial statements;
●	Issuing an opinion about the financial statements’ conformity with U.S. GAAP; and
●	Annually auditing the effectiveness of Campbell’s internal control over financial reporting.

The Audit Committee discussed with the internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee reviewed with the internal auditors and independent registered public accounting firm, with and without members of management present, the results of their audits, their assessment of Campbell’s internal control over financial reporting and the overall quality of Campbell’s financial reporting.

Prior to Campbell’s filing of its Annual Report on Form 10-K for the fiscal year ended August 2, 2020 with the SEC, the Audit Committee also during the year:

●	Reviewed and discussed with management and the independent registered public accounting firm the audited financial statements;
●	Reviewed and discussed with the independent registered public accounting firm the critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the Audit Committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements, and (2) involved the auditor’s especially challenging, subjective or complex judgments;
●	Reviewed and discussed with management and the independent registered public accounting firm the assessment by management and the independent registered public accounting firm of the adequacy and effectiveness of Campbell’s internal control over financial reporting;
●	Discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding the independent registered public accountants’ communications with the Audit Committee;
●	Received from the independent registered public accounting firm a written report stating that they are not aware of any relationships between the registered public accounting firm and Campbell that, in their professional judgment, may reasonably be thought to bear on their independence, as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence;
●	Discussed with the independent registered public accounting firm the firm’s objectivity and independence; and
●	Considered whether the provision of non-audit services by the independent registered public accounting firm to Campbell for the most recent fiscal year and the fees and costs billed and expected to be billed by the independent registered public accounting firm for those services are compatible with maintaining its independence.

Based on the review and discussions described in this report, and subject to the limitations of the Audit Committee’s role and responsibilities outlined in this report, the Audit Committee recommended to the Board that Campbell’s audited consolidated financial statements be included in Campbell’s Annual Report on Form 10-K for the fiscal year ended August 2, 2020 for filing with the SEC.

Audit Committee
Howard M. Averill, Chair
Fabiola Arredondo
Maria Teresa Hilado
Sarah Hofstetter
Archbold D. van Beuren

Approved: September 23, 2020

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ITEM 3 — ADVISORY VOTE ON FISCAL 2020 EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that shareholders be given the opportunity to cast an advisory (non-binding) vote on executive compensation. This vote, commonly known as a “Say on Pay” vote, gives shareholders the opportunity to vote for or against named executive officer (“NEO”) compensation during a given fiscal year. Shareholders’ votes are not intended to address any specific item of the compensation program, but rather to address our overall approach to executive compensation as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail in the Compensation Discussion and Analysis beginning on page 38, our compensation program is designed to link pay to Company, division and individual performance, and reward achievements in those areas accordingly. The objectives of the executive compensation program are to:

●	Align the financial interests of our NEOs with those of our shareholders, in both the short and long term;
●	Provide incentives for achieving and exceeding our short- and long-term goals;
●	Attract, motivate and retain key executives by providing total compensation opportunities that are competitive with opportunities offered by other companies in the food, beverage and consumer products industries; and
●	Differentiate the level of compensation based on individual and business unit performance, leadership potential and level of responsibility within the organization.

The Compensation and Organization Committee (“Compensation Committee”) of the Board of Directors annually reviews our compensation structure, including the apportionment of pay between fixed and at-risk compensation elements and the design of the incentive compensation programs, and reviews and approves the applicable performance metrics by which such at-risk compensation is paid. The Compensation Committee believes that our executive compensation program effectively implements our compensation principles and policies, achieves our compensation objectives and aligns the interests of the NEOs and shareholders. Please read the entire Compensation Discussion and Analysis beginning on page 38 for additional details about our executive compensation programs, including detailed information about fiscal year 2020 compensation of the NEOs.

The Board of Directors is asking shareholders to support our fiscal 2020 executive compensation program, as disclosed in this proxy statement. The vote required for approval of this proposal is a majority of the votes cast. Abstentions and broker non-votes will not be counted as votes cast on this proposal. This vote on executive compensation is advisory, and therefore, will not be binding on Campbell Soup Company, the Compensation Committee or the Board of Directors, and it will not be construed as overruling any decision by the Company or the Board of Directors or creating or implying any change to, or additional fiduciary duties for, the Company or the Board of Directors.

Your Board of Directors Recommends a Vote “For” This Proposal and “For” the Following Resolution:

“RESOLVED, that the shareholders of Campbell Soup Company approve, on an advisory basis, the compensation paid to Campbell Soup Company’s named executive officers, as disclosed in the 2020 Proxy Statement pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, the 2020 executive compensation tables and related narrative discussion.”

Campbell Soup Company   |   2020 Proxy Statement   37

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

This CD&A describes our executive compensation program for the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), the former Chief Financial Officer (“former CFO”), and the three other most highly compensated executive officers who were serving as executive officers at fiscal year end (August 2, 2020), (collectively with the CEO, the CFO and former CFO, “named executive officers” or “NEOs”). The Compensation and Organization Committee (“Committee”) of the Board of Directors oversees all aspects of NEO compensation, including annual incentive compensation under our Annual Incentive Plan (“AIP”) and long-term incentive compensation under our Long-Term Incentive Program (“LTI Program”). The fiscal 2020 NEOs are:

■	Mark A. Clouse	President and Chief Executive Officer
■	Mick J. Beekhuizen	Executive Vice President and Chief Financial Officer
■	Anthony P. DiSilvestro	Former Senior Vice President and Chief Financial Officer*
■	Adam G. Ciongoli	Executive Vice President and General Counsel
■	Christopher D. Foley	Executive Vice President and President, Meals & Beverages
■	Valerie J. Oswalt	Executive Vice President and President, Campbell Snacks

* Mr. DiSilvestro served as Senior Vice President and Chief Financial Officer of the Company until September 30, 2019.

39	WHAT HAPPENED IN 2020?
39	2020 Strategy Progress and Financial Results
39	2020 Executive Compensation: Payouts
39	CFO Transition

40	WHAT ARE OUR COMPENSATION PRACTICES?
40	Compensation Objectives
40	Compensation Principles and Policies
40	Compensation Governance
41	Results of 2019 Say on Pay Vote

41	HOW ARE COMPENSATION DECISIONS MADE?
41	Role of the Compensation and Organization Committee
41	Role of Management
41	Role of Independent Compensation Consultant
42	Peer Groups

43	HOW DO WE COMPENSATE OUR NEOs?
43	Compensation Elements
44	Base Salary
44	Annual Incentive Compensation
47	Long-Term Incentive Compensation
47	Fiscal 2020 Long-Term Incentive Program
49	Awards with Performance Periods Ending in Fiscal 2020
49	Retirement Plans and Other Benefits

51	HOW DO WE MANAGE RISKS RELATED TO OUR COMPENSATION PROGRAM?
51	Risk Assessment — Incentive Compensation Programs
51	Executive Stock Ownership
51	Tax Implications
52	Policies Prohibiting Hedging or Pledging Company Securities
52	Incentive Compensation Clawback Policy

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WHAT HAPPENED IN 2020?

Strategy and 2020 Financial Results

Our strategy is to deliver profitable growth by focusing on our core brands in two divisions within North America. This strategy is based on four pillars:

●	Creating a profitable growth model;
●	Fueling investments and margins with targeted cost savings;
●	Building a winning team and culture; and
●	Delivering on the promise of our purpose - Real food that matters for life’s moments.

Fiscal 2020 illustrated the importance of a focused strategic plan and a dynamic team as we faced the unprecedented challenges of the COVID-19 pandemic. The year can be viewed in two clear and separate halves. The first half of our fiscal 2020 was a period of steady execution against our strategic roadmap. We began the year focused on strengthening our brand powerhouse, with two distinct divisions concentrated in North America: Meals & Beverages and Snacks; each home to strong portfolios of products. We kicked off our “Win in Soup” plans and we completed our planned divestitures of our Campbell International and European chips businesses, using the proceeds to reduce our debt while implementing a new operating model to optimize growth and profitability. The progress we were making with our strategic plan during the first half of the year led to our overall results tracking ahead of our performance targets.

The groundwork we established in the first half of fiscal 2020 served as a springboard for the business into the second half of the year, when progress against our strategy accelerated further as a result of the pandemic. This translated into a year well above what we had originally planned.

We experienced broad-based demand across our portfolio as consumers sheltered in place and filled their pantries with the brands they recognize and trust. We also saw elevated repeat purchase rates and new buyers of our products, especially in soup.

Our performance this year was enabled by the extraordinary work of our teams who remained agile and resilient in a challenging operating environment. We rallied around a simplified mission and executed extremely well. Our Meals & Beverages supply chain pivoted from supporting flat to declining businesses to showing resiliency in responding to a significant surge in increased orders at the outset of the pandemic. The company’s leadership developed a plan to optimize our supply chain network to meet unprecedented demand from our customers while establishing sanitation and safety protocols to ensure our plants continued to operate. As the year went on and we continued to experience elevated demand for our products, we continued to invest in our brands. We also made significant progress in advancing our Snacks integration plans and our cost savings program, both of which remain on track.

On September 3, 2020, we announced our fiscal 2020 financial results, which included:

●	Net sales of $ 8.69 billion, an increase of 7% versus 2019
●	EBIT of $1.11 billion, an increase of 13% versus 2019
●	Adjusted EBIT of $1.45 billion, an increase of 14% versus 2019
●	EPS from continuing operations of $1.95, an increase of 24% versus 2019
●	Adjusted EPS from continuing operations of $2.95, an increase of 28% versus 2019
●	Cash flows from operations of $1.40 billion
●	Debt from continuing operations decreased by $2.28 billion

In addition, our TSR performance during fiscal 2020 was 24.6%.

More information on our business performance in fiscal 2020 is available in our 2020 Form 10-K, which is included in the 2020 Annual Report to Shareholders that accompanies this proxy statement. Information on items impacting comparability is available in Appendix A, which also provides a reconciliation of adjusted EBIT and adjusted EPS, which are non-GAAP measures, to their most comparable GAAP measures.

2020 Executive Compensation: Payouts

Our financial performance in fiscal 2020 significantly exceeded the metrics that were established by the Committee under the AIP, as discussed, beginning on page 44. Based on our results and the Committee’s overall evaluation of Company performance in fiscal 2020 as further described on pages 45 through 46, the Committee funded the AIP pool at 175% of target.

Our TSR performance over the three-year performance period ending in fiscal 2020 was ranked 8th in the 11-company Performance Peer Group, resulting in the TSR performance-restricted share units with a performance period ending in fiscal 2020 vesting at 50% of target. See pages 47 through 49 for additional information.

CFO Transition

Mr. Beekhuizen was elected as Chief Financial Officer, and Mr. DiSilvestro was removed from the same role effective September 30, 2019. As a result of his termination without cause, Mr. DiSilvestro left the Company on March 31, 2020 at which point he received the benefits to which he was entitled under the Executive Severance Benefit Plan as described on page 65.

Campbell Soup Company   |   2020 Proxy Statement   39

WHAT ARE OUR COMPENSATION PRACTICES?

Compensation Objectives

The objectives of our executive compensation program are to:

●	Align the financial interests of the NEOs with those of our shareholders, in both the short and long term;
●	Provide incentives for achieving and exceeding our short-term and long-term goals;
●	Attract, motivate and retain our key executives by providing total compensation opportunities that are competitive with opportunities offered by other companies in the food, beverage and consumer products industries; and
●	Differentiate the level of compensation based on individual and business unit performance, leadership potential and level of responsibility within the organization. Individual performance is rated based upon demonstrated leadership skills, accomplishment of objectives, business unit or functional accountabilities and personal contributions.

Compensation Principles and Policies

The Compensation and Organization Committee annually reviews and approves the principles and policies for executive compensation. In fiscal 2020, the Committee reviewed the compensation principles and policies and determined that no changes were required. The current compensation principles and policies are:

●	Campbell offers a total compensation package that is designed to link pay to Company, business unit and individual performance and attract, motivate and retain the caliber of talent needed to deliver successful business performance in absolute terms and relative to competition;
●	Compensation levels are set after comparing Campbell’s pay levels and practices to the practices of the Compensation Peer Group (see page 42), which is reviewed annually by the Committee;
●	Campbell targets total annual compensation, consisting of salary, annual incentives and long-term incentives, to approximate the regressed market median to enable the Company to recruit and retain executive talent. A regression analysis is performed to adjust the compensation data for the top executive positions to take into account differences in the total revenue of various peer companies compared to our total revenue. Our competitive position is reviewed annually by the Committee. An individual executive’s salary, target annual incentive and target long-term incentives may be higher or lower than the regressed market median due to a number of factors including the scope of the individual’s job responsibilities, his or her individual contributions and experience, business performance and job market conditions;
●	Annual incentive payments are based on our performance compared to the goals established at the beginning of the fiscal year in designated measurement areas relating to our financial and enterprise priorities for that year. The Committee evaluates performance compared to the annual goals to establish the AIP pool and uses its discretion to make any adjustments;
●	Long-term incentive grants are delivered in a combination of performance-restricted share units and time-lapse restricted share units, with the mix varying by level of responsibility within the organization; and
●	Senior executives have a substantial portion of their compensation at risk, based upon the achievement of the performance goals for annual incentive payments and the performance goals for long-term incentives. To further align the interests of our senior executives with those of shareholders, a higher proportion of the incentive compensation delivered to senior executives is through performance-based long-term incentives that are paid out depending upon our financial performance (see pages 47 through 49 for a description of the LTI Program).

Compensation Governance

Our executive compensation program reflects the following best practices:

WE DO		WE DO NOT
✓	Maintain a strong alignment between corporate performance and compensation	✗	Have an employment agreement with our CEO or any other executive officers
✓	Annually review the risk profile of our compensation programs and maintain risk mitigators	✗	Pay dividends or dividend equivalents to NEOs on unearned equity awards
✓	Use an independent compensation consultant retained directly by the Compensation and Organization Committee	✗	Reprice stock options without the approval of Campbell shareholders
✓	Use “double-trigger” change in control provisions in all change in control agreements with our NEOs	✗	Provide tax gross ups in any change in control agreement since January 1, 2011
✓	Have a policy that allows for the clawback of incentive compensation upon a material financial restatement resulting from fraud or intentional misconduct	✗	Allow any directors or officers to hedge Campbell common stock
✓	Maintain robust stock ownership guidelines for all executive officers	✗	Allow any directors or executive officers to pledge Campbell common stock (subject to grandfathering)

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Results of 2019 Say on Pay Vote

At the 2019 Annual Meeting of Shareholders, we held our annual shareholder advisory vote on executive compensation, or “Say on Pay” vote. Approximately ninety-seven percent (97%) of the votes cast were in favor of the “Say on Pay” proposal.

As the Committee evaluated our compensation principles and policies during fiscal 2020, it was mindful of this favorable outcome and our shareholders’ strong support of our compensation objectives and compensation programs. The Committee has maintained its general approach to executive compensation and made no material changes in fiscal 2020 to the compensation principles and policies or the objectives of our compensation program in response to the results of the “Say on Pay” vote.

HOW ARE COMPENSATION DECISIONS MADE?

Role of the Compensation and Organization Committee

The Committee has overall responsibility for our executive compensation program. The Committee annually reviews compensation strategy, principles and policies, including the apportionment of pay between fixed compensation and incentive compensation elements, and the design of incentive compensation programs. The Committee approves all compensation and benefits for our executive officers (including current executive officers who are NEOs) and Company executives with base salaries in excess of $500,000 per year, authorizes the aggregate amount of annual incentive awards for all eligible participants under the AIP and the LTI Program, and authorizes the CEO to allocate awards to other participants under the AIP and the LTI Program, up to an aggregate amount. Pursuant to the terms of its charter, the Committee is authorized to delegate any of its responsibilities to subcommittees as it deems appropriate, subject to the requirements of applicable laws, regulations and shareholder approved plans. The Committee has delegated to the Chair of the Committee the authority to approve compensation actions for executive officers between Committee meetings when absolutely necessary for business continuity purposes. A subcommittee consisting of the Chair of the Committee and either the independent Board Chair or another independent director must jointly approve any equity grants made to executive officers between meetings.

Following the completion of the fiscal year, the Committee reviews the performance of the NEOs and approves each executive’s annual incentive payment for the just-completed fiscal year and certifies the vesting of long-term incentive awards for performance periods ending as of the just-completed fiscal year. The Committee also reviews and approves the base salary, annual incentive target and long-term incentive grant for the current fiscal year. This review of all major elements of executive compensation at one time provides the Committee with a comprehensive analysis of the target dollar amount of compensation that would be delivered by each element of compensation, assuming that the required performance goals are attained.

The Committee also reviews major organizational changes and reviews our succession planning and leadership development processes.

Role of Management

It is our customary practice for the CEO and the Executive Vice President and Chief Human Resources Officer to provide recommendations to the Committee on compensation actions for our executive officers (except for actions related to their own compensation) and on potential changes in the design of executive compensation programs, which the Committee then reviews with its independent compensation consultant. In September 2019, Mr. Clouse and the Executive Vice President and Chief Human Resources Officer recommended to the Committee compensation actions for all of the Company’s executive officers (other than their own positions), including the NEOs, as well as Company executives with base salaries over $500,000. The recommendations included fiscal 2019 AIP awards and base salaries and LTI grants for fiscal 2020. In September 2020, Mr. Clouse and the Executive Vice President and Chief Human Resources Officer recommended to the Committee fiscal 2020 AIP awards and base salaries and LTI grants for fiscal 2021 for the Company’s executive officers (other than their own positions), including the NEOs.

Role of Independent Compensation Consultant

Pursuant to its charter, the Committee is authorized to engage an outside advisor to assist in the design and evaluation of our executive compensation program, as well as to approve the fees paid to such advisor and other terms of the engagement. Prior to the retention of an outside advisor, the Committee assesses the prospective advisor’s independence, taking into consideration all relevant factors, including those factors specified in the NYSE listing standards.

FW Cook has been the Committee’s independent compensation consultant since fiscal 2014. In connection with its review of FW Cook’s performance in fiscal 2020, including its evaluation of FW Cook’s independence, the Committee decided to retain FW Cook as its compensation consultant. FW Cook does not provide us with any services other than advising the Committee on executive compensation and advising the Governance Committee on non-employee director compensation. The Committee did not engage any other advisor in fiscal 2020. At the direction of the Committee, FW Cook provided advice on CEO compensation, compensation trends, governance issues and other matters of interest to the Committee during fiscal 2020. The Committee assessed FW Cook’s independence, taking into account a number of factors such as: (1) the provision of other services to Campbell by

Campbell Soup Company   |   2020 Proxy Statement   41

FW Cook; (2) the amount of fees received from Campbell by FW Cook as a percentage of the total revenue of FW Cook; (3) FW Cook’s policies and procedures to prevent conflicts of interest; (4) any business or personal relationship between FW Cook and the members of the Committee; (5) any ownership of Campbell stock by the individuals at FW Cook performing consulting services for the Committee; and (6) any business or personal relationship between FW Cook and any Campbell executive officer. FW Cook provided the Committee with appropriate assurances regarding its independence. Based on this analysis, the Committee has concluded that FW Cook has been independent throughout its service to the Committee and that there are no conflicts of interest.

Peer Groups

The Committee identifies both a Compensation Peer Group and a Performance Peer Group (which is a subset of the Compensation Peer Group) in designing and determining executive compensation. The Committee uses the Compensation Peer Group to evaluate the competitiveness of executive compensation and uses the Performance Peer Group to measure our relative TSR performance.

The Compensation Peer Group consists of companies in the food, beverage and consumer products industries with whom we primarily compete for executive talent. The Performance Peer Group includes the companies in the Standard & Poor’s Packaged Foods Group, which are independently selected by Standard & Poor’s (“S&P”) based upon the similarities of the companies’ businesses in the packaged foods industry.

The composition of the Compensation Peer Group is reviewed and approved by the Committee each fiscal year after obtaining advice from its independent compensation consultant. For fiscal 2020, following its review and in light of the merger of Keurig Green Mountain Inc. and Dr. Pepper Snapple Group, Inc., the Committee replaced the Dr. Pepper Snapple Group, Inc. with Keurig Dr. Pepper Inc. in the Compensation Peer Group.

In fiscal 2020, the Committee compared our target total compensation levels with levels at the companies in the Compensation Peer Group identified in the table below. Given our relatively small size in relation to many of the companies in the Compensation Peer Group, a regression analysis was performed to adjust the compensation data for the top positions for differences in the total revenues of the various companies compared to our total revenue. The Committee believes that use of the Compensation Peer Group is the most effective method to evaluate and set the compensation needed to attract, motivate and retain the executive talent needed to manage our businesses and operations successfully, because these are the primary companies with which we compete for senior executives. Use of this peer group also provides a broad database that allows Campbell to obtain accurate, representative survey information for a majority of its positions.

The Committee also reviewed the Performance Peer Group in fiscal 2020 and continues to believe that it is the appropriate group in Campbell’s industry against which to measure our TSR performance. TSR performance of the companies in the Compensation Peer Group that are not in the packaged foods industry is more likely to be affected by economic developments that do not affect the packaged foods industry. Companies that are added to and deleted from the S&P Packaged Foods Group are automatically added to, or deleted from, the Performance Peer Group. The companies currently in the S&P Packaged Foods Group are noted in the table below; this list is also readily available through S&P.

Fiscal 2020 Compensation Peer Group & Performance Peer Group

■	Anheuser-Busch Companies, Inc.
■	The Clorox Company
■	The Coca-Cola Company
■	Colgate-Palmolive Company
■	ConAgra Foods, Inc.(1)
■	Dean Foods Company
■	Diageo North America, Inc.
■	Flowers Foods, Inc.
■	General Mills, Inc.(1)
■	The Hershey Company(1)
■	Hormel, Inc.(1)
■	Johnson & Johnson Company
■	J.M. Smucker Company(1)
■	Kellogg Company(1)
■	Keurig Dr. Pepper Inc. (2)
■	Kimberly-Clark Corporation
■	The Kraft Heinz Company(1)
■	Mars, Inc.
■	McCormick & Company, Inc.(1)
■	Mondelez International, Inc.(1)
■	Nestle USA, Inc.
■	PepsiCo, Inc.
■	The Procter & Gamble Company
■	S.C. Johnson & Son, Inc.
■	Tyson Foods, Inc.(1)
■	Unilever United States, Inc.
(1)	These companies, plus Campbell, constitute the entire S&P Packaged Foods Group, the Performance Peer Group used to measure TSR performance for calculation of the payout of TSR performance-restricted share units under the LTI Program.
(2)	Dr. Pepper Snapple Group, Inc. and Keurig Green Mountain Inc. merged in July 2018. The new entity, Keurig Dr Pepper Inc., was added to the Compensation Peer Group for fiscal 2020.

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HOW DO WE COMPENSATE OUR NEOs?

Compensation Elements

The primary components of our executive compensation and benefits programs are summarized in the following table:

Element		Purpose/Objective	Additional Info
Fixed	Base Salary
●Provide a base level of compensation that is competitive in relation to the responsibilities of each executive’s position to attract the talent needed to successfully manage our business and execute our strategies
Page 44
At Risk	Annual Cash Incentive	●Motivate and reward the achievement of annual operating plan goals ●Recognize individual contribution, measured by the impact on the performance of the Company, division, function or team	Pages 44-47
Long-Term Equity Incentive
●Motivate and reward executives based upon our success in delivering value to our shareholders
●Retain the executive talent necessary to successfully manage our business and execute our strategies
●Align pay with performance metrics that impact long-term value creation
Pages 47-49
Benefits	Retirement Programs	●Provide retirement benefits at competitive levels consistent with programs for our broad-based employee population	Pages 49-50
Post-Termination Compensation and Benefits
●Provide market-competitive benefits to attract the talent needed to successfully manage our business and execute our strategies
●Provide a reasonable measure of financial stability in the event of involuntary termination or change in control

Page 50
	Benefits and Perquisites	●Provide market-competitive benefits and perquisites to attract the talent needed to successfully manage our business and execute our strategies	Page 50

The proportion of compensation delivered in each of these elements is designed to:

■put more compensation at risk based upon Company or business unit and individual performance for NEOs, whose performance is more likely to influence the results of the executive’s business unit or function, or the results of the Company as a whole;
■align NEO compensation with shareholder value creation through long-term incentives based on relative and absolute total shareholder return;
■provide consistency over time in the proportion of compensation opportunity among the elements, while varying actual pay based upon Company, business unit and individual performance; and
■be competitive with the practices of the Compensation Peer Group in order to attract, motivate and retain key executives.

Campbell Soup Company   |   2020 Proxy Statement   43

Our NEOs have a substantial portion of their target compensation at risk:

CEO

Other NEOs

Base Salary
The Committee considers a number of factors in determining individual base salaries for the NEOs, including the scope of an individual’s job responsibilities, his or her individual contributions and experience, business performance, job market conditions, the salary budget guidelines, and the individual’s current base salary as compared with those of persons in similar positions at other companies in the Compensation Peer Group, as well as within the Company. Targets for annual incentive payments and long-term incentive grants are a percentage of base salary.
Individual salaries for NEOs are reviewed each September by the Committee when it conducts its annual review of executive performance. Merit increases are generally based on the CEO’s (for executives other than the CEO) and the Committee’s assessment of individual performance.
In September 2019, the Committee reviewed the base salaries for all of the NEOs who were employed by the Company at that time. The Committee decided to increase the fiscal 2020 base salaries for Messrs. Clouse, Ciongoli and Foley. Mr. Clouse’s base salary was increased to be competitive with the CEO benchmark within the Compensation Peer Group. Messrs. Ciongoli’s and Foley’s base salaries were increased by 2% and 3%, respectively, in line with the average salary increases for our U.S.-based salaried employees.
As stated above, Mr. Beekhuizen was elected Executive Vice President and CFO effective September 30, 2019, and his base salary was set at $700,000, which was in line with the CFO benchmark within our Compensation Peer Group. Effective April 2020, the Committee increased Mr. Foley’s base salary from $550,000 to $615,000 to bring his base salary closer to the market median as compared with those persons in similar positions at other companies in the Compensation Peer Group. Ms. Oswalt was elected as Executive Vice President and President, Campbell Snacks effective as of March 9, 2020, and her base salary was set at $600,000.
The amount of base salary paid to each of the NEOs in fiscal 2020 is presented in the 2020 Summary Compensation Table on page 53.
Annual Incentive Compensation

In fiscal 2020, all NEOs were eligible to receive an annual incentive award under the Campbell Soup Company Annual Incentive Plan (“AIP”). Awards to NEOs under the AIP are determined based on Company and/or division performance (as applicable) and individual performance, as illustrated in the table below. A narrative discussion of each component follows.

Annual Incentive Target	Total Company Performance Score*	Individual Award Determination	Final Award
The Committee sets a target percentage for each NEO based on competitive market data. The target percentages for all AIP-eligible participants (other than the CEO) are applied to individual base salaries (other than the CEO’s) to calculate a target AIP award pool for the total Company.	The score is determined by the Committee based on an assessment of the Company’s performance versus pre-established financial goals and the quality of the results. The full range of possible scores is 0-175%.	This is determined by the Committee, in the case of the CEO, and the Committee with input from the CEO for the other NEOs. The range of possible scores is 0-150%.

Together, these determine the total approved AIP pool for the Company**		This determines an individual NEO’s “share” of the approved pool	In all events, capped at 200% of an individual’s AIP target
*	AIP awards for NEOs who are division leaders are determined using a score that is weighted 30% on the assessment of total Company performance and 70% on the assessment of the division’s performance.
**	The total approved AIP pool for the Company as described above does not include payments to the CEO. The CEO’s AIP payment comes from a separate pool, but is calculated in the same manner as described above (i.e., CEO’s annual incentive target multiplied by the Total Company Performance Score multiplied by the CEO’s Individual Performance Score, capped in all events at 200% of the CEO’s annual incentive target).

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Annual Incentive Target

Each year, the Committee establishes a competitive annual incentive target under the AIP, expressed as a percentage of base salary, for each NEO. The AIP target percentages are at or near the size-adjusted median for similar executive positions at companies in the Compensation Peer Group. The sum of the individual incentive targets for all AIP participants (approximately 1,754 executives, managers and professionals) comprises the target AIP award pool. The maximum payout under the AIP for any individual is 200% of his or her target.

The Committee reviewed the fiscal 2020 AIP targets for Messrs. Clouse, Ciongoli, Foley and DiSilvestro and determined that no changes were warranted to the targets for fiscal 2020. The Committee set Ms. Oswalt’s full-year 2020 AIP target at 80% and Messrs. Beekhuizen’s and DiSilvestro’s full-year 2020 AIP targets at 90%.

The fiscal 2020 annual incentive targets for the NEOs were:

Name	Fiscal 2020 Annual Incentive Target (% of Base Salary)	Fiscal 2020 Annual Incentive Target ($)
Mark A. Clouse	140%	$1,540,000
Mick J. Beekhuizen(1)	75%	$526,721
Anthony P. DiSilvestro(1)	60%	$421,800
Adam G. Ciongoli	80%	$591,360
Christopher D. Foley	80%	$492,000
Valerie J. Oswalt(1)	32%	$190,164
(1)	The Annual Incentive Target for Ms. Oswalt and Messrs. Beekhuizen and DiSilvestro is pro-rated based on their time of employment during fiscal 2020.

Fiscal 2020 Total Company Performance Score

Fiscal 2020 was a year in which we planned to stabilize our results by executing against our strategy, complete the previously announced divestitures of our Campbell International businesses and deleverage our balance sheet with the proceeds from the divestitures and cash flows.

Considering the foregoing, the Committee chose to base the fiscal 2020 Total Company Performance Score for the AIP on three financial metrics – net sales, adjusted EPS and free cash flow – and established the performance targets set forth in the table below (dollars in millions, except per share amounts).

	Performance Targets
Metric Weighting	Threshold	Target	Over-Achievement
Net Sales (30%)*	$7,887	$8,090 – $8,172	$8,294
Adjusted EPS (30%)*	$2.41	$2.53 – $ 2.55	$2.64
Free Cash Flow (40%)	$611	$647 – $ 653	$689
*

The performance goals set for 2020 net sales and adjusted EPS were established for our continuing operations and excluded results from our divested businesses, which were reported as discontinued operations in 2019, whereas the performance goals for the 2019 AIP were established before the businesses were classified as discontinued operations and the Committee used total company results to evaluate performance. Please see page 42 of our 2019 Proxy Statement for an explanation of the 2019 AIP. For more information about our businesses which were reported as discontinued operations in 2019, please see our 2019 Form 10-K.

The performance targets set forth above align with the Company’s internal operating plan and externally provided net sales and adjusted EPS guidance that we shared at the beginning of fiscal 2020 and were designed to be challenging to achieve. For each metric, threshold performance results in a 50% payout of target funding, performance within the target range results in a 100% payout of target funding, and over achievement results in a 175% payout of target funding; straight-line interpolation will be used between points to determine the actual payout.

In establishing the metrics, performance targets and payout ranges for the fiscal 2020 Total Company Performance Score at the beginning of the fiscal year, the Committee recognized that fiscal 2020 would be a year of stabilizing results to establish the foundation for sustainable future performance, while continuing to deliver on our turnaround, which began in fiscal 2019. The Committee was also cognizant of the external outlook that the Company had provided to its investors at the beginning of the fiscal year. The Committee believed that linking the fiscal 2020 AIP to net sales, adjusted EPS from continuing operations and free cash flow would appropriately incent the management team to take the necessary steps to stabilize the business, continue brand growth in Snacks, invest in our Meals & Beverages business and continue to deliver cost savings and network optimization. It established the performance targets and payout ranges described above to incent management to deliver its external outlook, which the Committee believed would help the Company establish a solid foundation for future business growth.

The table below summarizes our fiscal 2020 performance for AIP purposes. Adjusted EPS from continuing operations is a non-GAAP measure and excludes certain items impacting comparability as set forth in Appendix A. Free cash flow is an internal metric that measures net cash provided by operating activities less capital expenditures and certain investing and financing activities (dollars in millions, except per share amounts).

	Fiscal 2020 AIP Performance	Performance Assessment	Score	Weighting	Weighted Contribution to Score
Net Sales	$8,691	Over Achievement	175	30%	53
Adjusted EPS	$2.95	Over Achievement	175	30%	53
Free Cash Flow	$1,078	Over Achievement	175	40%	70
Total Company Performance Score					175

Campbell Soup Company   |   2020 Proxy Statement   45

The Committee retains discretion to adjust the Total Company Performance Score for quality of results and other factors as it deems appropriate, but did not exercise such discretion in fiscal 2020. In evaluating the quality of results the Committee considered a number of factors, including: our strong financial results; execution excellence in an unprecedented operating environment; successful divestitures of the Kelsen Group, Arnott’s and certain of our Campbell International operations and the use of the proceeds to deleverage our balance sheet; and the strengthening of our operating model. The Committee noted the accomplishments set forth below, as well as the actions taken to stabilize the business, the progress made against our strategic plan, and the improvement in operating discipline. It also considered the consistent delivery throughout the year of results that were aligned with or that exceeded the Company’s expectations. The Committee also took note of the fact that the overall fiscal 2020 results were tracking ahead of the performance targets prior to the outbreak of COVID-19 and that at the end of fiscal 2020 each of the AIP performance results significantly exceeded what was required for a Total Company Performance Score of 175. In light of Company performance versus the established AIP metrics for fiscal 2020 and the aforementioned factors, the Committee believed that the Total Company Performance Score of 175 that was generated by the AIP formula was an appropriate Company score for fiscal 2020. In the previous three years, the Committee funded the AIP pool at 65% of target in fiscal 2017, 0% of target in fiscal 2018 and 153% of target in fiscal 2019.

Fiscal 2020 CEO and NEO Annual Incentive Compensation

Mark A. Clouse

In September 2020, the Committee evaluated Mr. Clouse’s fiscal 2020 performance, taking into account the Company’s performance in fiscal 2020 against the metrics established for the AIP, for which Mr. Clouse, as our CEO, has ultimate oversight and responsibility. The Committee also evaluated Mr. Clouse’s individual performance, as assessed by all independent directors on the Board through the CEO evaluation process, noting his leadership in the following areas: managing through a global pandemic, delivery of financial results in line with external guidance; continued progress in capturing Snyder’s-Lance synergies and achieving earlier-than-expected enterprise costs savings; completing the divestitures of the Campbell International and the European chips business; driving operating discipline; and implementing a strategy to build a winning team and culture. Based on this review, the Committee established Mr. Clouse’s fiscal 2020 AIP award as shown in the table below.

Name	Fiscal 2020 Annual Incentive Target	Fiscal 2020 Company Performance Score		Fiscal 2020 Individual Performance Score			Fiscal 2020 Annual Incentive Award
Mark A. Clouse	$1,540,000	x	175%	x	100%	=	$2,695,000

Other NEOs

Each NEO has individual performance goals for fiscal 2020 against which his or her individual performance was assessed. Mr. Clouse provided the Committee with his assessment of each NEO’s fiscal 2020 performance and achievement relative to his or her individual performance goals. In providing the Committee with his assessment, Mr. Clouse made note of the following individual accomplishments for each NEO: Mr. Beekhuizen’s leadership in the areas of capital structure management (including debt reduction and liquidity management), cash flow management and cost savings and his efforts to complete the divestiture of the Arnott’s business; Mr. Ciongoli’s management of the Arnott’s business prior to its divestiture, management of risks during the COVID-19 pandemic and his oversight of the legal aspects of divestitures completed during the fiscal year; Mr. Foley’s leadership of the Pacific Foods integration and the performance of the overall Meals & Beverages division under his leadership in fiscal 2020; and Ms. Oswalt’s leadership of the Snyder’s-Lance integration and value capture efforts and the performance of the overall Snacks division under her leadership in fiscal 2020. Under the AIP, Mr. DiSilvestro was eligible for a pro-rated bonus based on the Company score. Based on the individual performance of Mr. Beekhuizen, Mr. Ciongoli, Mr. Foley and Ms. Oswalt, Mr. Clouse recommended, and the Committee reviewed and approved, the AIP payouts as shown in the table below.

Name	Fiscal 2020 Annual Incentive Target	Fiscal 2020 Company Performance Score			Fiscal 2020 Individual Performance Score			Fiscal 2020 Annual Incentive Award
Mick J. Beekhuizen*	$526,721	x	175%		x	100%	=	$921,762
Anthony P. DiSilvestro*	$421,800	x	175%		x	100%	=	$738,150
Adam G. Ciongoli	$591,360	x	175%		x	100%	=	$1,034,880
Christopher D. Foley	$492,000	x	175%	**	x	100%	=	$861,000
Valerie J. Oswalt*	$190,164	x	154%	**	x	100%	=	$292,853
*	The AIP target for Messrs. Beekhuizen and DiSilvestro and Ms. Oswalt are pro-rated based on the time of employment during fiscal 2020.
**	For purposes of determining the fiscal 2020 AIP award for Mr. Foley and Ms. Oswalt, the Committee used a score that was weighted 30% on its assessment of total Company performance, and 70% on the CEO’s assessment of the performance of the Meals & Beverages division and the Snacks division, respectively.

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Sign-On Bonuses to Mr. Beekhuizen and Ms. Oswalt

On August 28, 2019, we announced Mr. Beekhuizen was elected Executive Vice President and CFO effective September 30, 2019. In connection with his hiring, the Committee authorized a one-time cash payment of $700,000 in recognition of the forfeiture of the annual bonus from his prior employment. On March 2, 2020, we announced Ms. Oswalt was elected Executive Vice President and President, Campbell Snacks effective with her hire date of March 9, 2020. In connection with her hiring, the Committee authorized a one-time cash payment of $500,000 in recognition of the forfeiture of the annual bonus from her prior employment.

Long-Term Incentive Compensation

Long-term incentives are typically equity awards, although cash-based awards may be made in limited circumstances. Equity grants are typically approved by the Committee each September, which is near the beginning of our fiscal year. Individual grants are based on the executive’s level of responsibility, possession of critical skills, individual performance and future leadership potential as assessed in our human resources organization planning process. The components of the LTI Program have evolved over time and are modified periodically to further the goals of the program. For fiscal 2020, the Committee decided to stop issuing stock options to the executive officers to simplify the design of the LTI program, while believing that the mix of performance and time-lapse restricted units provided strong shareholder alignment. All shares paid out under our LTI Program are treasury shares that were previously issued and outstanding.

Fiscal 2020 Long-Term Incentive Program

Each NEO employed at the time of the LTI grants has a long-term incentive target that is expressed as a percentage of his or her base salary and a dollar amount. These targets are designed to deliver total direct compensation that approximates the regressed market median, in accordance with our Compensation Principles and Policies. The Committee reviews the LTI targets for each NEO annually. The Committee increased Mr. Clouse’s fiscal 2020 LTI target from 500% to 525%. In making this decision, the Committee noted the progress made during fiscal 2019, including the successful divestiture of Campbell Fresh and the ongoing process for Campbell International, establishment of a new strategy and a new leadership team, and delivery of operating plan goals. The Committee particularly wanted to incent long-term behaviors by raising the LTI target. The Committee did not make any changes to the fiscal 2020 LTI targets for Messrs. Ciongoli or DiSilvestro when it reviewed these targets in March 2019. The Committee set Mr. Beekhuizen’s fiscal 2020 LTI target at 250% in connection with his employment as CFO effective September 30, 2019. The Committee set Mr. Foley’s fiscal 2020 LTI target at 220% of base salary in June 2019, prior to the approval of the fiscal 2020 LTI grants in connection with his promotion to Executive Vice President and President, Meals & Beverages in June 2019. Ms. Oswalt was not employed by the Company at the time of the fiscal 2020 LTI grants. Instead, she received a one-time grant as described further below. The fiscal 2020 long-term incentive targets for our NEOs are set forth in the table below:

Name	Fiscal 2020 LTI Target (% of Base Salary)	Fiscal 2020 LTI Target ($)
Mark A. Clouse	525%	$5,025,000
Mick J. Beekhuizen	250%	$1,750,000
Anthony P. DiSilvestro*	250%	$1,757,500
Adam G. Ciongoli	220%	$1,594,340
Christopher D. Foley**	220%	$1,210,000
Valerie J. Oswalt	N/A	N/A
*	Mr. DiSilvestro’s 2020 LTI grant will vest in accordance with the terms of the LTI program as described on pages 53 and 54.
**	Mr. Foley’s LTI target was based on his base salary as of August 1, 2019.

Awards granted under our long-term incentive program in fiscal 2020 to our NEOs consisted of a combination of performance-restricted share units and time-lapse restricted share units, as follows:

●	TSR performance-restricted share units, which are earned based upon our TSR performance over the three-year performance period compared to the TSRs of the other companies in the Performance Peer Group; and
●	Time-lapse restricted stock units, which vest ratably over three years based on continuous service with the Company.

In fiscal 2020, each NEO who participated in the LTI Program received 60% of their long-term incentive opportunity in TSR performance-restricted share units and 40% in time-lapse restricted stock units. There is no payment of dividends on restricted share units during the restriction period; instead, accumulated dividend equivalents will be paid in cash at the end of the restriction period on the units that ultimately vest. The long-term incentive awards that were granted to our NEOs during fiscal 2020 appear in the table below, and a description of each component that was granted in fiscal 2020 or that vested in whole or in part based on our fiscal 2020 performance appears in the narrative discussion following the table.

Campbell Soup Company   |   2020 Proxy Statement   47

Name	TSR Performance- Restricted Share Units	Time-Lapse Restricted Share Units	LTI Grant Value on Date of Grant*
Mark A. Clouse	74,170	49,447	$5,250,000
Mick J. Beekhuizen	24,723	16,482	$1,750,000
Adam G. Ciongoli	27,026	18,017	$1,913,000
Christopher D. Foley	17,949	11,966	$1,270,500
Anthony P. DiSilvestro	14,128	9,418	$1,000,000
*	Value for grants made on October 1, 2019 is based on a stock price of $42.47, which was the average closing price of Campbell common stock over the final 20 trading days in August 2019. The grant date fair value of share units, as shown in the 2020 Summary Compensation Table on page 53 and the 2020 Grants of Plan-Based Awards table on page 55, is different than the value in the table above because the grant date fair value is based on a Monte Carlo valuation in the case of the TSR performance-restricted share units and the closing share price on the date of the grant for time-lapse restricted share units.

The fiscal 2020 long-term incentive awards to Messrs. Clouse and Beekhuizen were granted at target. Messrs. Ciongoli and Foley were granted an award in excess of their target amount based on the recommendation of the CEO and the Committee’s evaluation of their performance. Mr. Ciongoli was granted an award equal to 120% of his target and Mr. Foley was granted an award equal to 105% of his target. Mr. DiSilvestro’s grant was at less than target and reflected the transitional nature of his role. As stated above, Ms. Oswalt was not employed by the Company at the time of the 2020 LTI award grants.

TSR Performance-Restricted Share Units

In fiscal 2020, the Committee granted 60% of long-term incentive awards to the NEOs in the form of TSR performance-restricted share units. The Committee believed that it was appropriate to include an element that compared our performance to an external peer group, and that linking a significant portion of long-term compensation to our TSR performance aligns the interests of NEOs with those of our shareholders. TSR performance-restricted share units are paid out based upon our TSR performance over a three-year period compared to the TSRs of the other companies in the Performance Peer Group over the same three-year period. At the time of payment, the Committee can exercise negative discretion in determining our ranking under the TSR performance-restricted share unit portion of the program in the event of extraordinary circumstances.

The grants made in fiscal 2020 have a fiscal 2020-2022 performance period. Based on the current composition of the Performance Peer Group, which has 11 companies, including Campbell, the percentage of target TSR units granted in fiscal 2020 that will be paid out at the end of the performance period based upon our TSR performance ranking is illustrated in the chart below:

Campbell’s TSR Performance Rank	1	2	3	4	5	6	7	8	9	10	11
Percentage Payout	200%	200%	175%	150%	125%	100%	75%	50%	0%	0%	0%

Time-Lapse Restricted Share Units

In fiscal 2020, the Committee granted long-term incentive awards to the NEOs in the form of time-lapse restricted share units. Time-lapse restricted share units will vest in equal installments on each of the first three anniversaries of the grant date and are paid out two months following the end of each fiscal year provided that the NEO meets the service requirements. The Committee intends for the time-lapse restricted share units to be a retention tool.

In addition to the grants that are made as part of the annual long-term incentive program, the Committee may also grant time-lapse restricted share units to NEOs in other limited circumstances, typically (1) at the start of their employment with us in recognition of their forfeiture of long-term incentive grants from their prior employer, (2) as additional compensation when an NEO is promoted into a new role or given additional responsibilities, or (3) as an additional retention tool.

New Employment Grants to Mr. Beekhuizen and Ms. Oswalt

As stated above, Mr. Beekhuizen was elected Executive Vice President and CFO effective September 30, 2019. In connection with his hiring, on October 1, 2019, the Committee awarded Mr. Beekhuizen a one-time grant of 54,113 time-lapse restricted units in recognition of the forfeiture of equity awards from his prior employment. Similarly, Ms. Oswalt was elected Executive Vice President and President, Campbell Snacks on March 2, 2020 effective as of her hire date of March 9, 2020. In connection with her hiring, on April 1, 2020, the Committee awarded Ms. Oswalt a one-time grant of 46,816 time-lapse restricted units in recognition of the forfeiture of equity awards from her prior employment. The one-time grants to Mr. Beekhuizen and Ms. Oswalt vest in three equal annual installments beginning on the first anniversary of the grant date.

For more information on these awards, see the 2020 Grants of Plan-Based Awards Table on page 55.

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Awards with Performance Periods Ending in Fiscal 2020

TSR Performance-Restricted Share Units

TSR performance-restricted share units were granted in October 2017 as part of the fiscal 2018 LTI Program. These units had a fiscal 2018-2020 performance period. For the fiscal 2018-2020 performance period, the percentage of target TSR performance-restricted share units that were paid out was based upon our TSR performance ranking as illustrated in the chart below.

Campbell’s TSR Performance Rank	1	2	3	4	5	6	7	8	9	10	11
Percentage Payout	200%	200%	175%	150%	125%	100%	75%	50%	0%	0%	0%

●	Our cumulative three-year TSR of 5.4% ranked 8th versus the peer group.
●	Based on the above criteria and our TSR performance ranking, the payout for TSR performance-restricted share units for the fiscal 2018-2020 performance period was 50% of the target amount.

FCF Performance-Restricted Share Units

In fiscal 2019, the Committee granted long-term incentive awards to the NEOs in the form of free cash flow (“FCF”) performance-restricted share units. Prior to this year’s deleveraging of our balance sheet, the Committee believed that free cash flow was particularly important to the Company’s long-term objectives. The grants made in fiscal 2019 have a 2019-2021 performance period. The Committee establishes a goal for free cash flow for each year of the performance period. Accordingly, the fiscal 2019 LTI Program included FCF performance-restricted share units that will vest based on free cash flow performance in fiscal 2019, 2020 and 2021. Fiscal 2019 free cash flow was $1.022 billion, versus a target goal of $730 million, resulting in a performance score for fiscal 2019 of 200%. Fiscal 2020 free cash flow was $1.078 billion, versus a target goal of $650 million, resulting in a performance score for fiscal 2020 of 200%. The fiscal 2020 goal reflected the anticipated divestiture of the Campbell International businesses as well as a lower incremental improvement in working capital compared to significant improvement in the prior year, which recognized the additive nature of working capital improvements. An additional free cash flow goal will be established for fiscal 2021 and the units that were granted in fiscal 2019 and 2020 and those to be granted in fiscal 2021 will vest at the end of fiscal 2021 based on the average of the three performance scores achieved over the three-year performance period. No portion of the FCF performance-restricted share units will be paid out until the completion of the three-year performance period.

Retirement Plans and Other Benefits

Pension Plans

Eligible NEOs participate in one qualified, defined benefit pension plan, the Campbell Soup Company Retirement and Pension Plan (“Qualified Plan”) and in one of two non-qualified, defined benefit pension plans (1) the Campbell Soup Company Supplemental Employees’ Retirement Plan (“SERP”) or (2) the Campbell Soup Company Mid-Career Hire Pension Plan (“MCHP”). The Qualified Plan provides funded, tax-qualified benefits up to applicable annual limits allowed under the IRC for full-time U.S. employees who commenced employment with us prior to January 1, 2011. The SERP is an unfunded, non-qualified executive retirement plan which is intended to provide the benefits that are not payable under the Qualified Plan based on statutory compensation limits or due to the NEO’s deferral of compensation. The MCHP provides unfunded, nonqualified benefits to certain U.S.-based senior executives who were hired in the middle of their careers that attempt to replicate the pension benefits earned by similarly situated employees who instead worked their entire career at Campbell. In this regard, such executives typically forfeited future pension benefits that they would have earned if they remained with their prior employers. The MCHP also provides benefits in excess of the annual IRC limits applicable to the Qualified Plan. MCHP benefits are offset by benefits paid under the Qualified Plan and the plans prohibit duplication of benefits. All defined benefit pension plans were closed to new participants, effective December 31, 2010. The only NEO who was eligible for the Qualified Plan and the SERP in fiscal 2020 was Mr. Foley. The only NEO who was eligible for the Qualified Plan and MCHP in fiscal 2020 was Mr. DiSilvestro.

Although closed to new participants, we maintain the Qualified Plan, the SERP and the MCHP as a means to retain eligible employees and to provide them with a competitive level of pension benefits. The retirement plans provide eligible employees, including the eligible NEOs, the opportunity to plan for future financial needs during retirement. Under the Qualified Plan, the actual pension benefit is calculated on the same basis for all participants, and is based upon the eligible NEO’s:

●	length of service;
●	covered compensation (for example, base salary and annual incentive payments under the AIP); and
●	age at retirement.

Time-lapse restricted share units, performance-restricted share units and stock options, as well as any extraordinary remuneration, are not included in the calculation of the pension benefit under the Qualified Plan. For a more detailed discussion of the retirement plans and the accumulated benefits under these plans, see the 2020 Pension Benefits table and the accompanying narrative beginning on page 59.

Campbell Soup Company   |   2020 Proxy Statement   49

NEOs who are not eligible to participate in the MCHP because they were hired or promoted into an eligible salary grade on or after January 1, 2011, may be eligible to receive an Executive Retirement Contribution. Messrs. Clouse, Beekhuizen, Ciongoli and Foley and Ms. Oswalt were eligible for the Executive Retirement Contribution in fiscal 2020. The Executive Retirement Contribution is a credit to the participant’s Supplemental Retirement Plan account. The amount of the Executive Retirement Contribution is calculated on the same basis for all participants using covered compensation (for example, base salary and annual incentive payments under the AIP) and is subject to vesting criteria. The Executive Retirement Contribution is consistent with our objective to attract and retain experienced senior executives to execute our strategies and was adopted as a means to provide a competitive level of retirement benefits to executives hired following the closure of the MCHP to new participants. For a more detailed discussion of the Executive Retirement Contribution, see the narrative on page 58 following the 2020 Pension Benefits table and the 2020 Nonqualified Deferred Compensation table and accompanying narrative beginning on page 62.

Deferred Compensation Plans

The Campbell Soup Company Deferred Compensation Plan and Supplemental Retirement Plan provide an opportunity for eligible U.S.-based participants, including the NEOs, to save for future financial needs. For a more detailed discussion of the deferred compensation arrangements relating to the NEOs, see the 2020 Nonqualified Deferred Compensation table and accompanying narrative beginning on page 62.

Perquisites

Our Personal Choice Program provides quarterly cash payments to certain NEOs in lieu of reimbursements for items such as tax or estate planning services or financial planning services. The Committee believes that these payments are appropriate to reimburse executives for financial and tax planning services or other purposes so that the executives are not distracted from devoting their time and energy to their responsibilities to the Company. We also provide long-term disability protection to NEOs who were hired in 2015 and prior that is in addition to the standard long-term disability coverage provided for other employees. During fiscal 2020, we provided supplemental long-term disability coverage to Messrs. Ciongoli and DiSilvestro.

During fiscal 2020, we provided relocation benefits to Mr. Clouse, consistent with the terms and conditions of our relocation policies for executives at Mr. Clouse’s level in the organization. The Committee believed these benefits were necessary and appropriate to recruit Mr. Clouse and support his transition into the CEO role.

We also provided relocation benefits to Mr. Beekhuizen during fiscal 2020, consisting of temporary housing and related benefits that are consistent with the terms and conditions of our relocation policies for executives of Mr. Beekhuizen’s level in the organization related to his relocation to the Philadelphia area. Finally, we provided relocation benefits to Mr. Foley during fiscal 2020, that were consistent with the terms and conditions of our relocation policies for executives of Mr. Foley’s level in the organization in connection with his relocation to the Philadelphia area.

In connection with her employment, we offered Ms. Oswalt a one-time payment of $11,731 for tuition reimbursement and a stipend of $2,500 per week less applicable taxes to assist her with living expenses in the Charlotte area for a period of eighteen months. The purpose of the stipend was to allow Ms. Oswalt to live in the Charlotte area until she was in a position to relocate. Because of the COVID-19 pandemic, Ms. Oswalt did not use the stipend in fiscal 2020.

For additional information on all perquisites provided to the NEOs in fiscal 2020, please see the 2020 Summary Compensation Table and accompanying footnotes, which begin on page 53.

Severance Plans

Each executive officer who reports to the CEO, including each of the NEOs are participants in the Campbell Soup Company Executive Severance Pay Plan (the “Executive Severance Plan”). The Executive Severance Plan provides a maximum payment of two times base salary if the executive is involuntarily terminated without cause. This payment and benefit level was determined primarily by reference to the amount of time customarily required for employees who are involuntarily terminated without cause to find other employment. We believe that, due to the relative scarcity of senior executive roles, employees at higher levels in the organization generally need more time to locate comparable positions elsewhere than employees at lower levels. Assurance of a reasonable measure of financial security in the event of involuntary termination is important to candidates for executive positions, and the extent of the severance benefits offered by Campbell in comparison with those available at other companies is sometimes a significant factor in their evaluations of the attractiveness of opportunities at Campbell.

Mr. DiSilvestro is currently receiving severance benefits under the Executive Severance Plan. For a more detailed discussion of his severance arrangement, see Potential Payments Upon Termination or Change in Control beginning on page 63.

Change in Control Benefits

We have entered into “double-trigger” Change in Control Severance Protection Agreements (“CIC Agreements”) with each of the NEOs. The CIC Agreements provide for severance pay and continuation of certain benefits should an applicable termination of employment occur in connection with and within two years following a change in control. The Committee believes that the CIC Agreements are necessary in order to retain stability in the senior executive team in the event there is a threatened or actual change in control.

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The CIC Agreements’ double-trigger provisions require the occurrence of the following two events in order for an executive to receive payments and benefits: (1) a change in control; and (2) the executive’s employment must be terminated involuntarily and without cause (or terminated voluntarily for good reason) within two years following a change in control.

None of our current CIC Agreements with the NEOs provides “gross-up” payments to cover any federal excise taxes owed on change in control-related severance payments and benefits.

For a more detailed discussion of these CIC Agreements, see Potential Payments Upon Termination or Change in Control, beginning on page 63.

We also have change in control provisions in our AIP, our long-term incentive plans and our U.S. retirement plans, and these provisions apply equally to all participants in the plans, including the NEOs.

HOW DO WE MANAGE RISKS RELATED TO OUR COMPENSATION PROGRAM?

Risk Assessment — Incentive Compensation Programs

Each year, the Committee reviews the risk profile of our compensation programs. Management completes, for review by the Committee, an assessment of our compensation programs on a global basis, with a focus on incentive compensation programs. The Committee believes that our compensation programs do not create risks that are likely to have a material adverse effect on the Company. The Committee’s assessment was based on several factors, including:

●	the compensation governance process that we have established;
●	the relative size of the potential payouts in the aggregate and for any individual;
●	the inclusion of a “cap” on the maximum payouts to any individual;
●	the use of multiple metrics in the respective incentive programs; and
●	the potential for incentive compensation to be recouped pursuant to the Company’s Clawback Policy, as described on page 52.

Executive Stock Ownership

We require NEOs to own shares to further align their interests with those of shareholders. It is our policy that NEOs achieve an ownership stake that represents a significant multiple of their base salaries. Until the ownership level is achieved, NEOs must retain at least half of the after-tax value of each equity award in shares of Campbell stock upon the vesting of restricted share units or exercise of options. All NEOs that are currently employed by the Company are compliant with the retention requirements, and all have either met or are making meaningful progress toward their respective ownership standard. Progress toward a designated ownership standard is measured annually.

The share ownership requirements for NEOs are listed below. The ownership standard is expressed as a multiple of salary that is determined based on organization level or salary grade. Establishing ownership standards as a multiple of base salary links the program with pay actions (i.e., base salary increases), and ensures that ownership objectives remain competitive. The ownership multiples have been set at market median.

Stock Ownership Requirement as Multiple of Base Salary

Executives may count toward these requirements the value of shares beneficially owned and shares and share units that are deferred and fully vested in the 401(k) plan and other deferred compensation programs. Unvested restricted share units and unexercised stock options are not counted in calculating ownership.

Tax Implications

Until Congress amended IRC Section 162(m) under the Tax Cuts and Jobs Act of 2017 (“TCJA”), IRC Section 162(m) limited the deductibility of the compensation paid to an NEO (excluding the CFO) to $1 million, except to the extent the compensation was qualified performance-based compensation. Historically, the Committee established performance goals for the AIP and LTI Program that were designed to qualify the annual and long-term incentives awarded to our NEOs as deductible under IRC Section 162(m).

Effective January 1, 2018, the TCJA made significant changes to IRC Section 162(m). As a result, compensation we pay to NEOs in excess of $1.0 million will not be deductible for tax years beginning on or after January 1, 2018, subject to limited transition relief for arrangements in place as of November 2, 2017, the scope of which is uncertain. The Company intends to avail itself of this transition relief, to the extent applicable, for compensation paid pursuant to written, binding contracts that were in effect on November 2, 2017.

Campbell Soup Company   |   2020 Proxy Statement   51

Now that the performance-based compensation exception is no longer available, the Company anticipates that it will no longer include IRC Section 162(m)-related limitations or provisions or request shareholder approval for this purpose and may not generally attempt to meet the requirements previously included in our plans related to the exception, however the Company intends to continue its pay for performance philosophy and will continue to provide that a significant portion of compensation paid to our NEOs is subject to performance criteria.

Policies Prohibiting Hedging or Pledging Company Securities

It is our policy to prohibit all directors, officers and employees from hedging or offsetting the economic risk associated with fully owned shares, restricted share units and unexercised stock options that are granted as compensation or held directly or indirectly by the director, officer or employee. The Campbell Soup Company Amended and Restated Insider Trading Policy (“Insider Trading Policy”), which is available on our corporate website at www.campbellsoupcompany.com, provides that no director, officer (including any executive officer) or employee may purchase securities or other financial instruments that “hedge”, or are designed to “hedge”, the value of any security issued by Campbell, its subsidiaries or affiliates, including phantom stock or stock units. The Insider Trading Policy defines “hedge” as any security transaction that reduces the risk on an already existing investment position in a Campbell security, including the purchase or sale of options, puts, calls, straddles, equity swaps or other derivatives linked to a Campbell security. In addition, in-and-out trading involving holding of securities for brief periods and other speculative transactions in Campbell securities are strictly prohibited by the Insider Trading Policy. Directors and officers of Campbell are prohibited by law from making any short sale (i.e., sale of securities not owned at the time of sale) of Campbell’s stock.

We also have a policy that prohibits pledging of shares by directors and executive officers, with an exception for pledge arrangements that were established prior to September 25, 2013. No executive officers have any existing pledge agreements. One director currently has a grandfathered arrangement. See the footnotes following the Ownership of Directors and Executive Officers table on page 71 for further information.

Incentive Compensation Clawback Policy

In September 2017, the Board approved the Campbell Soup Company Incentive Compensation Clawback Policy (“Clawback Policy”) to better align our compensation practices with our shareholders’ interests and ensure that incentive compensation is based upon accurate financial information. Our Clawback Policy, which covers all executive officers (including the NEOs), allows for recovery of cash and equity incentive compensation in the event the Company is required to prepare a material financial restatement due to fraud or intentional misconduct.

The Committee has sole discretion to determine whether and how to apply the Clawback Policy. In determining whether to recover compensation, the Committee will consider whether the executive officer received incentive compensation based on the original financial results that was in excess of the incentive compensation that should have been received based on the restated financial results. The Committee will also consider the accountability of the individual executive officer for the restatement, including whether the individual engaged in fraud or intentional misconduct.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

The Compensation and Organization Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on such reviews and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Organization Committee
Marc Lautenbach, Chair
John P. (JP) Bilbrey
Bennett Dorrance
Mary Alice Malone
Kurt T. Schmidt

Approved: September 23, 2020

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EXECUTIVE COMPENSATION TABLES

2020 Summary Compensation Table

The following Summary Compensation Table provides information concerning the fiscal 2020 compensation of our Chief Executive Officer, Chief Financial Officer, former Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers at fiscal year end (August 2, 2020) (“named executive officers” or “NEOs”). Information is only included for Messrs. Clouse, Beekhuizen and Foley and Ms. Oswalt for those years within the last three fiscal years in which the individual was an NEO. For a complete understanding of the table, please read the footnotes and narrative disclosures that follow the table.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Mark A. Clouse President and Chief Executive Officer	2020	$1,083,333	$0	$7,558,705	$0	$2,695,000	$0	$1,102,784	$12,439,822
	2019	$515,068	$0	$2,910,107	$1,951,621	$1,120,883	$0	$398,095	$6,895,774

Mick J. Beekhuizen Executive Vice President and Chief Financial Officer	2020	$583,333	$700,000	$4,864,216	$0	$921,762	$0	$180,150	$7,249,461
Anthony P. DiSilvestro Former Senior Vice President and Chief Financial Officer	2020	$468,667	$0	$1,497,558	$0	$738,150	$1,899,758	$350,537	$4,954,670
	2019	$703,000	$0	$852,609	$360,370	$1,161,637	$937,673	$65,455	$4,080,744
	2018	$699,583	$50,000	$1,068,631	$397,223	$0	$267,938	$81,268	$2,564,643
Adam G. Ciongoli Executive Vice President and General Counsel	2020	$736,783	$0	$2,698,061	$0	$1,034,880	$0	$341,820	$4,811,544
	2019	$724,700	$0	$773,493	$326,914	$1,064,439	$0	$158,875	$3,048,421
	2018	$722,917	$50,000	$965,057	$358,722	$0	$0	$221,643	$2,318,339
Christopher D. Foley Executive Vice President and President, Meals & Beverages	2020	$579,917	$0	$1,736,330	$0	$861,000	$175,508	$465,491	$3,818,246
Valerie J. Oswalt Executive Vice President and President, Campbell Snacks	2020	$237,097	$500,000	$2,152,600	$0	$292,853	$0	$81,359	$3,263,909
(1)	Mr. Beekhuizen and Ms. Oswalt joined the Company during fiscal 2020. The amounts reported in this column for fiscal 2020 for Mr. Beekhuizen and Ms. Oswalt represent one-time cash payments in recognition of the forfeiture of their respective annual bonuses from their prior employment.
(2)	The amounts reported in this column represent the aggregate grant date fair value of all stock awards granted to each NEO, calculated in accordance with FASB ASC Topic 718, for the listed fiscal year. The assumptions we used in calculating these amounts are included in Note 19 to the Consolidated Financial Statements in our 2020 Form 10-K. With respect to the FCF performance-restricted share units, the amounts reported in this column represent the grant date fair value of that portion of each NEO’s award that was tied to free cash flow performance in fiscal 2019 and fiscal 2020. The portion of the FCF performance-restricted share units that are tied to fiscal 2021 free cash flow performance are not yet considered granted for accounting purposes and are not reflected in this table.
The amounts reported in the Summary Compensation Table for the performance-based awards assume a future payout at the target level, which we believe is the probable outcome of the performance conditions at the time of grant. However, this may not represent the amounts that the NEOs will actually realize from the awards. Whether and to what extent, an NEO realizes value with respect to these performance-based awards will depend on our actual free cash flow and TSR performance and the NEO’s continued employment. If our performance results in a future payout at the maximum level (200% of target), the aggregate grant date fair value of the performance-based stock awards granted in fiscal 2020 would have been as follows: Mr. Clouse, $10,487,191; Mr. Beekhuizen, $3,117,916; Mr. DiSilvestro, $2,113,216; Mr. Ciongoli, $3,709,012; and Mr. Foley, $2,352,163.
The amounts reported in the Summary Compensation Table for time-lapse stock awards assume the service conditions will be met and the awards will vest. Whether, and to what extent, an NEO realizes value with respect to these time-lapse stock awards will depend on the NEO’s continued employment. Mr. DiSilvestro’s time-based stock award will continue to vest in accordance with their original schedule because he qualified for retirement treatment under the terms of the awards.
A portion of the performance-based stock awards shown above for Mr. DiSilvestro are eligible to vest based on the length of time he was employed during the applicable performance period. The remaining portions of each award were forfeited due to his failure to meet the service-based vesting conditions. The aggregate grant date fair value of the awards that were forfeited by Mr. DiSilvestro, and the aggregate grant date fair value of the awards that are eligible to vest is set forth in the table below. Whether and to what extent the awards partially vest will ultimately depend on our operating, free cash flow and TSR performance and the extent to which the service-based vesting conditions are met. Mr. DiSilvestro’s employment with the company ended on March 31, 2020.

Campbell Soup Company   |   2020 Proxy Statement   53

Name	Fiscal Year Granted	Grant Date Fair Value of Forfeited Awards	Grant Date Fair Value of Awards Eligible to Vest
Anthony DiSilvestro	2020	$825,216	$672,343
	2019	$232,867	$619,742
	2018	$111,700	$824,150
For additional information on grant date fair value and estimated future payouts of stock awards, see the 2020 Grants of Plan-Based Awards table on page 55, and to see the value of stock awards actually realized by the NEOs in fiscal 2020, see the 2020 Option Exercises and Stock Vested table on page 58.
(3)	The amounts reported in this column represent the grant date fair value of the option awards, calculated in accordance with FASB ASC Topic 718, for the listed fiscal year. The assumptions we used in calculating these amounts are included in Note 19 to the Consolidated Financial Statements in our 2020 Form 10-K. For additional information on grant date fair value of option awards, see the 2020 Grants of Plan-Based Awards table on page 55.
Mr. DiSilvestro qualified for retirement treatment under the terms of his option awards and the option awards shown above will continue to vest in accordance with their original schedule.
(4)	The amounts reported in this column for each NEO reflect the amounts earned and paid under the AIP. Payments under the AIP were determined as described in the CD&A beginning on page 44.
(5)	The change in pension amounts reported for fiscal 2020 are comprised of changes between July 29, 2019 and August 2, 2020 in the actuarial present value of the accumulated pension benefits for eligible NEOs. Eligible NEOs receive pension benefits under the same formula applied to all eligible U.S.-based salaried employees, except for benefits accrued under the MCHP. The only eligible NEOs for these pension benefits in fiscal 2020 were Messrs. DiSilvestro and Foley. The assumptions used in calculating the change in pension value are described on page 61.
The values reported in this column are theoretical, as those amounts are calculated pursuant to SEC requirements and are based on assumptions used in preparing our consolidated audited financial statements for the years ended July 28, 2019 and August 2, 2020. The Qualified Plan, SERP and MCHP utilize different methods of calculating actuarial present value for the purpose of determining a lump-sum payment, if any, to be paid under each pension plan. The change in pension value from year to year as reported in the table is subject to market volatility and may not represent the value that an NEO will actually accrue under the Qualified Plan, and either the SERP or the MCHP, as applicable, during any given year. The material provisions of our pension plans and deferred compensation plans are described on pages 59 through 63.
No NEO received above-market earnings (as this term is defined by the SEC) on their nonqualified deferred compensation accounts during fiscal 2020.
(6)	The amounts reported in this column reflect, for each NEO, the sum of (i) the incremental cost to Campbell of all perquisites and other personal benefits; (ii) any amounts contributed by Campbell to the applicable 401(k) plan and any 401(k) supplemental program, which are part of our deferred compensation plans; (iii) executive retirement contributions; (iv) any premiums paid by Campbell for executive long-term disability benefits; (v) relocation expenses paid by Campbell (vi) severance benefits and (vii) any other amounts received by the NEO.

The following tables outline those (i) perquisites and other personal benefits and (ii) all other additional compensation required by the SEC rules to be separately quantified:

Name	401(k) Company Contribution	401(k) Supplemental Company Contribution(a)	Executive Retirement Contribution(b)	Long- Term Disability	Relocation(c)	Perquisites(d)	Tax Gross-ups(e)	Total
Mark A. Clouse	$19,950	$134,166	$220,165	$0	$403,504	$48,000	$276,999	$1,102,784
Mick Beekhuizen	$29,104	$8,319	$56,539	$0	$43,223	$24,000	$18,965	$180,150
Adam G. Ciongoli	$19,950	$106,109	$180,085	$3,676	$0	$32,000	$0	$341,820
Christopher D. Foley	$19,541	$31,924	$112,379	$0	$205,625	$32,000	$64,022	$465,491
Valerie J. Oswalt	$14,885	$0	$21,923	$0	$820	$43,731	$0	$81,359
(a)	See pages 62 and 63 for a description of the supplemental 401(k) program.
(b)	This amount is unvested and is subject to forfeiture if the vesting criteria are not met. See page 61 for a description of the Executive Retirement Contribution.
(c)	The amounts disclosed for Messrs. Clouse, Beekhuizen and Foley, and Ms. Oswalt include relocation expenses as further described on page 50. These expenses include costs associated with the sale of the former homes of Messrs. Clouse and Foley, a reimbursement for a portion of Mr. Foley’s loss on sale, moving and storage of goods, temporary housing for Messrs. Beekhuizen and Foley and an area tour for Ms. Oswalt. Additionally, in order to allow Mr. Clouse to use the equity in his former home to purchase a new home in the Camden area after he was hired, we agreed to purchase his former home at a price equal to the average of three independent appraisals because he was unable to sell his home within a mutually agreed time. We then resold his former home at our expense. SEC rules require that we include as compensation to Mr. Clouse all expenses we incurred in fiscal 2020 in connection with the sale of his former home, including any difference between the price at which we purchased Mr. Clouse’s home based on the appraised value and the price at which we sold it.

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(d)	The amounts in this column represent the perquisites provided to each NEO, including a one-time payment of $11,731 paid to Ms. Oswalt for tuition reimbursement, $48,000 of personal benefits paid to Mr. Clouse under our Personal Choice program, $24,000 of personal benefits paid to Mr. Beekhuizen under our Personal Choice program, and $32,000 of personal benefits paid to each of Messrs. Ciongoli and Foley under our Personal Choice program, and Ms. Oswalt under our Personal Choice program. See page 50 for a description of the Personal Choice program.
(e)	Tax reimbursements related to relocation assistance received by Messrs. Clouse, Beekhuizen and Foley.

Name	401(k) Company Contribution	401(k) Supplemental Company Contribution(a)	Severance(b)	Long-Term Disability	Perquisites(c)	Total
Anthony P. DiSilvestro	$9,463	$58,362	$255,156	$3,556	$24,000	$350,537
(a)	See page 70 for a description of the supplemental 401(k) program.
(b)	The amount in this column represents the benefits to which Mr. DiSilvestro was entitled to under the Executive Severance Benefit Plan, as described on page 50, during the period from April 1, 2020 through August 2, 2020. The amount includes salary continuation payments, health and welfare benefits paid and the payout of accrued, unused vacation time. In addition, Mr. DiSilvestro is entitled to payments in fiscal 2021 and beyond that are subject to certain conditions that were not satisfied as of August 2, 2020 and are not reflected above.
(c)	The amounts in this column represents $24,000 of personal benefits paid to Mr. DiSilvestro under our Personal Choice program. See page 50 for a description of the Personal Choice program.

2020 Grants of Plan-Based Awards

The table below shows the awards granted to our NEOs during fiscal 2020 under the AIP and LTI Program.

			Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: # of Stock Units(2) (#)	All Other Option Awards: # of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name	Award Type	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark A. Clouse	AIP	—		$ 0	$1,540,000	$3,080,000	—	—	—	—	—	—
	FCF Grant	9/26/2019	9/25/2019	—	—	—	8,089	12,134	24,268	—	—	$566,658
	F19Y2
	RSU Grant	10/1/2019	9/25/2019	—	—	—	—	—	—	49,447	—	$2,315,109
	TSR Grant	10/1/2019	9/25/2019				37,085	74,170	148,340			$4,676,938
Mick J. Beekhuizen	AIP	—		$ 0	$526,721	$1,053,442	—	—	—	—	—	—
	RSU Grant	10/1/2019	9/25/2019	—	—	—	—	—	—	16,482	—	$771,687
	RSU Grant #2	10/1/2019	9/25/2019							54,113	—	$2,533,571
	TSR Grant	10/1/2019	9/25/2019				12,361	24,723	49,446			$1,558,958
Anthony P. DiSilvestro	AIP	—		$ 0	$421,800	$843,600	—	—	—	—	—	—
	FCF Grant	9/26/2019	9/25/2019	—	—	—	2,366	3,549	7,098	—	—	$165,738
	F19Y2
	RSU Grant	10/1/2019	9/25/2019	—	—	—	—	—	—	9,418	—	$440,951
	TSR Grant	10/1/2019	9/25/2019	—	—	—	7,064	14,128	28,256	—	—	$890,869
Adam G. Ciongoli	AIP	—		$ 0	$591,360	$1,182,720	—	—	—	—	—	—
	FCF Grant	9/26/2019	9/25/2019	—	—	—	2,146	3,219	6,438	—	—	$150,327
	F19Y2
	RSU Grant	10/1/2019	9/25/2019	—	—	—	—	—	—	18,017	—	$843,556
	TSR Grant	10/1/2019	9/25/2019	—	—	—	13,513	27,026	54,052	—	—	$1,704,178
Christopher D. Foley	AIP	—		$ 0	$492,000	$984,000	—	—	—	—	—	—
	FCF Grant	9/26/2919	9/25/2019	—	—	—	632	948	1,896		—	$44,272
	FY19Y2
	RSU Grant	10/1/2019	9/25/2019	—	—	—	—	—	—	11,966	—	$560,248
	TSR Grant	10/1/2019	9/25/2019	—	—	—	8,974	17,949	35,898	—	—	$1,131,810
Valerie J. Oswalt	AIP	—		$ 0	$190,164	$380,328	—	—	—	—	—	—
	RSU Grant	4/1/2020	3/25/2020	—	—	—	—	—	—	46,816	—	$2,152,600
(1)	The amounts listed under the Estimated Possible Payments under Non-Equity Incentive Plan Awards columns represent the minimum, target and maximum payouts for each executive for fiscal 2020 under the AIP.
(2)	The Committee sets dollar targets for grants to NEOs under the LTI Program. The dollar targets may be expressed as a percentage of salary or as some other amount and converted to units based upon Campbell’s average closing stock price during the last 20 trading days in August 2019, which was $42.47 for the fiscal 2020 grants made on October 1, 2019. The dollar target for Ms. Oswalt’s April 1, 2020 grant was converted to units based upon Campbell’s average closing stock price during the last 20 trading days prior to the April 1, 2020 grant date, which was $48.06.

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The performance period for TSR performance-restricted share units granted during fiscal 2020 is fiscal years 2020-2022, and this grant represents 60% of each NEO’s fiscal 2020 LTI award. The target units were credited to the NEOs on the grant date. For units granted in fiscal 2020, dividend equivalents will not be paid on the units during the applicable performance period. Instead, accumulated dividend equivalents will be paid in cash on the restricted share units that vest at the end of the performance period when the grants are paid out.
NEO’s received 25% of their fiscal 2019 LTI awards in FCF performance-restricted share units. The FCF performance-restricted share units shown in the table above represent the portion of the grant that was tied to fiscal 2020 cash flow performance. The portion of the FCF performance-restricted share units that are tied to fiscal 2021 free cash flow performance are not yet considered granted for accounting purposes and are not reflected in the table above. The target units were credited to the NEOs on the grant date but no vesting will occur until after the end of fiscal 2021.
The Committee certifies the attainment of performance goals, and any earned shares are distributed to participants following the end of the applicable performance period. See the description in the CD&A beginning on page 47 for information about targets, performance goals and payment of shares. The grants have specific rules related to the treatment of the units in the event of termination for cause, voluntary resignation, retirement, involuntary termination and change in control. These provisions are described under Potential Payments Upon Termination or Change in Control beginning on page 63.
(3)	The amounts reported in this column represent the grant date fair value of the stock awards granted in fiscal 2020, calculated in accordance with FASB ASC Topic 718. The grant date is established once the performance target is defined and communicated to participants which, in the case of the TSR performance-restricted share units granted during fiscal 2020 was October 1, 2019 and in the case of the FCF performance-restricted share units received in fiscal 2019, but which were granted for accounting purposes during fiscal 2020, was September 26, 2019. The assumptions we used in calculating these amounts are included in Note 19 to the Consolidated Financial Statements in our 2020 Form 10-K.

2020 Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options and restricted share units by each of the NEOs at fiscal year-end.

This table includes exercisable and unexercisable stock options, unvested time-lapse restricted share units, unvested performance-restricted share units (TSR, EPS and FCF) and unvested equity incentive plan awards. Each equity grant is shown separately for each NEO. The market value of stock awards is based on the closing market price of our common stock on July 31, 2020, which was $49.57. The performance-restricted share units, which were initially granted on October 1, 2017, October 1, 2018 and October 1, 2019, are subject to specific goals during the applicable performance period as explained in the CD&A beginning on page 47. The footnotes below the table describe the vesting schedules.

For additional information about the awards, see the description of the LTI Program in the CD&A beginning on page 47.

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	Option Awards						Stock Awards
Name	Grant Date for Options	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Grant Date for Stock Units	Number of Unvested Stock Units (#)	Market Value of Unvested Stock Units ($)	Equity Incentive Plan Awards: Number of Unvested Unearned Stock Units (#)	Equity Incentive Plan Awards: Market Value of Unvested Unearned Stock Units ($)
Mark A.	1/22/2019	60,668	121,337	(1)	$35.0500	1/22/2029	1/22/2019			72,802(7)	$3,608,795
Clouse	1/22/2019		150,000	(2)	$35.0500	1/22/2029	10/1/2019			148,340(6)	$7,353,214
							1/22/2019			36,401(5)	$1,804,398
							1/22/2019	24,268(8)	$1,202,965
							10/1/2019	49,447(8)	$2,451,088
Mick J.							10/1/2019			49,446(6)	$2,451,038
Beekhuizen							10/1/2019	16,482(8)	$817,013
							10/1/2019	54,113(8)	$2,682,381
Anthony P.	10/1/2018	17,744	35,488	(1)	$36.6000	10/1/2028	10/1/2018			10,648(7)	$527,821
DiSilvestro	10/1/2017	39,694	19,848	(1)	$47.1850	10/1/2027	10/1/2019			4,710(6)	$233,475
	10/1/2016	51,327			$54.6500	10/1/2026	10/1/2018			5,323(5)	$263,861
	10/1/2015	67,762			$50.2050	10/1/2025	10/1/2017	7,090(4)	$351,451
							10/1/2019	9,418(8)	$466,850
							10/1/2018	7,098(8)	$351,848
							10/1/2017	2,837(3)	$140,630
Adam G.	10/1/2018	0	32,194	(1)	$36.6000	10/1/2028	10/1/2018			19,316(7)	$957,494
Ciongoli	10/1/2017	0	17,924	(1)	$47.1850	10/1/2027	10/1/2019			54,052(6)	$2,679,358
	10/1/2016	44,232			$54.6500	10/1/2026	10/1/2018			9,658(5)	$478,747
	10/1/2015	0			$50.2050	10/1/2025	10/1/2017	7,684(4)	$380,896
							10/1/2019	18,017(8)	$893,103
							10/1/2018	6,439(8)	$319,181
							10/1/2017	2,562(3)	$126,998
Christopher D.							10/1/2018			5,688(7)	$281,954
Foley							10/1/2019			35,898(6)	$1,779,464
							10/1/2018			2,844(5)	$140,977
							10/1/2017	2,315(4)	$114,755
							10/1/2019	11,966(8)	$593,155
							10/1/2018	3,792(8)	$187,969
							10/1/2017	831(8)	$41,193
Valerie							4/1/2020	46,816(8)	$2,320,669
Oswalt
(1)	The options vest ratably over a three-year period, with one-third vesting on each of the first three anniversaries of the grant date. All of the remaining options granted on 10/1/2017 vested on September 30, 2020, and one-third of the options granted on 10/1/2018 vested on September 30, 2020.
(2)	The options vest 100% on the third anniversary of the grant date.
(3)	These are EPS performance-restricted share units that were granted in fiscal 2018. The awards are shown at 100% of target. The performance condition for the fiscal 2018 units was met based on our EPS performance during fiscal 2018, and these awards will vest at 100% on their applicable vesting dates assuming the applicable service conditions are met.
(4)

These are TSR performance-restricted share units that were granted in fiscal 2018 with a fiscal 2018-2020 performance period. The Committee met on August 20, 2020 to evaluate our TSR performance over the 2018-2020 performance period. Based on our TSR performance over the fiscal 2018-2020 performance period, the Committee certified the payout of the fiscal 2018 TSR performance-restricted share units at 50%. These awards will vest at 50% on their applicable vesting dates assuming the applicable service conditions are met.

(5)	These are TSR performance-restricted share units that were granted in fiscal 2019 with a fiscal 2019-2021 performance period. Because our TSR performance as of the end of fiscal 2020 met the performance measure required for payment at target, these awards are shown at target (100% of target). The extent to which these awards will vest and be paid out following the end of the fiscal 2019-2021 performance period will depend on our actual TSR performance over the full performance period. In addition, the grantee must remain employed through September 30, 2021 for the award to vest.
(6)	These are TSR performance-restricted share units that were granted in fiscal 2020 with a fiscal 2020-2022 performance period. Because our TSR performance as of the end of fiscal 2020 exceeded the performance measure required for payment at target, these awards are shown at maximum (200% of target). The extent to which these awards will vest and be paid out following the end of the fiscal 2020-2022 performance period will depend on our actual TSR performance over the full performance period. In addition, the grantee must remain employed through September 30, 2022 for the award to vest.
(7)	These are FCF performance-restricted share units that were issued in fiscal 2019 with a fiscal 2019-2021 performance period. These units will vest based on our free cash flow performance in each of fiscal 2019, fiscal 2020 and fiscal 2021. Because our free cash flow performance for fiscal 2019 and fiscal 2020 met the performance measure required for payment at maximum, these awards are shown at maximum (200% of target). The extent to which these awards will vest and be paid out following the end of the fiscal 2019-2021 performance period will depend on the average of our actual free cash flow performance over the full performance period. In addition, the grantee must remain employed through September 30, 2021 for the award to vest.

Campbell Soup Company   |   2020 Proxy Statement   57

(8)	These are time-lapse restricted share units which vest as follows:

Name	Grant Date	Vesting Schedule
Mark A. Clouse	1/22/2019	1/2 each on 1/22/2021 and 1/22/2022
	10/1/2019	1/3rd each on 9/30/2020,
9/30/2021, 9/30/2022
Mick Beekhuizen	10/1/2019	1/3rd each on 10/1/2020,
10/1/2021, 10/1/2022
Anthony P. DiSilvestro	10/1/2019	1/3rd each on 9/30/2020,
9/30/2021, 9/30/2022
	10/1/2018	1/2 each on 9/30/2020 and 9/30/2021
Adam G. Ciongoli	10/1/2019	1/3rd each on 9/30/2020,
9/30/2021, 9/30/2022
	10/1/2018	1/2 each on 9/30/2020 and 9/30/2021
Christopher D. Foley	10/1/2019	1/3rd each on 9/30/2020,
9/30/2021, 9/30/2022
	10/1/2018	1/2 each on 9/30/2020 and 9/30/2021
	10/1/2017	100% on 9/30/2020
Valerie J. Oswalt	4/1/2020	1/3rd each on 4/1/2021,
4/1/2022 and 4/1/2023

2020 Option Exercises and Stock Vested

The following table provides information on the number of shares acquired by each NEO upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark A. Clouse(1)	0	$0	12,133	$589,178
Mick J. Beekhuizen	0	$0	0	$0
Anthony P. DiSilvestro(2)	0	$0	8,829	$413,815
Adam G. Ciongoli (3)	114,430	$606,175	15,159	$708,321
Christopher D. Foley(4)	0	$0	6,826	$317,467
Valerie J. Oswalt	0	$0	0	$0
(1)	Mr. Clouse received an aggregate of 12,133 shares at a market price of $48.56 per share on January 22, 2020, upon the vesting of time-lapse restricted share units.
(2)	Mr. DiSilvestro received 3,548 shares at a market price of $46.87 per share on September 30, 2019, upon the vesting of time-lapse restricted share units. Mr. DiSilvestro also received 5,281 shares at a market price of $46.87 per share on September 30, 2019, upon the vesting of EPS performance-restricted share units.
(3)	The dollar value realized on the exercise of Mr. Ciongoli’s stock options reflects the total pre-tax value realized (Campbell stock price minus the option’s exercise price). Mr. Ciongoli received 3,219 shares at a market price of $46.87 per share on September 30, 2019, upon the vesting of time-lapse restricted share units, and 7,272 shares at a market price of $46.57 per share on December 1, 2019, upon the vesting of time-lapse restricted share units. Mr. Ciongoli also received 4,668 shares at a market price of $46.87 per share on September 30, 2019, upon the vesting of EPS performance-restricted share units.
(4)

Mr. Foley received 3,350 shares at a market price of $46.87 per share on September 30, 2019, upon the vesting of time-lapse restricted share units, and 3,476 shares at a market price of $46.16 per share on April 1, 2020, upon the vesting of time-lapse restricted share units.

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2020 Pension Benefits

Eligible NEOs participate in the Qualified Plan, and either the SERP or the MCHP, as each is described below and on pages 49 and 50. These plans were closed to new participants in 2010. The only NEO who was eligible for the Qualified Plan and the SERP in fiscal 2020 was Mr. Foley. The only NEO who was eligible for the Qualified Plan and MCHP in fiscal 2020 was Mr. DiSilvestro.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mark A. Clouse	Not applicable	0	$0	$0
	Not applicable	0	$0	$0
Mick J. Beekhuizen	Not applicable	0	$0	$0
	Not applicable	0	$0	$0
Anthony P. DiSilvestro	Qualified Plan	23.8	$1,035,598	$0
	MCHP	23.8	$8,381,655	$0
Adam G. Ciongoli	Not applicable	0	$0	$0
	Not applicable	0	$0	$0
Christopher D. Foley	Qualified Plan	21.2	$428,206	$0
	SERP	21.2	$163,686	$0
Valerie J. Oswalt	Not applicable	0	$0	$0
	Not applicable	0	$0	$0

The Qualified Plan

The Qualified Plan was established and designed to provide funded, tax-qualified pension benefits for eligible U.S.-based employees up to the applicable annual limits allowed under the IRC. The Qualified Plan became a cash balance pension plan on May 1, 1999. Participants who had an accrued benefit as of April 30, 1999 (including Mr. DiSilvestro) are eligible to receive the greater of their pension benefit under the prior benefit formula, which is based on final average pay, or the cash balance benefit. Employees who became participants in the Qualified Plan on or after May 1, 1999 (including Mr. Foley) are instead eligible only for the cash balance benefit. The pension benefits calculated under the prior benefit formula based on final average pay were frozen on April 30, 2014.

In January 2010, the Board took action to close the Qualified Plan to new participants, effective December 31, 2010, and, instead, offer eligible employees new enhancements to our 401(k) plan. This action was consistent with our efforts to move towards defined contribution plans as the vehicle for offering retirement benefits to its employees. As a result of this action, only Messrs. DiSilvestro and Foley participated in the Qualified Plan.

A participant in the Qualified Plan receives a plan account consisting of an opening account balance, pay credits and interest credits.

●	Opening Account Balance: If an employee was an active participant on April 30, 1999, he or she received an opening account balance consisting of an age 65 benefit accrued under the Qualified Plan as of December 31, 1998, converted to a lump-sum cash value using an interest rate of 5.25% and the 1983 unisex Group Annuity Mortality table. If an employee became a participant on or after May 1, 1999, the opening account balance is zero.
●	Pay Credits: Pay credits equal a percentage of a participant’s eligible compensation, which is limited by the IRC and described in more detail below in this section. Pay credits are credited as of the last day of each calendar year and made based upon the following formula:

Age as of December 31 of Prior Calendar Year	Pay Credit Rate
Less than 30	4.5%
30 but less than 40	5.5%
40 but less than 50	7.0%
50 but less than 60	8.0%
60 or more	9.0%

If a participant terminates employment before the end of a calendar year, he or she will be credited with pay credits as of the last day of the month in which employment ended.

Interest Credits: Interest is credited to a participant’s cash balance account as of the last day of each calendar year and is based on the average annual yield on the 30-year U.S. Treasury securities for November of the prior calendar year. Interest credits will never be less than 2.5% or more than 10%.

Eligible compensation includes non-deferred base pay and AIP payments, and deferred compensation attributable to pre-tax contributions to the Company’s applicable welfare cafeteria plan and 401(k) plan, respectively. Under the Qualified Plan, with the exception of Mr. DiSilvestro, participating NEOs are not eligible for unreduced benefits before attaining the normal retirement age of 65. NEOs who participated in the Qualified Plan prior to April 1, 1999 were eligible for an unreduced benefit at age 62. Mr. DiSilvestro entered the plan on his hire date of June 3,1996

Campbell Soup Company   |   2020 Proxy Statement   59

therefore he will be eligible for an unreduced benefit at age 62. In addition, we do not credit extra service beyond the actual years of an employee’s participation in the plan. Qualified Plan participants are 100% vested in their accrued benefit after attaining three years of service. Lump-sum payments are available as a form of distribution under the Qualified Plan.

The Present Value of Accumulated Benefit is the lump-sum present value of the annual pension benefit that was earned as of August 2, 2020 and that would be payable at age 65. The Present Value of Accumulated Benefits for the Qualified Plan was determined in this manner for Mr. Foley, but not for Mr. DiSilvestro. Because Mr. DiSilvestro had an accrued benefit on April 30, 1999, his benefits are determined using the prior benefit formula of 1% of his Final Average Pay (up to the Social Security Covered Compensation amount) plus 1.5% of his Final Average Pay in excess of the Social Security Covered Compensation times his years of service. Final Average Pay is the average of eligible compensation earned in the highest five calendar years, whether or not consecutive, during the last ten years of employment. Social Security Covered Compensation is the un-indexed average of the taxable wage base in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which the participant ceases to be employed by us. Under the prior benefit formula, if a participant continues to work for Campbell until at least age 55 with five years of service, the benefit is reduced 5% per year for each year that the benefit commences prior to age 62. If the participant terminates employment after attaining age 62, he or she is eligible for an unreduced benefit. Mr. DiSilvestro’s employment terminated prior to attaining the age of 62. The present value of Mr. DiSilvestro’s accumulated benefit is the lump-sum present value of the annual pension benefit that was earned as of August 2, 2020, and that would be payable at age 62.

The Supplemental Employees’ Retirement Plan

Supplemental executive retirement plans are intended to restore benefits which cannot be provided under the qualified retirement plan typically due to legal limitations applicable to qualified plans. The SERP is a non-qualified executive retirement plan which is intended to provide the benefits that are not payable under the company’s tax-qualified pension plan based on statutory compensation limits or due to the NEO’s deferral of compensation.

Employees hired prior to January 1, 2011 are eligible for benefits under the SERP. The SERP follows the same formula and rules as the Qualified Plan but applies to compensation which is excluded for Qualified Plan purposes. Compensation which is excluded from the Qualified Plan in calculating benefits are:

●	Annual Incentive Plan and sales incentive plan awards that are deferred, and
●	Paid compensation in excess of the annual IRS compensation limit.

When a participant leaves the company, the lump sum value of the vested SERP benefit is calculated and credited to the Supplemental Retirement Plan. For more information about the Supplemental Retirement Plan, see the narrative on page 62. Once credited to the Supplemental Retirement Plan, the SERP benefit is treated as a non-elective contribution for Supplemental Retirement Plan purposes and paid according to the default distribution schedule unless changed by the participant. Mr. Foley was the only NEO who participated in the SERP in fiscal 2020.

The Mid-Career Hire Pension Plan

The MCHP was established as an unfunded, nonqualified plan for certain U.S.-based senior executives. It was intended to provide a participant who was hired in the middle of his or her career with pension benefits that attempt to replicate the pension benefits earned by a similarly situated employee who instead worked his or her entire career for Campbell. We established the MCHP to attract and retain more experienced executives who typically would have to forfeit future pension benefits from their prior employers if they joined our Company and thus, would otherwise be unable to accumulate a full pension benefit over an entire career with a single employer. The MCHP also provides benefits in excess of the annual IRC limits that are applicable to the Qualified Plan.

The benefit provided under the MCHP is payable as an annuity beginning on the first day of the seventh month following termination of employment. Depending on a participant’s age and years of service, he or she will be eligible to receive an MCHP benefit under either the income replacement formula, or the excess benefit formula. If a participant satisfies the eligibility criteria such that he or she is eligible for an MCHP benefit under both formulas, the formula resulting in the higher benefit will apply.

In May 2010, the Committee determined to close the MCHP to any new participants, effective December 31, 2010, and instead, offer eligible senior executives a new nonqualified defined contribution account, which is further described below under “Executive Retirement Contribution.” Like the closure of the Qualified Plan, this action was consistent with our efforts to move toward defined contribution plans as the vehicle for offering retirement benefits to our employees. As a result of this action, only Mr. DiSilvestro participated in the MCHP.

Income Replacement Formula

A participant hired or promoted into an eligible salary grade on or before December 31, 2010 and who is age 55 with at least five years of employment is eligible for an MCHP benefit under the income replacement formula. If such a participant terminates employment on or after age 62, the MCHP benefit is calculated as an annual single life annuity equal to 37.5% of a participant’s Adjusted Final Pay reduced by the Qualified Plan benefit. If the participant terminates before age 62, the single life annuity will be reduced by 5% per year for each year that the benefit commences prior to age 62. Mr. DiSilvestro’s employment terminated prior to attaining the age of 62. Adjusted Final Pay is equal to the average of eligible compensation earned in the highest five calendar years, whether or not consecutive, during the last 10 years of a participant’s career as a covered employee. Participants are eligible for unreduced pensions under the income replacement formula beginning at age 62.

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Excess Benefit Formula

A participant hired or promoted into an eligible salary grade on or before December 31, 2010 and who had at least three years of service is eligible for an MCHP benefit under the excess benefit formula. If such a participant terminates employment on or after three years of service, the benefit is calculated using the pension formula under the Qualified Plan described above but only on eligible compensation in excess of the annual IRC limit on compensation. Participants shall receive reduced pensions under the excess benefit formula if they begin to receive payments before normal retirement age, which is age 65.

The MCHP defines eligible compensation in the same manner as in the Qualified Plan. In addition, the MCHP provides benefit accruals on base pay or AIP payments that are deferred.

Mr. DiSilvestro is vested in the MCHP benefit using the income replacement formula as he has satisfied the age and service criteria. We do not grant extra years of service for the pension benefit portion of the MCHP benefit. The Present Value of Accumulated Benefit is the lump sum present value of the annual pension benefit that was earned as of August 2, 2020, and that would be payable under the MCHP at age 62. A lump-sum form of payment was used for purposes of completing the Pension Benefit Table, although a lump-sum form of payment is not available under the MCHP.

Executive Retirement Contribution

Following the closure of the MCHP to new participants, the Committee implemented an Executive Retirement Contribution for eligible U.S.-based senior executives who were hired on or after January 1, 2011. The Executive Retirement Contribution is intended to attract experienced executives and provide retirement benefits to these executives, who are not eligible to participate in the MCHP. Executive Retirement Contributions are subject to a vesting schedule, which is designed to balance attraction and retention objectives.

We will credit an eligible participant’s Supplemental Retirement Plan account with an Executive Retirement Contribution equal to 10% of the participant’s base salary and annual incentive. The Executive Retirement Contributions are subject to an age-graded vesting schedule and do not begin to vest until the participant has attained age 55 and completed at least five years of service with Campbell. The table below provides details on the vesting criteria:

Vesting Percentage	Criteria
50%	Age 55 and at least 5 years of service
60%	Age 56 and at least 5 years of service
70%	Age 57 and at least 5 years of service
80%	Age 58 and at least 5 years of service
90%	Age 59 and at least 5 years of service
100%	Age 60 and at least 5 years of service

Messrs. Clouse, Beekhuizen, Ciongoli, Foley and Ms. Oswalt received an Executive Retirement Contribution in fiscal 2020, and the amounts credited to each of them are unvested. For additional information on the Executive Retirement Contribution, please see the 2020 Nonqualified Deferred Compensation Table and accompanying narrative beginning on page 62.

Assumptions

For purposes of determining the Present Value of Accumulated Benefits, the following assumptions were used:

Fiscal Year Ended	2020	2019	2018
ASC 715 Discount Rate	2.51% — Qualified Plan 2.37% — MCHP 1.96% SERP	3.54% — Qualified Plan 3.44% — MCHP	4.20% — Qualified Plan 4.18% — MCHP
Retirement Age for Qualified Plan	65 for cash balance or 62 for the prior plan formula	65 for cash balance or 62 for the prior plan formula	65 for cash balance or 62 for the prior plan formula
Retirement Age for MCHP	62	62	62
Pre-retirement Mortality or Disability	None	None	None
Post-retirement Mortality	101.1% of the Pri-2012 Healthy Life Mortality Table, no collar, with mortality improvement projected generationally at Scale MP-2019	104% of RP-2014 table backed to 2006 with mortality improvement projected generationally at scale MP-2018 to 2015 and scale MP-2018 thereafter	104% of RP-2014 table backed to 2006 with mortality improvement projected generationally at scale BB-2D to 2011 and scale MP-2017 thereafter
Cash Balance Interest Rate	1.20% initial rate grading linearly to 4.00% ultimate rate over 5 years and subject to a minimum of 2.50%	3.30% initial rate grading linearly to 4.00% ultimate rate over 5 years	3.25%
Form of Payment	Lump sum using ASC 715 assumption methods	Lump sum using ASC 715 assumption methods	Lump sum using ASC 715 assumption methods

Campbell Soup Company   |   2020 Proxy Statement   61

The accumulated benefit is calculated based on credited service and pay as of August 2, 2020. The values reported in the Present Value of Accumulated Benefit column are theoretical and are calculated and presented according to SEC requirements. These values are based on assumptions used in preparing the Company’s consolidated audited financial statements for the year ended August 2, 2020. Our pension plans use a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, under the plans.

Using applicable plan assumptions, the lump sum present value of the Qualified Plan and the SERP combined as of August 2, 2020 and payable as of September 1, 2020 to Mr. Foley was $479,800. Messrs. Clouse, Beekhuizen, Ciongoli and Ms. Oswalt are not eligible to participate in the plans. Mr. DiSilvestro’s employment terminated prior to the end of fiscal 2020. All benefit calculations set forth in this narrative and in the Pension Benefit Table are estimates only; actual benefits will be based on data, applicable plan assumptions, pay and service at the time of retirement.

2020 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Fiscal Year End(3)(4) ($)
Mark A. Clouse	Deferred Compensation Plan	$0	$0	$0	$0	$0
	Supplemental Retirement Plan	$0	$354,331	$3,618	$0	$150,613
Mick J. Beekhuizen	Deferred Compensation Plan	$0	$0	$0	$0	$0
	Supplemental Retirement Plan	$0	$64,858	$1,517	$0	$8,354
Anthony P. DiSilvestro	Deferred Compensation Plan	$0	$0	$539	$0	$2,722
	Supplemental Retirement Plan	$0	$58,362	$27,265	$0	$361,132
Adam G. Ciongoli	Deferred Compensation Plan	$0	$0	$0	$0	$0
	Supplemental Retirement Plan	$0	$286,195	$46,987	$0	$310,064
Christopher D. Foley	Deferred Compensation Plan	$0	$0	$0	$0	$0
	Supplemental Retirement Plan	$0	$144,303	$11,536	$0	$201,543
Valerie J. Oswalt	Deferred Compensation Plan	$0	$0	$0	$0	$0
	Supplemental Retirement Plan	$0	$21,923	$222	$0	$0
(1)	The amounts listed above for each NEO are reported in the 2020 Summary Compensation Table under All Other Compensation. The amounts listed above include the following unvested Executive Retirement Contributions made in fiscal 2020: Mr. Clouse, $220,165; Mr. Beekhuizen, $56,539; Mr. Ciongoli, $180,085; Mr. Foley, $112,379; Ms. Oswalt, $21,923.
(2)	The amounts listed above include earnings on unvested Executive Retirement Contributions, which would be subject to forfeiture if the vesting conditions are not met. The amount of earnings on unvested Executive Retirement Contributions is as follows: Mr. Clouse, $2,335; Mr. Beekhuizen, $1,483; Mr. Ciongoli, $31,415; Mr. Foley, $5,955; Ms. Oswalt, $222.
(3)	The amounts listed above for Messrs. Clouse, DiSilvestro and Ciongoli include amounts previously reported in summary compensation tables as all other compensation, including gains or losses on such amounts. Messrs. Beekhuizen and Foley and Ms. Oswalt did not appear in any summary compensation tables prior to fiscal 2020.
(4)	The amounts listed do not include unvested Executive Retirement Contributions. The unvested amounts are subject to forfeiture if vesting conditions are not met and are as follows: Mr. Clouse, $272,402; Mr. Beekhuizen, $58,021; Mr. Ciongoli, $623,427; Mr. Foley, $124,950; Ms. Oswalt, $22,145. Amounts may not add due to rounding.

The Deferred Compensation Plan and the Supplemental Retirement Plan are unfunded nonqualified deferred compensation plans maintained for the purpose of providing our eligible U.S.-based executives and key managers the opportunity to defer a portion of their earned compensation. Currently, participants may defer up to 90% of their annual incentive compensation. The ability of executives to defer all or a portion of their long-term incentive awards was eliminated in fiscal 2009, and the ability to defer base salary was eliminated as of January 1, 2011.

For those individuals whose base salary and annual incentive compensation exceed the IRC indexed compensation limit for the 401(k) plan ($280,000 and $285,000 for calendar years 2019 and 2020, respectively) and who participate in the 401(k) plan, we credit such individual’s Supplemental Retirement Plan account with an amount equal to the matching contribution we would have made to the 401(k) plan but for the compensation limit (supplemental 401(k) program). These contributions are fully vested.

We will also credit an eligible participant’s Supplement Retirement Plan account with an Executive Retirement Contribution equal to 10% of the participant’s base salary and annual incentive. Eligible participants are U.S.-based senior executives who were hired on or after January 1, 2011 and who do not participate in the MCHP. The Executive Retirement Contributions do not begin to vest until the participant has attained age 55 and completed at least five years of service with Campbell. For additional information on the Executive Retirement Contribution and vesting criteria, please see the description beginning on page 61.

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Each participant’s contributions to the plans are credited to a notional investment account in the participant’s name. Gains and losses in the participant’s account are based on the performance of the investment choices the participant has selected. For deferral accounts, seven investment choices are available, including the Campbell Stock Account. In addition to the Stock Account, participants have the opportunity to invest in: (i) Vanguard’s Institutional Index Plus Fund; (ii) Vanguard’s Extended Market Index Fund; (iii) Vanguard’s Total International Stock Index Fund; (iv) Vanguard’s Total Bond Market Index Fund; (v) Vanguard’s Short-Term Bond Index Fund and (vi) BlackRock’s Short-Term Investment Fund. These investment choices are also available to all participants in the Company’s 401(k) plan, along with several additional investment choices. A participant may reallocate his or her investment account at any time among the seven investment choices, except that reallocations of the Stock Account must be made in compliance with our insider trading policy. Dividends on amounts invested in the Stock Account may be reallocated among the seven investment accounts.

Potential Payments Upon Termination or Change in Control

The following table describes potential incremental payments upon termination of a NEO’s employment under various circumstances.

	Termination for Cause	Voluntary Resignation (prior to the vesting or payment date)	Retirement (age 55, 5 years of service)
AIP/Annual Incentive	Forfeited	Forfeited	Pro rata portion for the current fiscal year based upon length of employment during the fiscal year, paid out based on business unit/Company performance and individual performance
Unvested time-lapse RSUs; Unvested EPS performance RSUs	Forfeited	Forfeited	100%, provided that the NEO retires at least six months after the grant date and provided further that the grant documents don’t require the NEO to be employed by us on the vesting date; EPS Performance RSUs will be paid out at the end of the restriction period based upon our EPS performance
Unvested TSR and FCF performance RSUs	Forfeited	Forfeited	Pro rata portion of any TSR or FCF performance-restricted share units based on length of employment during the applicable restriction period, provided the NEO retires at least six months after the grant date; the pro rata portion will be paid out at the end of the restriction period based upon the vesting criteria being met
Unvested stock options	Forfeited	Forfeited	Options will continue to vest according to original schedule, provided the NEO retires at least six months after the grant date
Vested, unexercised stock options	Forfeited	Exercise within 3 months, or expiration, whichever is earlier	Exercise until expiration date
Vested Pension	Keep 100%	Keep 100%	Keep 100%
Vested Deferred Compensation Amounts	Keep 100%	Keep 100%	Keep 100%
Vested Executive Retirement Contributions	Keep 100%	Keep 100%	Keep 100%
Unvested Executive Retirement Contributions	Forfeited	Forfeited	Percentage will be paid based on NEO’s age at time of retirement

Campbell Soup Company   |   2020 Proxy Statement   63

Potential Payments Upon Termination or Change in Control (Continued)

	Involuntary Termination Without Cause	Death or Total Disability
AIP/Annual Incentive	Pro rata portion for the current fiscal year based on length of employment during the fiscal year, provided the NEO was employed for at least three months in the fiscal year, paid out based upon business unit/ Company performance and individual performance	Pro rata portion for the current fiscal year based upon length of employment during the fiscal year, paid out based on business unit/Company performance and individual performance
Unvested time-lapse RSUs; Unvested EPS performance RSUs	Not retirement eligible:	Not retirement eligible:
	Pro rata portion will be paid based on length of employment during the applicable restriction period, provided the NEO was employed for at least six months following the grant date; the pro rata portion of EPS Performance RSUs will be paid out at the end of the restriction period based upon our EPS performance	Pro rata portion will be paid based on length of employment during the applicable restriction period, provided the NEO was employed for at least six months following the grant date; the pro rata portion of EPS Performance RSUs will be paid out at the end of the restriction period based upon our EPS performance
	Retirement eligible (age 55, 5 years of service):	Retirement eligible (age 55, 5 years of service):
	100%, provided that the retirement occurs at least six months after the grant date and provided further that the grant documents don’t require the NEO to be employed by us on the vesting date; EPS Performance RSUs will be paid out at the end of the restriction period based upon our EPS performance	100%, provided that the death/disability occurs at least six months after the grant date and provided further that the grant documents don’t require the NEO to be employed by us on the vesting date; EPS Performance RSUs will be paid out at the end of the restriction period based upon our EPS performance
Unvested TSR and FCF performance RSUs	Pro rata portion of any TSR or FCF performance-restricted share units based on length of employment during the applicable restriction period, provided the NEO’s employment continued at least six months after the grant date; the pro rata portion will be paid out at the end of the restriction period based upon the vesting criteria being met	Pro rata portion of any TSR or FCF performance-restricted share units based on length of employment during the applicable restriction period, provided the death/disability occurs at least six months after the grant date; the pro rata portion will be paid out at the end of the restriction period based upon the vesting criteria being met
Unvested stock options	Not retirement eligible:	Options will continue to vest according to original schedule, provided the death/disability occurs at least six months after the grant date
Forfeited
Retirement eligible (age 55, 5 years of service):
Options will continue to vest according to original schedule, provided the retirement occurs at least six months after the grant date
Vested, unexercised stock options	Not retirement eligible:	Exercise until expiration date
Exercise within one year of termination, or option expiration, whichever is earlier
Retirement eligible (age 55, 5 years of service):
Exercise until expiration date
Vested Pension	Keep 100%	Keep 100%
Vested Deferred Compensation Amounts	Keep 100%	Keep 100%
Vested Executive Retirement Contributions	Keep 100%	Keep 100%
Unvested Executive Retirement Contributions	Percentage will be paid based on NEO’s length of employment and age at time of termination	All unvested amounts will vest regardless of age and/or length of employment at the time of death/disability

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Severance Policy

We maintain the Campbell Soup Company Executive Severance Plan, which provides severance benefits for the CEO and other executive officers who report to the CEO, including the NEOs. An NEO will receive severance benefits equal to two times the officer’s base salary if the officer’s employment is involuntarily terminated by the Company without cause (as such terms are defined in the Executive Severance Plan). The severance benefits include two years of medical benefits and life insurance unless the officer obtains medical benefits or life insurance from another employer. Change in control severance benefits, which are based on a separate written agreement with each NEO, are described below.

In order to receive severance payments, NEOs must execute a severance agreement and general release that releases the Company from any claims brought by the officer, contains provisions prohibiting the officer from disparaging us, and incorporates provisions from the officer’s non-competition agreement (signed by all officers at the time they are hired), which prohibits the officer from soliciting our employees to work elsewhere and from competing with us for a period of twelve months following termination. Severance payments are made bi-weekly over a two-year period in accordance with our normal payroll processes.

Mr. DiSilvestro is currently receiving severance benefits under the Campbell Soup Company Executive Severance Plan equal to two times his base salary or, $1,406,000, and two years of medical benefits and life insurance.

Change in Control

We have double-trigger CIC Agreements with Messrs. Clouse, Beekhuizen, Ciongoli and Foley, and with Ms. Oswalt. The CIC Agreement with Mr. DiSilvestro expired when he ceased to be employed by the Company. The double-trigger provisions require the occurrence of the following two events in order for an executive to receive payments and benefits:

(1)	a change in control; and
(2)	the executive’s employment must be terminated involuntarily and without cause (or with respect to benefits provided under the CIC Agreements and the LTI Program, terminated voluntarily for good reason) within two years following the change in control.

Generally, a “Change in Control” will be deemed to have occurred in any of the following circumstances:

(i)	the acquisition of 25% or more of the outstanding voting stock of the Company by any person or entity, with certain exceptions for descendants of the Company’s founder;
(ii)	the persons serving as directors of the Company as of a date specified in the agreement, and those replacements or additions subsequently approved by a two-thirds vote of the Board, cease to make up more than 50% of the Board;
(iii)	a merger, consolidation or share exchange in which the shareholders of the Company prior to the merger wind up owning 50% or less of the surviving corporation; or
(iv)	a complete liquidation or dissolution of the Company or disposition of all or substantially all of the assets of the Company.

CIC Agreements entered into prior to January 1, 2011 provided a gross-up payment if the NEO’s aggregate amount of CIC Payments was equal to, or more than, 3.10 times the amount of the NEO’s applicable “base amount” under IRC Section 280G. Since Mr. DiSilvestro’s departure from the Company on March 31, 2020, none of the CIC Agreements with NEOs provide for gross-up payments.

We also have change in control provisions in our AIP, our long-term incentive plans and our U.S. retirement plans and these provisions apply equally to all participants in the plans, including the NEOs. Our long-term incentive plan contains an additional change in control provision that applies in the event of a change in control where the surviving entity does not assume outstanding long-term incentive awards or substitute equivalent equity for the outstanding long-term incentive awards. Under this provision, termination of employment within two years is not required for vesting.

Campbell Soup Company   |   2020 Proxy Statement   65

The following table generally summarizes the treatment of various compensation elements for the NEOs in the event of a change in control and termination of employment within two years.

Compensation Element	Applicable Plan or Arrangement	Treatment
Base Salary	CIC Agreement	Lump sum payment equal to 2.5x base salary
Annual incentive compensation	CIC Agreement	Lump sum pro-rata payment of annual incentive for the fiscal year in which termination occurs, based on the number of days employed in the fiscal year. An additional lump sum payment equal to 2.5x annual incentive target, which is based on the higher of the NEO’s target for the fiscal year or the average actual annual incentive payout over the prior two years
Medical benefits and life insurance	CIC Agreement	Provided at the employee rate for the lesser of (a) 30 months or (b) the number of months remaining until the NEO’s 65th birthday
Pension, 401(k) benefits and Executive Retirement Contributions	CIC Agreement	Lump sum based on a straight life annuity, commencing at age 65, assuming the executive would have remained employed until the earlier of (a) 30 months or (b) age 65
Performance-restricted share units	Campbell Soup Company 2015 Long-Term Incentive Plan*	NEO would become vested in, and restrictions would lapse on, the greater of (i) fifty percent (50%) of any unvested performance-restricted share units or (ii) a pro rata portion of such unvested performance-restricted share units based on the portion of the performance period that has elapsed prior to the date of the change in control
Time-lapse restricted share units	Campbell Soup Company 2015 Long-Term Incentive Plan*	All restrictions lapse immediately and all such units would become fully vested
Non-qualified stock options	Campbell Soup Company 2015 Long-Term Incentive Plan*	All options would vest and become immediately exercisable
*	Our long-term incentive plan contains an additional change in control provision that applies in the event of a change in control where the surviving entity does not assume outstanding long-term incentive awards or substitute equivalent equity for the outstanding long-term incentive awards. Under this provision, outstanding long-term incentive awards vest in the same manner as set forth in the table above; however, termination of employment within two years is not required for vesting.

Tables

The following tables display the incremental payments that would be made and the value of equity awards that would vest in the event of termination of employment of an NEO for the reasons listed. In addition to the amounts in the following tables, the NEOs would be entitled to any vested pension benefits and any vested amounts in deferred compensation accounts that are disclosed above in the 2020 Pension Benefits table and the 2020 Nonqualified Deferred Compensation table.

Assumptions

The specific assumptions that were used to prepare each table are listed directly below each individual table.

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Mark A. Clouse
Incremental Benefits and Payments upon Termination	Voluntary Resignation	Retirement	Death/ Total Disability	Involuntary Termination Without Cause	Change in Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—	—	—	—
— Equity
●Performance-Restricted Share Units	—	—	$3,051,133	$3,051,133	$3,642,701
●Time-Lapse Restricted Share Units	—	—	$2,000,001	$2,000,001	$3,654,053
●Non-Qualified Stock Options	—	—	$3,939,813	—	$3,939,813
●Dividend Equivalent Accruals	—	—	—	—	$248,548
Benefits & Perquisites:
— Health and Welfare Benefits	—	—	—	$34,734	$43,418
— 401(k) Company Contribution	—	—	—	—	$49,875
— 401(k) Supplemental Company Contribution	—	—	—	—	$335,415
— Executive Retirement Contribution	—	—	$272,402	—	$550,413
Severance:
— Cash	—	—	—	$2,200,000	$6,600,000
TOTAL:	—	—	$9,263,349	$7,285,868	$19,064,236

The amounts shown in the table above assume that termination occurred as of August 2, 2020, and use a stock price of $49.57, which was our closing stock price on July 31, 2020, the last trading day of fiscal 2020. The amounts included with respect to performance-based restricted share units assume that the applicable performance goal was attained and the units paid out at 100% of target, except in the event of a change in control, which assumes a payout in accordance with the terms of the CIC Agreements, as further described on 50 and 51.

Mick J. Beekhuizen
Incremental Benefits and Payments upon Termination	Voluntary Resignation	Retirement	Death/ Total Disability	Involuntary Termination Without Cause	Change in Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—	—	—	—
— Equity
●Performance-Restricted Share Units	—	—	$340,397	$340,397	$612,735
●Time-Lapse Restricted Share Units	—	—	$1,782,042	$1,782,042	$3,499,394
●Dividend Equivalent Accruals	—	—	—	—	$116,138
Benefits & Perquisites:
— Health and Welfare Benefits	—	—	—	$20,182	$25,228
— 401(k) Company Contribution	—	—	—	—	$72,759
— 401(k) Supplemental Company Contribution	—	—	—	—	$20,798
— Executive Retirement Contribution	—	—	$58,021	—	$141,346
Severance:
— Cash	—	—	—	$1,400,000	$3,325,000
TOTAL:	—	—	$2,180,460	$3,542,621	$7,813,398

The amounts shown in the table above assume that termination occurred as of August 2, 2020, and use a stock price of $49.57, which was our closing stock price on July 31, 2020, the last trading day of fiscal 2020. The amounts included with respect to performance-based restricted share units assume that the applicable performance goal was attained and the units paid out at 100% of target, except in the event of a change in control, which assumes a payout in accordance with the terms of the CIC Agreements, as further described on 50 and 51.

Campbell Soup Company   |   2020 Proxy Statement   67

Adam G. Ciongoli
Incremental Benefits and Payments upon Termination	Voluntary Resignation	Retirement	Death/ Total Disability	Involuntary Termination Without Cause	Change in Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—	—	—	—
— Equity
●Performance-Restricted Share Units	—	—	$1,796,615	$1,796,615	$1,796,615
●Time-Lapse Restricted Share Units	—	—	$698,491	$698,491	$1,212,284
●Non-Qualified Stock Options	—	—	$460,305	—	$460,305
●Dividend Equivalent Accruals	—	—	—	—	$157,933
Benefits & Perquisites:
— Health and Welfare Benefits	—	—	—	$34,734	$43,418
— 401(k) Company Contribution	—	—	—	—	$49,875
— 401(k) Supplemental Company Contribution	—	—	—	—	$265,274
— Executive Retirement Contribution	—	—	$623,427	—	$450,213
Severance:
— Cash	—	—	—	$1,478,400	$3,326,400
TOTAL:	—	—	$3,578,838	$4,008,240	$7,762,317

The amounts shown in the table above assume that termination occurred as of August 2, 2020, and use a stock price of $49.57, which was our closing stock price on July 31, 2020, the last trading day of fiscal 2020. The amounts included with respect to performance-based restricted share units assume that the applicable performance goal was attained and the units paid out at 100% of target, except in the event of a change in control, which assumes a payout in accordance with the terms of the CIC Agreements, as further described on 50 and 51.

Christopher D. Foley
Incremental Benefits and Payments upon Termination	Voluntary Resignation	Retirement	Death/ Total Disability	Involuntary Termination Without Cause	Change in Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—	—	—	—
— Equity
●Performance-Restricted Share Units	—	—	$636,181	$636,181	$700,622
●Time-Lapse Restricted Share Units	—	—	$484,448	$484,448	$822,317
●Non-Qualified Stock Options	—	—	—	—	—
●Dividend Equivalent Accruals	—	—	—	—	$61,110
Benefits & Perquisites:
— Health and Welfare Benefits	—	—	—	$40,604	$50,755
— 401(k) Company Contribution	—	—	—	—	$48,852
— 401(k) Supplemental Company Contribution	—	—	—	—	$79,810
— Executive Retirement Contribution	—	—	$124,950	—	$280,947
— Pension Benefits	—	—	—	—	$214,879
Severance:
— Cash	—	—	—	$1,230,000	$2,767,500
TOTAL:	—	—	$1,245,579	$2,391,233	$5,026,792

The amounts shown in the table above assume that termination occurred as of August 2, 2020, and use a stock price of $49.57, which was our closing stock price on July 31, 2020, the last trading day of fiscal 2020. The amounts included with respect to performance-based restricted share units assume that the applicable performance goal was attained and the units paid out at 100% of target, except in the event of a change in control, which assumes a payout in accordance with the terms of the CIC Agreements, as further described on pages 50 and 51.

68   www.campbellsoupcompany.com

Valerie J. Oswalt
Incremental Benefits and Payments upon Termination	Voluntary Resignation	Retirement	Death/ Total Disability	Involuntary Termination Without Cause	Change in Control
Compensation:
— Annual Incentive Plan (AIP) Award	—	—	—	—	—
— Equity
●Performance-Restricted Share Units	—	—	—	—	—
●Time-Lapse Restricted Share Units	—	—	—	—	$2,320,669
●Dividend Equivalent Accruals	—	—	—	—	$32,771
Benefits & Perquisites:
— Health and Welfare Benefits	—	—	—	$6,240	$7,800
— 401(k) Company Contribution	—	—	—	—	$37,211
— 401(k) Supplemental Company Contribution	—	—	—	—	—
— Executive Retirement Contribution	—	—	$22,145	—	$54,808
Severance:
— Cash	—	—	—	$1,200,000	$2,700,000
TOTAL:	—	—	$22,145	$1,206,240	$5,153,259

The amounts shown in the table above assume that termination occurred as of August 2, 2020, and use a stock price of $49.57, which was our closing stock price on July 31, 2020, the last trading day of fiscal 2020. The amounts included with respect to performance-based restricted share units assume that the applicable performance goal was attained and the units paid out at 100% of target, except in the event of a change in control, which assumes a payout in accordance with the terms of the CIC Agreements, as further described on 50 and 51.

Former Executive Officer

As disclosed in the current reports on Form 8-K filed on August 30, 2019 and October 1, 2019, Mr. DiSilvestro’s role as Senior Vice President and Chief Financial Officer of the Company ended on September 30, 2019, and Mr. DiSilvestro ceased to be an executive officer of the Company as of that date. Mr. DiSilvestro ceased to be an employee on March 31, 2020 at which point he received the benefits to which he was entitled under the Executive Severance Benefit Plan as described on page 65. Pursuant to the plan, Mr. DiSilvestro received or will receive the following amounts provided he complies with his non-competition obligations as described on page 65: $1,406,000 of salary continuation and $16,902 of accrued vacation, each of which has been or will be paid in cash, and $23,526 of health and welfare benefits.

Mr. DiSilvestro’s outstanding long-term incentive awards will be treated in accordance with the terms established for involuntary termination without cause. The value of Mr. DiSilvestro’s outstanding long-term incentive awards that will vest and be paid out in accordance with their terms, is $2,814,406 (based on a stock price of $49.57, which was our closing stock price on July 31, 2020, the last trading day of fiscal 2020).

Mr. DiSilvestro’s CIC Agreement with the Company terminated when he left the Company. However, Mr. DiSilvestro’s outstanding long-term incentive awards are subject to the change in control provisions set forth in our 2015 Long-Term Incentive Plan. If a qualifying change in control had occurred as of August 2, 2020, and the surviving company did not assume outstanding awards, the value of Mr. DiSilvestro’s outstanding long-term incentive awards would have been $2,477,876 (based on a stock price of $49.57, which was our closing stock price on July 31, 2020, the last trading day of fiscal 2020), and Mr. DiSilvestro would have received $119,692 in dividend equivalent accruals.

Campbell Soup Company   |   2020 Proxy Statement   69

CEO Pay Ratio Disclosure

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to provide the ratio of the annual total compensation of our CEO to the annual total compensation of the median-paid employee of the Company (“Median Employee”). Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K, and represents a reasonable estimate.

In fiscal 2020, we re-identified our Median Employee due to the impact of divestitures. To identify our Median Employee, we determined the fiscal 2020 base salary, our consistently applied compensation measure, for each of our 14,301 full-time, part-time, temporary and seasonal employees, excluding our CEO, Mark A. Clouse, who were employed by us on July 1, 2020. For the fiscal 2020 calculation, we excluded the employees who were no longer employed by the Company as of July 1, 2020 as a result of the Campbell International divestitures and the divestiture of the European chips business. No cost of living adjustments were applied. For an employee paid in a currency other than U.S. dollars, we converted annual base salary into U.S. dollars, using exchange rates as of July 1, 2020. Based on this data and process, we determined that our Median Employee was an hourly employee with an annual base salary of $51,438. We then calculated the annual total compensation for our Median Employee using the methodology established for disclosing NEO compensation in the Summary Compensation Table, which resulted in our median employee having annual total compensation of $65,116.

The fiscal 2020 compensation for Mr. Clouse, was $12,439,822, which equals Mr. Clouse’s compensation as reported in the Summary Compensation Table. Therefore, the ratio of our CEO’s annual total compensation to the Median Employee’s annual total compensation was 191 to 1.

The pay ratio disclosure provided above is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio disclosure may not be comparable to the pay ratio reported by other companies.

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VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

September 21, 2020 is the record date for the 2020 Annual Meeting. The holders of a majority of the shares outstanding and entitled to vote as of the record date, present in person or represented by proxy, will constitute a quorum for the meeting.

OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, as of September 21, 2020, the beneficial ownership of Campbell’s stock by each director, director nominee and named executive officer, and by all directors, named executive officers and executive officers as a group. There were 302,271,127 shares of Campbell stock issued and outstanding on September 21, 2020. Unless otherwise indicated, each of the named individuals and each member of the group have sole voting and sole investment power with respect to the shares beneficially owned.

	Number of Shares	Number of Shares Acquirable Within 60 Days(a)	Total Number of Shares Beneficially Owned	Percent of Class	Number of Phantom Units of Campbell Stock in Deferred Compensation Accounts(b)
Fabiola R. Arredondo	9,782	0	9,782	*	0
Howard M. Averill	437	0	437	*	9,037
John P. Bilbrey	1,797	0	1,797	*	2,703
Mark A. Clouse	8,240	16,482	24,722	*	0
Bennett Dorrance(c)	44,930,662	0	44,930,662	14.84	39,869
Maria Teresa Hilado	4,330	0	4,330	*	6,666
Sarah Hofstetter	277	0	277	*	6,249
Marc B. Lautenbach	1,433	0	1,433	*	16,986
Mary Alice D. Malone(d)	53,279,605	0	53,279,605	17.60	58,259
Keith R. McLoughlin	52,385	0	52,385	*	13,226
Kurt T. Schmidt	277	0	277	*	10,444
Archbold D. van Beuren(e)	9,041,520	0	9,041,520	2.98	2,057
Mick J. Beekhuizen	0	23,531	23,531	*	0
Adam G. Ciongoli	58,898	97,723	156,621	*	0
Anthony P. DiSilvestro	0	230,735	230,735	*	1,199
Christopher D. Foley	6,463	9,031	15,494	*	0
Valerie J. Oswalt	0	0	0	*	0
All directors, named executive officers and executive officers as a group (20 persons)	107,428,567	467,726	107,896,293	35.64	168,111
*	Indicates ownership of less than 1% of the total outstanding shares
(a)

The amounts in this column includes shares issuable upon settlement of (a) unvested time-lapse RSUs, (b) unvested EPS performance RSUs and (c) unvested TSR performance RSUs, that will vest within 60 days of September 21, 2020 and pursuant to options held by the respective person that are currently exercisable or may be exercised within 60 days of September 21, 2020.

(b)

The amounts shown in this column are the number of phantom units of Campbell stock held in each individual’s deferred compensation account. These phantom units do not carry voting rights, but the individuals do have a pecuniary interest in these units.

(c)

Bennett Dorrance is a grandson of John T. Dorrance (founder of Campbell Soup Company) and the brother of Mary Alice D. Malone. Share ownership shown above includes 24,978 shares held directly by Mr. Dorrance, 2,176 shares held by the Bennett Dorrance Revocable Trust and the following shares held by partnerships or corporate entities owned or controlled by Mr. Dorrance: ABD Investments LP, 17,019,341 shares; Guillermo Investments, LLC, 27,876,085 shares; and Hank, Inc., 8,082 shares. Mr. Dorrance is deemed to be the beneficial owner of all shares shown above.

Share ownership includes 12,000,000 shares that are pledged to banks as collateral for loans. Since October 2012, Mr. Dorrance has reduced the number of pledged shares by 21,569,355 shares, or approximately 64%. See also “Principal Shareholders” below.

Campbell Soup Company   |   2020 Proxy Statement   71

(d)

Mary Alice D. Malone is a granddaughter of John T. Dorrance and the sister of Bennett Dorrance. Share ownership  shown above includes 39,943,755 shares held by the Mary Alice Dorrance Malone Revocable Trust,  103,974 shares held by a trust for the benefit of Ms. Malone’s daughter, of which Ms. Malone is a trustee, and the following shares held by corporate entities owned or controlled by Ms. Malone: Contango, LP, 13,230,543 shares; and Hera, Inc., 1,333 shares. Ms. Malone is deemed to be the beneficial owner of all shares shown above. See also “Principal Shareholders” below.

(e)
Archbold D. van Beuren is a great- grandson of John T. Dorrance. Share ownership shown above includes 8,848,782 shares held by MSVT, LLC over which he, as a one-third owner of the manager of MSVT, LLC, has shared voting power. MSVT, LLC is the successor entity to the Major Stockholders’ Voting Trust (“Voting Trust”) and was formed in 2019 by certain descendants (and spouses, fiduciaries and related foundations) of the late John T. Dorrance.
Beneficial ownership previously attributed to the Voting Trust included shares that were beneficially owned by one of the voting trustees who has no affiliation with MSVT, LLC and, therefore, are not reported in the table above.
Share ownership shown above also includes 192,738 shares, over which he has both sole voting and dispositive power. Share ownership shown above does not include 655,388 shares held in two separate trusts established by Mr. van Beuren and his wife, which are managed by a third-party trustee and as to which he disclaims beneficial ownership.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding persons or entities that, to the best of our knowledge, were beneficial owners of more than 5% of our outstanding common stock.

Name/Address	Amount/Nature of Beneficial Ownership		Percent of Outstanding Stock(1)
Bennett Dorrance	44,930,662	(2)	14.86%
DMB Associates
7600 E. Doubletree Ranch Road
Scottsdale, AZ 85258
Mary Alice D. Malone	53,279,605	(3)	17.63%
Iron Spring Farm, Inc.
75 Old Stottsville Road
Coatesville, PA 19320
The Vanguard Group	21,882,118	(4)	7.24%
100 Vanguard Blvd.
Malvern, PA 19355
(1)	Based on 302,271,127 shares of common stock outstanding as of September 21, 2020.
(2)	A director nominee. See note (c) on page 71.
(3)	A director nominee. See note (d) above.
(4)
The number of shares reported above is based solely on our review of a Schedule 13G/A filed by The Vanguard Group on February 12, 2020 regarding its holdings as of December 31, 2019. The Vanguard Group also reported that, as of December 31, 2019, it had sole voting power for 254,769 shares of our common stock, sole dispositive power for 21,563,188 shares of our common stock, shared voting power for 77,270 shares of our common stock and shared dispositive power for 318,930 shares of our common stock.
Unless otherwise noted, the foregoing information relating to Principal Shareholders is based upon our stock records and data supplied to us by the holders as of September 21, 2020.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that each Campbell director and executive officer and any person who owns more than ten percent of Campbell stock report to the SEC, by a specified date, his or her transactions in Campbell stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required to be filed, we believe that during the fiscal year ended August 2, 2020, all reports required by Section 16(a) of the Exchange Act were filed on a timely basis except for two late reports, reporting one late transaction for each of Xavier Boza and Archbold van Beuren.

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OTHER INFORMATION

FREQUENTLY ASKED QUESTIONS ABOUT THE 2020 ANNUAL MEETING

Voting Instructions to Proxies: At the 2020 Annual Meeting, the individuals named as proxies on each shareholder’s proxy card will vote the shares represented by the proxy card FOR or AGAINST or ABSTAIN from voting with respect to each of the nominees listed in Item 1 and with respect to Items 2, and 3, as indicated in the shareholder’s voting instructions. If a properly executed proxy card does not include voting instructions, proxies will vote FOR each of the director nominees listed in Item 1, FOR Items 2 and 3, and in their discretion upon such other business as properly comes before the meeting.

Access to the Audio Webcast of the Annual Meeting: The live audio webcast of the 2020 Annual Meeting will begin at 9:00 a.m. eastern time. Online access to the audio webcast will be open 30 minutes prior to the start of the 2020 Annual Meeting to allow time for you to log in and test your device’s audio system.

Attendance Instructions: Because the 2020 Annual Meeting is virtual and being conducted only via a live webcast, shareholders will not be able to physically attend the 2020 Annual Meeting. To attend the virtual meeting, go to www.meetingcenter.io/270574750 and enter the password CPB2020. In order to vote and examine the Company’s share list during the Annual Meeting, you will also need the 15-digit control number found on your Notice of Internet Availability, your proxy card or on the instructions that accompany your proxy materials to participate in the Annual Meeting.

If you are a registered shareholder (your shares are registered in your own name with our transfer agent, Computershare), you do not need to register to attend the 2020 Annual Meeting via live webcast. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, and you want to vote or ask a question at the 2020 Annual Meeting you must register in advance to attend the 2020 Annual Meeting via live webcast. Otherwise, you may enter the webcast as a guest. To register to attend the Annual Meeting via live webcast as a shareholder you must submit a legal proxy reflecting your Campbell Soup Company holdings along with your name and email address to our transfer agent, Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on November 13, 2020. You will receive a confirmation of your registration by email after we receive your registration materials. Requests for registration should be directed to us at the following:

●	By Email. Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.
●	By Mail. Send to Computershare, Campbell Soup Company Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

Submitting Questions at the Annual Meeting: An online portal is available to shareholders at www.meetingcenter. io//270574750 where you can view and download our proxy materials and our Annual Report on Form 10-K for the year ended August 2, 2020 and vote your shares. On the day of, and during, the 2020 Annual Meeting, you can view our agenda and meeting procedures and submit questions on www.meetingcenter.io//270574750 by entering the password CPB2020. Shareholders must have their 15-digit control number to submit questions. Shareholders will have an opportunity to raise questions about the items of business for the meeting. In addition, after the business portion of the 2020 Annual Meeting concludes and the meeting is adjourned, shareholders will have another opportunity to raise questions of a more general nature. We intend to answer all questions submitted that are pertinent to the Company and the items being voted on by shareholders during the 2020 Annual Meeting, as time permits and in accordance with our meeting procedures. Answers to questions not addressed during the 2020 Annual Meeting will be posted following the meeting on the investor relations section of our website. Questions and answers will be grouped by topic, and substantially similar questions will be answered only once. To promote fairness, efficient use of the Company’s resources and address all shareholder questions, we will respond to no more than two questions from any single shareholder.

Technical Assistance: Online access to the webcast will be open 30 minutes prior to the start of the 2020 Annual Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the meeting prior to the start time. If you encounter any difficulties accessing the meeting in advance or during the meeting time, please call (800) 780-3203 (toll-free) or (781) 575-2723 (international).

Change in the New Jersey State of Emergency: In light of the outbreak of COVID-19, New Jersey Governor Phil Murphy’s declaration of a state of emergency on March 9, 2020 and government recommended and required limits on public gatherings, and to assist in protecting the health and well-being of the Company’s shareholders, employees and other participants, the 2020 Annual Meeting will be conducted solely via live webcast. If the New Jersey Governor’s state of emergency is lifted prior to the 2020 Annual Meeting, we will still allow shareholders to attend the 2020 Annual Meeting virtually but would also offer a place for shareholders to attend the meeting in person in accordance with New Jersey law. If we offer a physical location to attend the 2020 Annual Meeting, in accordance with the guidance of the SEC, we would issue a press release announcing the location and file additional proxy materials with the SEC.

Campbell Soup Company   |   2020 Proxy Statement   73

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2021 ANNUAL MEETING

The table below summarizes the requirements for shareholders who wish to submit proposals or director nominations for the 2021 Annual Meeting of Shareholders. Shareholders are encouraged to consult Rule 14a-8 of the Exchange Act and our By-Laws, as appropriate, to see all applicable requirements.

	Proposals for inclusion in 2021 Proxy Statement	Other proposals/nominees to be presented at the 2021 Annual Meeting*
Type of proposal	SEC rules permit shareholders to submit proposals for inclusion in our 2021 Proxy Statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act	Shareholders may present proposals or director nominations directly at the 2021 Annual Meeting (and not for inclusion in our proxy materials) by satisfying the requirements set forth in Article II, Sections 8 and 9 of our By-Laws**
When proposal must be received by Campbell	No later than June 4, 2021	No earlier than August 20, 2021, and no later than September 19, 2021
Where to send	By mail: Office of the Corporate Secretary, 1 Campbell Place, Camden, New Jersey 08103 By fax: (856) 342-3889
What to include	The information required by Rule 14a-8	The information required by our By-Laws**
*	Any proposal without the required notice will not be considered properly submitted under our By-Laws. Any proposal that is received by us after September 19, 2021, will not be considered filed on a timely basis under Rule 14a-4(c)(1). Proposals that are not properly submitted or timely filed will not be presented at the Annual Meeting. For proposals that are properly submitted and timely filed, SEC rules permit management to retain discretion to vote proxies we receive, provided that: (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion; and (2) the proponent does not issue a proxy statement.
**	Our By-Laws are available in the corporate governance section of our website at www.campbellsoupcompany.com.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for action at the meeting. If other matters come before the meeting, it is the intention of the directors’ proxy to vote on such matters in accordance with his or her best judgment.

*          *          *          *          *

By order of the Board of Directors,

Charles A. Brawley, III
Vice President, Corporate Secretary and
Deputy General Counsel

Camden, New Jersey
October 2, 2020

74   www.campbellsoupcompany.com

APPENDIX A

NON-GAAP FINANCIAL MEASURES

Campbell Soup Company uses certain non-GAAP financial measures, as defined by the Securities and Exchange Commission, in this proxy statement. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the Company’s historical operating results and trends in our underlying operating results, and provides transparency on how we evaluate our business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Please see the Annual Report on Form 10-K for the fiscal year ended August 2, 2020 for a reporting of our financial results in accordance with GAAP. The non-GAAP measures included in this proxy statement that need to be reconciled are adjusted EBIT and adjusted EPS from continuing operations.

The following information is provided to reconcile the non-GAAP financial measures disclosed in this proxy statement to their most comparable GAAP measures.

Items Impacting Earnings

	2020
(dollars in millions)	As Reported	Restructuring Charges, Implementation Costs and Other Related Costs	Pension and Postretirement Benefit Mark- to-Market	Pension Settlement Charges	Investment Losses	Charges Associated with Divestiture	Loss on Debt Extinguishment	Adjusted
Earnings from	$592	$52	$92	$33	$35	$37	$57	$898
continuing operations
attributable
to Campbell
Soup Company
Add: Net earnings	—	—	—	—	—	—	—	—
(loss) attributable to
noncontrolling interests
Add: Taxes on earnings	174	17	29	10	10	27	18	285
Add: Interest, net	341	—	—	—	—	—	(75)	266
Earnings before
interest and taxes	$1,107	$69	$121	$43	$45	$64	$—	$1,449

	2019
(dollars in millions)	As Reported	Restructuring Charges, Implementation Costs and Other Related Costs	Pension and Postretirement Benefit Mark- to-Market	Pension Settlement Charge	Impairment Charges	Tax Reform	Adjusted
Earnings from continuing	$474	$92	$93	$22	$13	$2	$696
operations attributable to Campbell
Soup Company
Add: Net earnings (loss) attributable	—	—	—	—	—	—	—
to noncontrolling interests
Add: Taxes on earnings	151	29	29	6	3	(2)	216
Add: Interest, net	354	—	—	—	—	—	354
Earnings before interest and taxes	$979	$121	$122	$28	$16	$—	$1,266
Adjusted EBIT percent change 2020/2019							14%

Campbell Soup Company   |   2020 Proxy Statement   75

	2020	2019	EPS % Change
	Diluted EPS Impact*	Diluted EPS Impact	2020 vs 2019
Earnings from contributing operations attributable to	$1.95	$1.57
Campbell Soup Company, as reported
Restructuring charges, implementation costs and other related costs	.17	.30
Pension and postretirement benefit mark-to-market	.30	.31
Pension settlement charges	.11	.07
Investment losses	.12	—
Charges associated with divestiture	.12	—
Loss on debt extinguishment	.19	—
Impairment charges	—	.04
Tax reform	—	.01
Adjusted Earnings from continuing operations attributable to Campbell Soup Company	$2.95	$2.30	28%
*	The sum of individual per share amounts does not add due to rounding.

In 2020, Earnings from continuing operations attributable to Campbell Soup Company were impacted by the following:

●	$69 million ($52 million after tax, or $.17 per share) of restructuring charges, implementation costs and other related costs associated with restructuring and cost savings initiatives;
●	$121 million ($92 million after tax, or $.30 per share) of losses associated with mark-to-market adjustments for defined benefit pension and postretirement plans;
●	$43 million ($33 million after tax, or $.11 per share) of pension settlement charges;
●	$45 million ($35 million after tax, or $.12 per share) of a loss associated with the sale of our limited partnership interest in Acre Venture Partners, L.P.;
●	$64 million ($37 million after tax, or $.12 per share) of a loss on the sale of the European chip business; and
●	$75 million ($57 million after tax, or $.19 per share) of a loss on the extinguishment of debt.

In 2019, Earnings from continuing operations attributable to Campbell Soup Company were impacted by the following:

●	$121 million ($92 million after tax, or $.30 per share) of restructuring charges, implementation costs and other related costs associated with restructuring and cost savings initiatives;
●	$122 million ($93 million after tax, or $.31 per share) of losses associated with mark-to-market adjustments for defined benefit pension and postretirement plans;
●	$28 million ($22 million after tax, or $.07 per share) of a pension settlement charge;
●	$16 million ($13 million after tax, or $.04 per share) of impairment charges related to the European chips business; and
●	a $2 million ($.01 per share) tax expense due to the enactment of the Tax Cuts and Jobs Act that was signed into law in December 2017.

76   www.campbellsoupcompany.com

MEETING INFORMATION

LOCATION	ADMISSION
Live Webcast at www.meetingcenter.io/270574750	To attend the live webcast of the meeting, vote your shares and examine the Company’s share list, you will need the password CPB 2020 and the 15-digit control number found on your Notice of Availability, your proxy card or on the instructions that accompany your proxy materials

If you encounter any difficulties accessing the live webcast of the meeting, please call (800) 780-3203 (toll-free) or (781) 575-2723 (international).

Responsibility. To connect to our Corporate Responsibility Report, go to www.campbellcsr.com.	Twitter. Follow us @CampbellSoupCo for tweets about our company, programs and brands.	Careers. To explore career opportunities, visit us at careers.campbellsoupcompany.com.

Instagram. Follow us @CampbellSoupCo for stories about our company and brands.	On the Web. Visit us at www.campbellsoupcompany.com for company news and information.	Hungry? Visit us at www.campbellskitchen.com for mouthwatering recipes.

The papers utilized in the production of this proxy statement are all certified for Forest Stewardship Council (FSC®) standards, which promote environmentally appropriate, socially beneficial and economically viable management of the world’s forests. This proxy statement was printed by DG3 North America. DG3’s facility uses exclusively vegetable based inks, 100% renewable wind energy and releases zero VOCs into the environment.

Real food. Real results.

1 Campbell Place, Camden, NJ 08103-1799
investor.campbellsoupcompany.com

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters - here’s how to vote!
You may vote online or by phone instead of mailing this card.

Online Go to www.envisionreports.com/cpb or scan the QR code — login details are located in the shaded bar below.
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2020 Annual Meeting Proxy Card
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼
A	Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1.	The election of twelve directors, each for a one-year term expiring at the 2021 Annual Meeting of Shareholders
		For	Against	Abstain			For	Against	Abstain			For	Against	Abstain
01 -	Fabiola R. Arredondo	☐	☐	☐	05 -	Bennett Dorrance	☐	☐	☐	09 -	Mary Alice D. Malone	☐	☐	☐

02 -	Howard M. Averill	☐	☐	☐	06 -	Maria Teresa (Tessa) Hilado	☐	☐	☐	10 -	Keith R. McLoughlin	☐	☐	☐

03 -	John P. (JP) Bilbrey	☐	☐	☐	07 -	Sarah Hofstetter	☐	☐	☐	11 -	Kurt T. Schmidt	☐	☐	☐

04 -	Mark A. Clouse	☐	☐	☐	08 -	Marc B. Lautenbach	☐	☐	☐	12 -	Archbold D. van Beuren	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our Independent registered public accounting firm for fiscal 2021.	☐	☐	☐	3.	To vote on an advisory resolution to approve the fiscal 2020 compensation of our named executive officers, commonly referred to as “say on pay” vote.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

03BQ6C

CAMPBELL SOUP COMPANY
The 2020 Annual Meeting of Shareholders will be held on
Wednesday, November 18, 2020 at 9:00 a.m. Eastern Time, virtually via the internet at www.meetingcenter.io/270574750.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — CPB2020.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/cpb

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/cpb
▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy – CAMPBELL SOUP COMPANY

This Proxy is Solicited on Behalf of the Board of Directors
for the 2020 Annual Meeting on November 18, 2020

The undersigned hereby appoints Mark A. Clouse, or, in his absence, Adam G. Ciongoli or, in the absence of both of them, Charles A. Brawley, III, and each or any of them, proxies with full power of substitution in each, to vote all shares the undersigned is entitled to vote, at the 2020 Annual Meeting of Shareholders of Campbell Soup Company to be held at 9:00 a.m., Eastern Time on November 18, 2020, virtually via the internet at www.meetingcenter.io/270574750, and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof. The password for this virtual meeting is — CPB2020. If the undersigned is a participant in the Campbell Soup Company 401(K) Retirement Plan (the “Plan”), then the undersigned hereby directs the respective trustee of the Plan to vote all shares of Campbell Soup Company Stock in the undersigned’s Plan account at the aforesaid Annual Meeting and at any adjournments thereof, on all matters coming before the meeting, including the proposals referred to on the reverse side hereof.

Your shares will be voted as recommended by the Board of Directors (or, in the case of shares held in the Plan, will be voted at the discretion of the trustee) unless you otherwise indicate in which case they will be voted as marked.

To vote in accordance with the Board of Directors’ recommendations just sign the reverse side; no boxes need to be marked. If you do not vote by telephone or over the Internet, please fold and return your proxy card promptly using the enclosed envelope.

(Items to be voted appear on reverse side)

C Non-Voting Items
Change of Address — Please print new address below.

Online
Go to www.envisionreports.com/cpb or scan the QR code — login details are located in the shaded bar below.

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the
Campbell Soup Company 2020 Annual Meeting of Shareholders to be Held on November 18, 2020

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders, including the Form 10-K, are available at:

www.envisionreports.com/cpb

Easy Online Access — View your proxy materials and vote.

Step 1:	Go to www.envisionreports.com/cpb.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before November 8, 2020 to facilitate timely delivery.

03BQ8A

Shareholder Meeting Notice

Campbell Soup Company’s 2020 Annual Meeting of Shareholders will be held on Wednesday, November 18, 2020 at 9:00 a.m. Eastern Time, virtually via the internet at www.meetingcenter.io/270574750. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — CPB2020.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

Election of Directors – The Board of Directors recommends a vote FOR all nominees listed.
1. The election of twelve directors, each for a one-year term expiring at the 2021 Annual Meeting of Shareholders:
01 - Fabiola R. Arredondo
02 - Howard M. Averill
03 - John P. (JP) Bilbrey
04 - Mark A. Clouse
05 - Bennett Dorrance
06 - Maria Teresa (Tessa) Hilado
07 - Sarah Hofstetter
08 - Marc B. Lautenbach
09 - Mary Alice D. Malone
10 - Keith R. McLoughlin
11 - Kurt T. Schmidt
12 - Archbold D. van Beuren

Management Proposals – The Board of Directors recommends a vote FOR Proposals 2 and 3.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our Independent registered public accounting firm for fiscal 2021.

3. To vote on an advisory resolution to approve the fiscal 2020 compensation of our named executive officers, commonly referred to as “say on pay” vote.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

—	Internet – Go to www.envisionreports.com/cpb. Click Cast Your Vote or Request Materials.
—	Phone – Call us free of charge at 1-866-641-4276.
—	Email – Send an email to investorvote@computershare.com with “Proxy Materials Campbell Soup Company” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.
To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by November 8, 2020.